AGREEMENT AND PLAN OF MERGER

                          Dated as of January 26, 1995

                                     Among

                              KBLCOM INCORPORATED,

                               HOUSTON INDUSTRIES
                                 INCORPORATED,

                                TIME WARNER INC.

                                      And

                          TW KBLCOM ACQUISITION CORP.

                  AGREEMENT AND PLAN OF MERGER dated as of January 26, 1995 (this "Agreement"), among KBLCOM INCORPORATED, a Delaware corporation (the "Company"), HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Stockholder"), TIME WARNER INC., a Delaware corporation ("Parent"), and TW KBLCOM ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub").

                  WHEREAS the respective Boards of Directors of the Company, the Stockholder, Parent and Sub have approved the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), whereby each issued and outstanding share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned directly or indirectly by the Company or any Company Subsidiary (as hereinafter defined), will be converted into the right to receive the Merger Consideration (as hereinafter defined);

                  WHEREAS the Company, the Stockholder, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                  WHEREAS it is intended that the Merger shall constitute a "reorganization" for Federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");


                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
                                   ARTICLE I

                                   THE MERGER

                  SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease

                                       1

and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the seventh Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, unless another date or place is agreed to in writing by the parties hereto.

                  SECTION 1.03. EFFECTIVE TIME. At the time of the Closing, or as soon as practicable thereafter, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.


                                   ARTICLE II

                           THE SURVIVING CORPORATION

                  SECTION 2.01. CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The certificate of incorporation of Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that such certificate of incorporation may be amended at the Effective Time to change the name of the Surviving Corporation) until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                                       2

                  SECTION 2.02. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 2.03. OFFICERS. The officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation at the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                CONSTITUENT CORPORATIONS; MERGER CONSIDERATION;
                           EXCHANGE OF CERTIFICATES;
                     PURCHASE OF INTERCOMPANY INDEBTEDNESS

                  SECTION 3.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) CAPITAL STOCK OF SUB. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Surviving Corporation Common Stock.

                  (b) CONVERSION OF COMPANY COMMON STOCK. All of the issued and outstanding shares of Company Common Stock shall be converted into the right to receive (i) 1,000,000 (as such number may be adjusted from time to time pursuant to paragraph (c) of this Section 3.01, the "Common Share Number") fully paid and nonassessable shares of Parent Common Stock and (ii) 11,000,000 fully paid and nonassessable shares of Parent Preferred Stock (collectively, the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
                                       3

                  (c) The Common Share Number shall be adjusted from time to time after the date hereof and prior to the Effective Time for events described in Sections 3.6 and 3.7 of the Certificate of Designations as if (i) the references therein to the term "Conversion Rate" were instead references to the Common Share Number as in effect at the time (provided that the Conversion Price shall be appropriately adjusted as agreed by the parties) and (ii) the references therein to "Series D Stock" and "this Series" were instead to Company Common Stock (taking into account (and giving effect to) any right of election set forth in such Sections, including any right of election that would give such holders a right to receive a distribution (which distribution shall be treated as a Distribution for purposes of Section 3.03(b) hereof)).

                  SECTION 3.02. PURCHASE OF INTERCOMPANY INDEBTEDNESS. (a) (i) At the Closing, Parent shall purchase, at par, a principal amount of Intercompany Indebtedness equal to $1,241,725,000 less the Estimated Adjustment Amount. The purchase price for the Intercompany Indebtedness shall be payable at the Closing in immediately available funds to an account designated in writing by the Stockholder at least two Business Days prior to the Closing Date. The "Estimated Adjustment Amount" shall be the sum of (x) the Company's good faith estimate of the Company Adjustment Amount, as set forth in a certificate of the Company delivered to Parent not later than five Business Days prior to the Closing Date plus (y) Parent's good faith estimate of the Paragon Adjustment Amount, as set forth in a certificate of Parent delivered to the Company not later than five Business Days prior to the Closing Date.

                (ii) The "Company Adjustment Amount" shall be the amount equal to the following:

                           (A) Company Closing Indebtedness and Other
                  Liabilities;

                           (B) plus (I) Company Working Capital Deficit
                  or minus (II) Company Working Capital Balance, as applicable;

                           (C) plus (I) the Capital Expenditure Deficiency of
                  the Company or minus (II) the Capital Expenditure Excess of the Company, as applicable;

                                       4

                           (D) plus (I) the Inventory Deficiency or
                  minus (II) the Inventory Excess, as applicable;

                           (E) plus the Debt Prepayment Penalty;

                           (F) plus the Swap Termination Amount; and

                           (G) plus the amount of Company Severance and
                  Incentive Liabilities (insofar as such amounts can reasonably be calculated or estimated at the time of determination);

         in each case without duplication (each such amount set forth in clauses
         (A), (B)(I), (B)(II), (C)(I), (C)(II), (D)(I), D(II), (E), (F) and (G)
         above is referred to herein as a "Company Adjustment Factor", and the Company's good faith estimate of each Company Adjustment Factor is referred to herein as an "Estimated Company Adjustment Factor").

              (iii) The "Paragon Adjustment Amount" shall be the amount equal to the following:

                           (A) one-half of Paragon Closing Indebtedness
                  and Other Liabilities;

                           (B) plus (I) one-half of Paragon Working Capital
                  Deficit or minus (II) one-half of Paragon Working Capital Balance, as applicable; and

                           (C) plus (I) one-half of the Capital Expenditure
                  Deficiency of Paragon or minus (II) one-half of the Capital Expenditure Excess of
                  Paragon, as applicable;

         in each case without duplication (each such amount set forth in clauses
         (A), (B)(I), (B)(II), (C)(I) and (C)(II) above is referred to herein as a "Paragon Adjustment Factor", and Parent's good faith estimate of each Paragon Adjustment Factor is referred to herein as the "Estimated Paragon Adjustment Factor").

                (iv) Each Company Adjustment Factor and each Paragon Adjustment Factor is also referred to herein as an "Adjustment Factor" and each Estimated Company Adjustment Factor and each Estimated Paragon Adjustment Factor is also referred to herein as an "Estimated Adjustment Factor".
                                       5

                  (b) Prior to the Closing Date (including, if requested, prior to the date of delivery of the certificates referred to in this Section 3.02), the Stockholder shall cause the Company and Parent shall cause Paragon to provide each other with access to records, working papers and other information necessary to verify the calculation of the Estimated Adjustment Factors, in each case upon reasonable notice and during normal business hours.

                  (c) At the Closing and prior to the Effective Time, the Stockholder shall make a capital contribution to the Company of all Intercompany Indebtedness not purchased by Parent pursuant to Section 3.02(a).

                  (d) At the Closing and prior to the Effective Time, the Company shall cancel or cause to be cancelled, all Indebtedness and payables owed by the Stockholder and its Affiliates (other than the Company and the Company Subsidiaries) to the Company or any Company Subsidiary.

                  SECTION 3.03. EXCHANGE OF CERTIFICATES; DELIVERY OF PARENT PREFERRED STOCK AND PARENT COMMON STOCK; PAYMENT OF ANY DISTRIBUTIONS. (a) At the Closing, (i) Parent shall issue and deliver to the Stockholder one or more certificates for the number of shares of Parent Common Stock and Parent Preferred Stock into which the Company Common Stock is converted in accordance with Section 3.01 and (ii) the Stockholder shall surrender to Parent all certificates that, immediately prior to the Effective Time, represented Company Common Stock.

                  (b) In the event that (i) Parent shall make a distribution to the holders of Parent Common Stock of the type that would require a distribution to holders of Parent Preferred Stock pursuant to Section 2.3 or 3.7 of the Certificate of Designations (assuming the Parent Preferred Stock were outstanding) (a "Distribution") and (ii) the record date or (if there shall not be a record date) effective date for the Distribution shall occur after the date hereof and prior to the Effective Time, Parent shall, at the Effective Time (or if the date for payment of the Distribution is after the Effective Time, on the date of payment) pay to the Persons who become record holders of Parent Common Stock and Parent Preferred Stock at the Effective Time the amounts and kinds of assets or capital stock or other securities that such Persons would have been entitled to receive had such Persons been record holders of such Parent Common Stock and Parent Preferred Stock on the
                                       6

relevant record date or effective date for the Distribution (taking into account (and giving effect to) any right of election of such Person). The foregoing shall not affect Parent's obligations under Sections 5.04, 6.02 and 6.13.

                  SECTION 3.04. RECONCILIATION OF ADJUSTMENT AMOUNT. (a) Within 90 days after the Closing Date, Parent shall prepare, with the assistance of the Stockholder and the Company, and deliver to the Stockholder a statement (the "Statement") setting forth Parent's good faith determination of the Adjustment Amount, including the Adjustment Factors (PROVIDED that the Company Adjustment Amount shall be determined on the basis of accounting policies that are consistent with those employed by the Company for purposes of determining the Company Estimated Adjustment Amount and the Paragon Adjustment Amount shall be determined on the basis of accounting policies that are consistent with those employed by Parent for purposes of determining the Paragon Estimated Adjustment Amount (in each case subject to the requirements of this Agreement)). During the 60-day period following delivery of the Statement to the Stockholder, Parent shall provide the Stockholder with access during normal business hours to any books, records, working papers or other information reasonably necessary or useful in the review of the Statement and the calculation of the Adjustment Amount to enable the Stockholder to verify the accuracy of the Statement. The Statement shall become final and binding upon all parties hereto on the sixty-first day following delivery thereof (without counting such day of delivery) to the Stockholder unless the Stockholder gives written notice of disagreement with the Statement (a "Notice of Disagreement") to Parent prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and relate solely to the review of the Statement and the calculation of the Adjustment Amount.

                  (b) If a Notice of Disagreement is given by the Stockholder in a timely manner, then the Statement shall become final and binding upon all parties hereto on the earlier of (x) the date the Stockholder and Parent resolve in writing any differences they may have with respect to all matters specified in the Notice of Disagreement and (y) the date all disputed matters are finally resolved in writing by the Arbitrator (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Parent and the Stockholder shall seek in good faith to resolve any differences which they may have with respect to any matter
                                       7

specified in the Notice of Disagreement and each shall provide the other with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation or calculation of (i) the Estimated Adjustment Amount, including each Estimated Adjustment Factor, (ii) the Adjustment Amount, including each Adjustment Factor, (iii) the Statement,
(iv) any Notice of Disagreement, or (v) otherwise with respect to any thereof. At the end of such 30-day period if there has been no resolution of the matters specified in the Notice of Disagreement, Parent and the Stockholder shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters arising under this Section which remain in dispute. The Arbitrator shall be Coopers & Lybrand, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Parent and the Stockholder. The Arbitrator shall render a decision resolving the matters submitted to the Arbitrator within 30 days following submission thereto (or as soon thereafter as reasonably practicable). The fees and expenses of the Arbitrator pursuant to this Agreement shall be borne 50% by Parent and 50% by the Stockholder.

                  (c) Within five Business Days after the Statement becomes final and binding upon the parties, the following shall occur:

                  (i) if the Adjustment Amount is less than the Estimated Adjustment Amount, Parent shall pay to the Stockholder an amount equal to the excess of the Estimated Adjustment Amount over the Adjustment Amount; and

                (ii) if the Adjustment Amount is greater than the Estimated Adjustment Amount, the Stockholder shall pay to Parent an amount equal to the excess of the Adjustment Amount over the Estimated Adjustment Amount.

                  (d) All payments pursuant to this Section 3.04 shall be by wire transfer of immediately available funds to an account designated by the recipient at least two Business Days prior to the date of payment.

                                       8

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder each represents and warrants to Parent and Sub as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Stockholder, the Company and each Company Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Each of the Stockholder, the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would be immaterial as to amount and significance to the operations or Company System to which they relate. The Company has delivered or made available to Parent complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws or other organizational documents of the Company Subsidiaries, in each case as amended to the date of this Agreement.

                  (b) COMPANY SUBSIDIARIES AND NON-SUBSIDIARY EQUITY INVESTMENTS, INCLUDING PARAGON. (i) Section 4.01(b)(i) of the Disclosure Schedule, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "Disclosure Schedule"), lists as of the date hereof each Company Subsidiary, the percentage of the Company's ownership of each Company Subsidiary and the identity and percentage ownership of all other Persons with equity interests in such Company Subsidiary. The Stockholder will disclose in writing to Parent all changes to such information of which it has knowledge occurring subsequent to the date hereof and prior to the Effective Time. Except as set forth in Section 4.01(b)(i) of the Disclosure Schedule, all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Company

                                       9

Subsidiaries or by the Company and one or more Company Subsidiaries, free and clear of all Liens. Except as set forth in Section 4.01(b)(i) of the Disclosure Schedule, all of the ownership interests in each Company Subsidiary that is a partnership are duly authorized, validly issued and fully paid (with respect to general partnership interests, only to the extent required at the date this representation is made) and are owned by the Company, by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, free and clear of all Liens.

                (ii) Section 4.01(b)(ii) of the Disclosure Schedule sets forth, as of September 30, 1994, the book value of each such Non-Subsidiary Equity Investment and the nature and, to the knowledge of the Company or the Stockholder, the percentage of the Company's ownership of each such Non-Subsidiary Equity Investment. Except as set forth in Section 4.01(b)(ii) of the Disclosure Schedule, the shares of capital stock, the partnership interests or the other equity interests, as applicable, of each Non- Subsidiary Equity Investment that are owned by the Company or a Company Subsidiary are owned free and clear of any Liens (other than changes therein occurring after the date hereof and prior to the Effective Time that are permitted under Section 5.01 hereof).

              (iii) The Company is in compliance in all material respects with the provisions of the partnership agreement of Paragon.

                  (c) CAPITAL STRUCTURE. (i) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. All the shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are held by the Company as treasury shares, and no shares of Company Preferred Stock are issued and outstanding. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and no rights exist to acquire any capital stock of the Company or any Company Subsidiary. There are no outstanding stock appreciation rights, phantom stock rights or other similar instruments or obligations of the Company or any Company Subsidiary the value of which depends, in whole or in part, on the value of any of the Company's capital stock, any of the capital stock of the Company Subsidiaries or the financial or business performance or asset value of the Company or any Company
                                       10

Subsidiary. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

                (ii) Except as set forth in Schedule 4.01(c)(ii) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.01(c)(ii) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

                  (d) AUTHORITY; NONCONTRAVENTION. (i) Each of the Company and the Stockholder has the requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by each of the Company and the Stockholder, as applicable, and the consummation by each of the Company and the Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Stockholder, as applicable. The Stockholder has approved this Agreement and the transactions contemplated hereby, and no further action to approve this Agreement and such transactions is necessary on the part of the holders of the Company Common Stock. This Agreement has been duly executed and delivered by each of the Company and the Stockholder and constitutes a valid and binding obligation of the Company and the Stockholder, enforceable against the Company and the Stockholder in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or

                                       11

similar laws affecting creditors' rights generally and (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Transaction Document has been duly authorized by the Stockholder and, upon its execution and delivery by the parties thereto (pursuant to due authorization by the other parties), will constitute a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as aforesaid.

                (ii) Except as set forth in Section 4.01(d)(ii) of the Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents and compliance with the provisions of this Agreement and each of the Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company, any Company Subsidiary or the Stockholder under any of the following:

                  (A) the certificate of incorporation or by-laws of the Company, the Stockholder or the comparable charter or organizational documents of any of the Company Subsidiaries;

                  (B) any Third-Party Contract of the Company, any Company Subsidiary or the Stockholder; or

                  (C) subject to the governmental filings and other matters referred to in paragraph (iii) below, any Company Franchise or Company Permit or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Company Subsidiary, the Stockholder or their respective properties or assets (other than Paragon and its Subsidiaries and their respective properties or assets);

other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) impair in any
                                       12

material respect or materially delay the ability of the Company or the Stockholder to perform its obligations under this Agreement or (y) prevent, materially delay or make unduly burdensome the consummation of any of the transactions contemplated by this Agreement.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by the Company, the Company Subsidiaries or the Stockholder in connection with the execution and delivery of this Agreement by the Company or the Stockholder or the consummation by the Company or the Stockholder of the transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the HSR Act, (II) the filing with the SEC by the Stockholder of such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (IV) approvals of Governmental Entities, which approvals are listed in
Section 4.01(d)(iii) of the Disclosure Schedule, (V) consents, approvals, orders, authorizations, registrations, declarations and filings arising as a result of matters relating primarily to Parent and its Affiliates and (VI) consents, approvals, orders or authorizations of, or registrations, declarations and filings with any Governmental Entities that are immaterial as to amount and significance to the operations or Company System to which they relate and can reasonably be expected to be obtained on a routine basis in the ordinary course of business.

                  (e) FINANCIAL STATEMENTS. Section 4.01(e) of the Disclosure Schedule sets forth (A)(1) the unaudited consolidated balance sheet of the Company and its subsidiaries as of each of December 31, 1992 and December 31, 1993, and (2) the unaudited statements of consolidated operations, consolidated stockholder's equity and consolidated cash flows of the Company and its subsidiaries for the years then ended, (B)(1) the audited consolidated balance sheet of KBL and its subsidiaries as of each of December 31, 1992 and December 31, 1993 and (2) the audited statements of consolidated operations, consolidated stockholder's equity and consolidated cash flows of KBL and its subsidiaries for the years then ended, (C)(1) unaudited
                                       13

consolidated balance sheets of the Company and its subsidiaries and of KBL and its subsidiaries as of September 30, 1994, and (2) the unaudited statements of consolidated operations and consolidated cash flows of the Company and its subsidiaries and KBL and its subsidiaries, in each case for the year-to-date period then ended, together with in the case of the financial statements referred to in clauses (A) and (B), the notes to such financial statements and, in the case of the audited financial statements, the report of the independent auditors thereon (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements", and the unaudited consolidated balance sheet of the Company and its subsidiaries and the unaudited consolidated balance sheet of KBL and its subsidiaries as of September 30, 1994, collectively, the "Balance Sheets"). The Financial Statements and the Periodic Financial Statements have been or shall be prepared in conformity with GAAP (except in the case of the Financial Statements as at and for the period ending September 30, 1994 (and any Periodic Financial Statements covering an interim period) for normal year-end adjustments and the absence of notes) consistently applied (except as indicated in the notes thereto) and fairly present the consolidated financial condition and results of operations and cash flows of the Company and its subsidiaries and of KBL and its subsidiaries, as of the respective dates thereof and for the respective periods indicated. Notwithstanding the foregoing, (i) no representation or warranty as to the Financial Statements (including the Balance Sheets) is made with respect to information contained therein to the extent that such information is derived from the financial statements of Paragon and (ii) any materiality standard determined with reference to GAAP shall be made as if the Paragon financial information were not included in the Financial Statements. For purposes of this paragraph, "subsidiaries" means those entities required by GAAP to be consolidated for financial reporting purposes.

                  (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 4.01(f) of the Disclosure Schedule, since September 30, 1994, the Company has, in all material respects, conducted its business only in the ordinary course, and there has not been (i) any Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, except as permitted under Section

                                       14

5.01 hereof with respect to events occurring after the date hereof and prior to the Effective Time, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of the Company Subsidiaries to any executive officer of the Company or any of the Company Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of September 30, 1994, (B) any granting by the Company or any of the Company Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of September 30, 1994, or (C) any entry by the Company or any of the Company Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or other similar loss, whether or not covered by insurance, that has or could reasonably be expected to have a Company Material Adverse Effect or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP and described in Section 4.01(f) of the Disclosure Schedule (or, in the case of changes required by GAAP that arise after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent).

                  (g) LITIGATION. Except as disclosed in Section 4.01(g) of the Disclosure Schedule, as of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of the Company or the Stockholder, overtly threatened, against any of the Company, any Company Subsidiary, the Stockholder or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have an adverse effect on the business, properties, condition or results of operations of the Company (other than suits, actions or proceedings which are immaterial as to amount and significance to the operations or Company Systems to which they relate), (ii) impair in any material respect, or materially delay, the ability of the Company or the Stockholder to perform its obligations under this Agreement, any Transaction Document or the Joint Venture Agreement or (iii) prevent, materially delay or make unduly burdensome the consummation of any of
                                       15

the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity (other than Franchises) or arbitrator outstanding that is directed against the Company or any of the Company Subsidiaries that has, or is reasonably likely to have, any effect referred to in the foregoing clauses (i)-(iii).

                  (h) BENEFIT PLANS. Section 4.01(h) of the Disclosure Schedule sets forth each collective bargaining agreement and each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding), currently maintained by or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary and providing benefits to any current or former employee, officer or director of the Company or any of the Company Subsidiaries (collectively, "Benefit Plans"), other than Benefit Plans or amendments thereto entered into after the date hereof and prior to the Effective Time which are permitted under Section 5.01(k) of this Agreement and disclosed in writing to Parent). Except as disclosed in Section 4.01(h) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of the Company Subsidiaries and any current or former officer or director of the Company or any of the Company Subsidiaries under which there will be unperformed obligations as of the Effective Date.

                  (i) ERISA COMPLIANCE. (i) The Company has delivered or made available to Parent true, complete and correct copies of all Benefit Plans that are in effect on the date hereof, including "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other Person (other than Paragon or its Subsidiaries), that together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of the Company Subsidiaries. The Company has delivered
                                       16

or made available to Parent true, complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any Benefit Plan.

                (ii) Except as disclosed in Section 4.01(i)(ii) of the Disclosure Schedule, each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, the Company Subsidiaries and any Benefit Plans subject to ERISA are each in compliance in all material respects with applicable provisions of ERISA and the Code.

              (iii) Except as disclosed in Section 4.01(i)(iii) of the Disclosure Schedule, all Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company or the Stockholder, has revocation been overtly threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                (iv) No Pension Plan that the Company or any of the Company Subsidiaries maintains, or to which the Company or any of the Company Subsidiaries is obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA, collectively, the "Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent, rather than the assumptions prescribed by Section 4001(a)(18) of ERISA, and neither the Company nor the Stockholder is aware of any existing facts or circumstances that would materially change the funded status of any such Benefit Plans. None of the Pension Plans has an "accumulated funding deficiency" (as

                                       17

such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan.

                  (v) To the knowledge of the Company and the Stockholder, none of the Company, any of the Company Subsidiaries, any officer of the Company or any of the Company Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of the Company Subsidiaries or any officer of the Company or any of the Company Subsidiaries to any material Tax or penalty under ERISA, the Code or other applicable law. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA but excluding any events with respect to which the reporting obligation has been waived by a Governmental Entity) with respect thereto, during the last five years with respect to which the Company or any Company Subsidiary has any continuing liability.

                (vi) Neither the Company nor any Commonly Controlled Entity has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any of the Multiemployer Pension Plans that could lead to the imposition of any withdrawal liability under Section 4201 of ERISA; and no action has been taken that alone or with the passage of time could result in either a partial or complete withdrawal by any Commonly Controlled Entity in respect of any such plan.

              (vii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Section 4.01(i)(vii) of the Disclosure Schedule, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of
                                       18

Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of the Company Subsidiaries on or at any time after the consummation of the Merger.

              (viii) No Commonly Controlled Entity has incurred any material liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due), which liability has not been fully paid as of the date hereof.

                  (j) TAXES. (i) The Company and each of the Company Subsidiaries has timely filed all Federal income tax returns and reports and all other material Tax returns and reports required to be filed by them, either on a separate or combined or consolidated basis. All such returns are complete and correct in all material respects. Each of the Company and the Company Subsidiaries has paid (or the Stockholder or the Company has paid on its behalf) all Taxes shown as due on such returns and all material Taxes for which no return was required to be filed.

                (ii) Except as set forth in Section 4.01(j)(ii) of the Disclosure Schedule, as of the date hereof, and, with respect to matters arising after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, no material deficiencies for any Taxes have been asserted, proposed or assessed against or with respect to the Company or any of the Company Subsidiaries that have not been paid or otherwise settled, and no requests for waivers of the time to assess any such Taxes are pending. The Federal income tax returns of the Company and each of the Company Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service or are closed under the statute of limitations for all years through 1986.

              (iii) Neither the Company nor any of the Company Subsidiaries will be required to include any amount in its income or exclude any amount from its deductions the Closing Date by reason of a change in method of accounting or use of the installment method of accounting in any Pre-Closing Tax Period. The merger of Sub with and into the Company will not cause any recognition of gain or income to the Company or any of the Company Subsidiaries under any provision of Federal, state or local income or franchise tax law.

                                       19

                (iv) Except as set forth in Section 4.01(j)(iv) of the Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to or is bound by any agreement, arrangement or practice with respect to Taxes (including any Tax sharing agreements with the Stockholder or any of the Stockholder's other Affiliates, or with any Taxing Authority). The Company has delivered or made available to Parent complete and accurate copies of any such written agreement, arrangement or practice, and complete and accurate descriptions of any such oral agreement, arrangement or practice.

                  (k) NO EXCESS PARACHUTE PAYMENTS. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), except for payments to be made by the Stockholder.

                  (l) BROKERS; BROKERS' FEES AND EXPENSES. No broker, investment banker, financial advisor or other Person, other than CS First Boston Corporation, the fees and expenses of which will be paid by the Stockholder, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (m) CONTRACTS; LOAN INSTRUMENTS. (i) Except as disclosed in
Section 4.01(m)(i) of the Disclosure Schedule (and, in the case of contracts and agreements arising after the date hereof and prior to the Effective Time, which are not prohibited by Section 5.01 of this Agreement and are disclosed in writing to Parent) or as described in Section 4.01(p), there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole. Except for violations or defaults that arise in connection with the consummation of the transactions contemplated by this Agreement or as described in Section 4.01(p), neither the Company nor any Company Subsidiary is in material violation of or in default under
                                       20

(nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) (A) any loan or credit agreement, note, bond, mortgage, indenture, financing lease or other debt instrument or agreement or (B) any other contract, agreement, arrangement or understanding (the items referred to in clauses (A) and (B) above being collectively referred to herein as "Contracts"), to which it is a party or by which it or any of its properties or assets is bound (exclusive of any Contracts that are immaterial as to amount and significance to the operations or Company System to which they relate and are routinely entered into in the ordinary course of business).

                  (ii) Set forth in Section 4.01(m)(ii) of the Disclosure
Schedule is (A) a list of all Loan Instruments pursuant to which as of a date within 30 days of the date hereof any Indebtedness of the Company or any of the Company Subsidiaries in an aggregate principal amount in excess of $50,000 is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement. The aggregate amount outstanding under Loan Instruments of the Company and the Company Subsidiaries as of the date hereof that is not referred to in Section 4.01(m)(ii) of the Disclosure Schedule is not in excess of $250,000.

              (iii) Set forth in Section 4.01(m)(iii) of the Disclosure Schedule are all contracts in effect as of the date of this Agreement between the Company or any Company Subsidiary and any cable programming service or broadcast television station (including oral contracts, courses of dealing or arrangements), together with the expiration date, cost and station or programming service or services covered for each such contract (except to the extent that the disclosure of the foregoing information is prohibited under confidentiality provisions binding on the Company or any Company Subsidiary). Except as set forth in Section 4.01(m)(iii) of the Disclosure Schedule, the Company and the Company Subsidiaries have all contracts related to programming and retransmission as are necessary for the conduct of the business and operations of the Company Systems as presently conducted (including oral contracts, courses of dealing and arrangements where, notwithstanding the expiration of any written agreement, the Company is obtaining the service and has no reason to believe that such oral contract, course of dealing or arrangement will be terminated or materially changed) and, except for waivers or

                                       21

consents which have not been obtained that are necessary in connection with the consummation of the transactions contemplated by this Agreement, the Company is not in default in any material respect of its obligations under any such contracts.

                  (iv) The Company has delivered or caused to be delivered to Parent true and correct copies of (i) the partnership agreement (the "Minneapolis Partnership Agreement") of KBL Cablesystems of Minneapolis Limited Partnership ("KBL Minneapolis") and (ii) the most recent Offer by the General Partners of KBL Minneapolis to purchase the limited partnership units thereof. Except as set forth in Section 4.01(m)(iv) of the Disclosure Schedule, there are no agreements, letters or other documents binding on the Company or any Company Subsidiary amending, modifying or interpreting the Minneapolis Partnership Agreement.

                  (n) TITLE TO PROPERTIES. (i) Section 4.01(n)(i) of the Disclosure Schedule sets forth as of the date of this Agreement all real property (other than real property that is immaterial as to amount and significance to the operation or Company System to which it relates) owned in fee or leased by the Company or any Company Subsidiary (including the street address thereof), together with, in the case of owned real estate, a listing of all title insurance carried with respect to such real estate. Each of the Company and each Company Subsidiary has good title to, or valid leasehold interests in, all its material properties except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted. All such material properties, other than properties in which the Company or any Company Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted and except for Liens included in Section 4.01(n)(i) to the Disclosure Schedule.

                  (ii) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all real property leases to which it is a party and under which it is in occupancy (other than (A) leases which
                                       22

have expired in accordance with their respective terms and which can reasonably be expected to be renewed or replaced in the ordinary course of business and (B) leases that are immaterial as to amount and significance to the operations or Company System to which they relate and are routinely entered into in the ordinary course of business), and all such leases are in full force and effect (other than leases excluded under clause (B) above and leases under which third parties have defaulted where neither the Company nor the Stockholder has knowledge of such default). Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such leases (other than leases excluded under clause (B) above).

                  (o) COMPLIANCE WITH APPLICABLE LAWS. (i) Except as set forth in Section 4.01(o)(i) of the Disclosure Schedule or as described in Section 4.01(p), each of the Company and each Company Subsidiary holds all Company Permits as are necessary for it to own, lease or operate its properties and assets, including the Company Systems, and to carry on its business as now conducted (other than any Company Permits that are immaterial as to amount or significance to the operations or Company System to which they relate and can reasonably be expected to be obtained on a routine basis in the ordinary course of business). Except for violations occurring as a result of the transactions contemplated hereby, the Company and the Company Subsidiaries are in compliance in all material respects with the terms of the Company Permits (other than those referred to in the last parenthetical of the immediately preceding sentence). Except as set forth in Section 4.01(o)(i) of the Disclosure Schedule or as described in Section 4.01(p) and except for violations which are immaterial as to amount and significance to the operations or Company Systems to which they relate and can reasonably be expected to be resolved in the ordinary course of business, (x) the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and (y) neither the Company nor the Stockholder has any knowledge of any written claim to the contrary (except that this sentence shall not be applicable to any Rate Laws, Rate Practices or Rate Proceedings). Except as set forth in Section 4.01(o)(i) or 4.01(s) of the Disclosure Schedule, as described in Section 4.01(p)(i) or (ii) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, as otherwise disclosed in writing to Parent, no investigation or review by any Governmental Entity with
                                       23

respect to the Company or any Company Subsidiary is pending, or, to the knowledge of the Company or the Stockholder, overtly threatened (other than any investigations or reviews (A) the results of which would reasonably be expected to be immaterial as to amount and significance to the operations or Company System to which they relate or (B) resulting from filings made and consents or approvals sought to effect the transactions contemplated by this Agreement).

                  (ii) Each of the Company and the Company Subsidiaries has made all material submissions (including registration statements) required under the Communications Act and the applicable rules and regulations thereunder. The Company has made available to Parent copies of each such submission since January 1, 1992.

                (iii) (A) Except as set forth in Section 4.01(o)(iii) of the Disclosure Schedule, the Company and the Company Subsidiaries are in material compliance with all Environmental Laws, and hold and are in material compliance with all applicable Environmental Permits.

                  (B) As of the date hereof, and, with respect to notices received after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither of the Company nor any of the Company Subsidiaries has received any written notice from any Governmental Entity that alleges that the Company or any Company Subsidiary is in violation in any material respect with any Environmental Laws or Environmental Permits.

                  (C) As of the date hereof, and, with respect to decrees or orders entered into after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither the Company nor any of the Company Subsidiaries has entered into or agreed to any court decree or order and is not subject to any judgment, decree or order naming the Company or any Company Subsidiary relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law, which in any such case is still outstanding and continuous in effect.

                  (D) No Lien that could reasonably be expected to give rise to a material liability pursuant to any Environmental Law has been attached, asserted, or to the knowledge of the Company or the Stockholder, threatened to

                                       24


be attached or asserted, to or against any real or personal property of the Company or any of the Company Subsidiaries.

                  (E) Except as set forth in Section 4.01(o)(iii) of the Disclosure Schedule, there has been no Release of Hazardous Substances on any property owned, operated or leased by the Company or any of the Company Subsidiaries, except for (1) Releases in compliance with Environmental Laws or
(2) Releases which, individually or in the aggregate, would not reasonably be expected to give rise to a liability that is material in amount or significance to the operations or Company System to which they relate.

                  (F) As of the date hereof, and, with respect to matters arising after the date hereof and prior to the Effective Time, except as disclosed in writing to Parent, neither the Company nor any of the Company Subsidiaries has received a CERCLA 104(e) information request or has received notice that it has been named a potentially responsible party at any site included on the Federal National Priorities List (as such term is defined under Environmental Law) or any site listed for investigation or remediation under any analogous state law.

                  (G) Except as disclosed in Section 4.01(o)(iii) of the Disclosure Schedule, (1) there are no above-ground or underground storage tanks on, under or about property owned, operated or leased by the Company or any of the Company Subsidiaries and (2) any former above-ground or underground tanks on such property have been removed in accordance with Environmental Law and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (H) Except as disclosed in Section 4.01(o)(iii) of the Disclosure Schedule, there are no polychlorinated biphenyls in any article, container or equipment located on, under or about property owned, operated or leased by the Company or any of the Company Subsidiaries (excluding any article, container or equipment owned by or under the control of a utility company or a party unrelated to the Company) and there is no asbestos-containing material at, on, under or within such properties, in either case at levels or in a condition requiring removal, treatment or remediation under applicable Environmental Laws (on the basis of the manner in which such properties are used by the Company or the relevant Company Subsidiary).
                                       25

                  (p) COMPANY FRANCHISES. (i) Section 4.01(p)(i) of the Disclosure Schedule sets forth or identifies (A) each Company Franchise as of the date of this Agreement, (B) the Company Systems in respect of each such Company Franchise, (C) the expiration date of each such Company Franchise, (D) all guarantees of the Stockholder that relate to obligations under Company Franchises or, to the knowledge of the Company or the Stockholder, Paragon Franchises and (E) any provisions or arrangements that provide for a buyout of a Company System or portion thereof at the option of the grantor of the Company Franchise or a right of first refusal or similar right.

                (ii) Except as set forth in Section 4.01(p)(ii) of the Disclosure Schedule and except as they relate to the transactions contemplated hereby, (A) there are no applications by the Company outside the ordinary course in connection with the Company Franchises or proceedings pending or, to the knowledge of the Company or the Stockholder, overtly threatened before any Governmental Entity relating to Company Franchises, other than (x) pending rate complaints filed with the FCC or other Governmental Entities by subscribers or franchising authorities as to which the Company or the Stockholder has knowledge, copies of which have been made available to Parent, and (y) proceedings which affect the cable television industry generally; (B) no Governmental Entity that has issued a Company Franchise has notified the Company or the Stockholder in writing in the past twelve months of its intention to exercise any rights to purchase the Company Systems or any portion thereof subject to such Company Franchise and no discussions are continuing as to any such rights; (C) the operations of the Company Systems are in material compliance with the requirements of the Company Franchises; (D) the Company Franchises listed in Section 4.01(p)(i) of the Disclosure Schedule were validly and lawfully issued and are in full force and effect and their respective terms have not expired, except for Company Franchises that, although beyond their stated term, have been extended on an interim basis pending negotiation of a definitive renewal franchise agreement (which facts, to the extent existing on the date hereof, are set forth on Section 4.01(p)(ii) of the Disclosure Schedule or, to the extent arising after the date hereof and prior to the Effective Time, are disclosed in writing to Parent) and can reasonably be expected to be renewed on commercially reasonable terms from the point of view of the operator; and (E) assuming due authorization and issuance of such Company

                                       26

Franchise by the applicable Governmental Entity, each Company Franchise constitutes the legal, valid and binding agreement of the Company or any of the Company Subsidiaries to which it is applicable.

              (iii) The Company has made available to Parent true and complete copies of all Company Franchises, including all amendments thereto and interpretive letters addressed to the Company or any of the Company Subsidiaries in respect thereof, and, to the knowledge of the Company or the Stockholder, true and complete written summaries of all oral agreements and understandings in respect of any Company Franchise that are binding on the Company or a Company Subsidiary.

                (iv) To the knowledge of the Company or the Stockholder, there is no basis for the non-renewal of any Company Franchise for the provision of cable television service, and no Governmental Entity has asserted any such claim in writing, except in either case for allegations based upon any of the transactions contemplated hereby.

                  (q) COMPANY SYSTEMS. Section 4.01(q) of the Disclosure Schedule sets forth each Company System and the following in respect thereof as of September 30, 1994: (i) the approximate number of Homes Passed, (ii) the approximate number of miles of installed cable, (iii) the number of Individual Subscribers (within a one percent margin of error), (iv) the minimum channel and MHZ capacity, (v) the must-carry/retransmission status of each station carried by such Company System, (vi) the stations and signals carried by such Company System and the channel position of each such signal and station and (vii) the Basic Subscriber Rate.

                  (r) OVERBUILDS. Except as set forth in Section 4.01(r) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent by the Company, and except for SMATV operations or construction programs, to the knowledge of the Company or the Stockholder, since January 1, 1993, (i) no other Person has applied for a franchise or other authorization to operate a cable television system, MMDS, video dialtone service or other multi-channel video programming service in the Franchise Areas of the Company Systems; and (ii) no construction programs are being undertaken by other Persons to construct a cable television system, MMDS or other multi-

                                       27

channel video programming service in the Franchise Areas of the Company Systems. Except as set forth in Section 4.01(r) of the Disclosure Schedule, as of the date hereof, there are no existing overbuilds of the Company Systems in the areas covered by any of the Company Franchises.

                  (s) RATE REGULATION. (i) The Company has filed all rate regulation forms required to be filed since October 1, 1993, with the FCC and/or the appropriate franchising authority for each of the Company Systems that is required to file such forms. The Company has made available to Parent true and complete copies of such forms, and has delivered to Parent a list of all Franchise Areas that are certified to regulate rates pursuant to the laws and regulations of the FCC and a list of all Franchise Areas in which a complaint regarding cable programming services has been filed with the FCC. All factual statements made by or on behalf of a Company System in any such form are, in all material respects, accurate and complete.

                (ii) Except as set forth in Section 4.01(s) of the Disclosure Schedule or, with respect to matters arising after the date hereof and prior to the Effective Time, otherwise disclosed in writing to Parent, no Company System has received any written notice from any Governmental Entity of its intent to
(A) assert jurisdiction to regulate the subscriber rates of such Company System or (B) investigate such rates or business practices, pursuant to a subscriber complaint or otherwise, including under any state or local so-called consumer protection, trade practice or other similar law, or any other statute, law, ordinance, rule or regulation.

                  (t) INTELLECTUAL PROPERTY. (i) Section 4.01(t) of the Disclosure Schedule sets forth as of the date of this Agreement a list of the Intellectual Property of the Company and the Company Subsidiaries (other than Intellectual Property that is immaterial as to amount or significance to the operations or Company System to which it relates), specifying, where applicable,
(A) the title thereof, (B) the registration or application number thereof, (C) the record owner thereof and (D) the jurisdictions in which such Intellectual Property has been issued or registered, or in which an application for such issuance or registration has been filed. Each of the Company and each the Company Subsidiary has sufficient right, title and interest in and to all Intellectual Property (other than as specified above) used in its business to conduct its business as it is
                                       28

presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights in any material respect.

                (ii) The Company has timely filed with the U.S. Copyright Office all required Statements of Account in true and correct form and has paid when due all copyright royalty fee payments in the correct amount.

                  (u) TRANSACTIONS WITH AFFILIATES. Except as set forth in
Section 4.01(u) of the Disclosure Schedule or in the Financial Statements, there are no agreements, contracts or other arrangements between the Company or any of the Company Subsidiaries, on the one hand, and the Stockholder or any of its Subsidiaries (other than the Company or any Company Subsidiary), on the other hand, and, except as set forth in Section 4.01(u) of the Disclosure Schedule, none of such agreements, contracts or other arrangements will continue in effect after the Closing Date. Except as set forth in Section 4.01(u) of the Disclosure Schedule or contemplated by Section 3.02 of the Stockholder's Agreement and except for the ownership of the Parent Common Stock and Parent Preferred Stock issued hereunder or otherwise contemplated by the Stockholder's Agreement, after the Closing Date none of the Stockholder nor any Subsidiary thereof and no present or former officer, director or employee of the Stockholder or any Subsidiary thereof has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and the Company Subsidiaries (or the Surviving Corporation and its Subsidiaries) and none of the Stockholder or any of its Subsidiaries has any direct or indirect ownership interest in any Person (other than through the Company or any of the Company Subsidiaries) with which the Company or any of the Company Subsidiaries competes or has a business relationship. Section 4.01(u) of the Disclosure Schedule sets forth as of the date of this Agreement a description of all services provided by the Stockholder to the Company and any of the Company Subsidiaries.

                  SECTION 4.02. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent and Sub as follows:

                  (a) SHARE OWNERSHIP. The Stockholder is the owner, beneficially and of record, of all of the shares of Company Common Stock and holds good and valid title to such
                                       29

Company Common Stock free and clear of all Liens. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock of the Company.

                  (b) INVESTMENT. The Stockholder is acquiring the Parent Common Stock and the Parent Preferred Stock for investment and is not acquiring such Parent Common Stock and Parent Preferred Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (c) NON-FOREIGN STATUS. For purposes of withholding under
Section 1445 of the Code, the Stockholder represents that it is not a "foreign person" as defined in Section 1445(f)(3) of the Code. The Stockholder shall provide to Parent prior to the Closing Date a certificate or an affidavit necessary to substantiate exemption from such withholding.

                  SECTION 4.03. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub each represents and warrants to the Company and the Stockholder as follows:

                  (a) ORGANIZATION, STANDING AND CORPORATE POWER. (i) Parent and each of its Subsidiaries (including Sub) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

                (ii) The Subsidiaries of Parent that are partners in Paragon are in compliance in all material respects with the provisions of the partnership agreement of Paragon and the TWE Management Agreement.

                                       30

                  (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 750,000,000 shares of Parent Common Stock and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share (the "Additional Parent Preferred Stock"). As of the close of business on November 30, 1994, 379,254,613 shares (excluding 45,677,131 shares held by Parent in its treasury (or by a wholly owned subsidiary of Parent)) of Parent Common Stock were outstanding. As of the date hereof, 962,068 shares of Additional Parent Preferred Stock are outstanding (consisting entirely of Series B 6.40% Preferred Stock), and as of the close of business on November 30, 1994, 4,000,000 shares of Series A Participating Cumulative Preferred Stock were reserved for issuance pursuant to the Rights Agreement dated as of January 20, 1994, between Parent and Chemical Bank as Rights Agent. As of December 31, 1993, Parent had reserved (i) 66,197,497 shares of Parent Common Stock for issuance upon the conversion of 8.75% convertible subordinated debentures, zero coupon convertible notes and other convertible securities of Parent, and (ii) 72,953,537 shares of Parent Common Stock for issuance upon the exercise of outstanding options to purchase shares of Parent. All outstanding shares of capital stock of Parent have been, and at the Closing Date the Parent Common Stock and Parent Preferred Stock to be issued hereunder will be, duly authorized, validly issued and fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and have not been, and on the Closing Date will not be, issued in violation of any Federal or state securities laws. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

                  (c) AUTHORITY; NONCONTRAVENTION. (i) Each of Parent and Sub has the requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents by each of Parent and Sub, as applicable, and the consummation by each of Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and, in the case of this Agreement, Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a

                                       31

valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Each Transaction Document has been duly authorized by Parent and, upon its execution and delivery by the parties thereto (pursuant to due authorization by the other parties) will constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as aforesaid.

                (ii) The execution and delivery of this Agreement and each of the Transaction Documents does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents and compliance with the provisions of this Agreement and each of the Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under any of the following:

                  (A) the certificate of incorporation or by-laws of Parent or the comparable charter or organizational documents of any Subsidiary of Parent;

                  (B) any Third-Party Contract of Parent or one of its Subsidiaries (assuming receipt of the consents contemplated by Section 6.12) or Paragon; or

                  (C) subject to the governmental filings and other matters referred to in paragraph (iii) below, any Paragon Franchise or Paragon Permit or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets;

other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect, (y) impair in any material respect

                                       32

or materially delay the ability of Parent or Sub to perform its obligations under this Agreement or (z) prevent, materially delay or make unduly burdensome the consummation of the transactions contemplated by this Agreement.

              (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (I) the filing of a premerger notification and report form under the HSR Act, (II) the filing with the SEC of such reports under Sections 13(a), 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (IV) approvals of Governmental Entities to the extent necessary to consummate the transactions contemplated hereby, (V) consents, approvals, orders, authorizations, registrations, declarations and filings arising as a result of matters relating primarily to the Company and its Affiliates and (VI) consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Parent Material Adverse Effect, or prevent, materially delay or make unduly burdensome the consummation of the transactions contemplated hereby.

                  (d) PARENT SEC DOCUMENTS; FINANCIAL STATEMENTS. (i) Parent has filed all required reports, forms and other documents with the SEC since January 1, 1994 (such documents, as filed and amended through the date this representation is made being called the "Parent SEC Documents"). Parent has delivered or made available to the Stockholder copies of the Parent SEC Documents. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements
                                       33

therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date this representation is made, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto. Notwithstanding the provisions of this Section 4.03(d), Parent shall not be deemed to have made any representations or warranties to the Company or the Stockholder with respect to any information furnished in writing by the Company or the Stockholder for inclusion in any Parent SEC Document.

                (ii) Except for matters disclosed in Parent SEC Documents filed prior to the date hereof, since September 30, 1994, there has not been a Parent Material Adverse Effect (PROVIDED that the exception referred to in this paragraph shall not apply to any change in such matters or in required disclosure with respect to such matters that arise subsequent to the filing of Parent's Form 10-Q for the quarter ended September 30, 1994).

                  (e) LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of Parent, overtly threatened, against Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have an adverse effect on the business, properties, condition or results of operations of Parent that constitutes a Parent Material Adverse Effect, (ii) impair in any material respect, or materially delay, the ability of Parent or Sub or any of their respective Subsidiaries to perform their respective obligations under this Agreement, any Transaction Document or the Joint Venture Agreement or (iii) prevent, materially delay or make unduly burdensome the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction rule or order of any Governmental Entity (other than Franchises) or arbitrator outstanding that is directed against Parent or any of its Subsidiaries that has, or is reasonably likely to have, any effect referred to in the foregoing clauses (i)-(iii).

                  (f) TAX MATTERS. (i) None of Parent, any of its Affiliates, Paragon or its Subsidiaries has any plan or intention of taking, or permitting the Surviving Corporation to take, any action after the Effective Time (including any transfer of any assets by the Surviving Corporation) that would itself (without regard to any action taken by the Company or the Stockholder prior to the Effective Time or by the Stockholder after the Effective Time) cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code (it being understood that the merger of Sub into the Company, the conversion of the Company Common Stock into Parent Common Stock and Parent Preferred Stock and compliance by Parent, its Affiliates and Paragon and its Subsidiaries with the other provisions of this Agreement (other than an assignment pursuant to Section 11.07), the Parent Common Stock, the Parent Preferred Stock or the Transaction Documents shall not constitute a breach of this Section 4.03(f)(i)).

                (ii) Parent has formed Sub solely in order to consummate the transactions contemplated by this Agreement, and at no time will Sub conduct any business activities or other operations of any kind, other than the issuance of its stock to Parent prior to the Effective Time.

              (iii) Immediately prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.

                (iv) Neither Parent nor Sub is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (v) There is no indebtedness existing between Parent or Sub, on the one hand, and the Company, on the other hand, that was issued or acquired, or will be settled, at a discount.

                  (g) BROKERS. Except to the extent payable solely by Parent (or by the Surviving Corporation after the Closing Date) no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  (h) INVESTMENT INTENT. Parent is acquiring the Company Common Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Parent is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY. Until the Closing Date, the Company shall and shall cause the Company Subsidiaries to, and the Stockholder shall cause the Company and the Company Subsidiaries to, carry on their respective businesses in the ordinary course and use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, until the Closing Date, the Company shall not, and shall not permit any of the Company Subsidiaries to, and the Stockholder shall not permit the Company or any of the Company Subsidiaries, without, in any such case, the prior written consent of the Parent, to:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Company Subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver or sell or pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or division thereof or
         (ii) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, except purchases of goods and services in the ordinary course of business consistent with past practice and Capital Expenditures of the Company and the Company Subsidiaries as contemplated by Section 5.01(g);

                  (e) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets; PROVIDED, HOWEVER, that the Company may sell Specified Long-Term Assets pursuant to a merger, reclassification or tender or exchange offer that in each case is approved by the board of directors of the issuer thereof;

                  (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, enter into, amend or terminate any Loan Instrument or any interest rate, currency or commodity swap or hedging contract, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than the making of working capital borrowings under existing Loan Instruments in the ordinary course of business, consistent with past practice (including working capital borrowings to effect the Capital Expenditures by the Company and the Company Subsidiaries as contemplated by Section 5.01(g)), or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any direct or indirect wholly owned Company Subsidiary, (B) loans, advances or capital contributions to Linkatel Pacific, L.P. (not to exceed $4,000,000 in the aggregate), and (C) loans and advances to the Stockholder or one of its Subsidiaries pursuant to the existing cash management arrangements of the Company (which are set forth or described in Section 4.01(m)(i) of the Disclosure Schedule) in the ordinary course of business consistent with past practice;

                  (g) fail to make Capital Expenditures in the ordinary course of business in accordance with the budget attached hereto as Exhibit A, including pursuant to any agreement entered into prior to the date hereof or for the purposes outlined in such budget;

                  (h) make any material Tax election or settle or compromise any material Tax liability;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice and the payment, discharge or satisfaction of Indebtedness in accordance with its terms in the ordinary course consistent with past practice;

                  (j) unless pursuant to the plans and agreements set forth in
         Section 4.01(h) of the Disclosure Schedule, provide for or allow any increase in compensation (including bonus, severance or termination pay) to employees of the Company or any of the Company Subsidiaries, other than increases in the ordinary course of business consistent with past practice, or increase the number of employees of the Company or any of the Company Subsidiaries other than in the ordinary course of business consistent with past practice;

                  (k) except for the plans and agreements set forth in Section 4.01(h) of the Disclosure Schedule, adopt or amend any Benefit Plan or actuarial assumptions relating thereto (other than (A) amendments in the ordinary course of business that are immaterial as to amount and significance and are consistent with past practice (except that the Company will continue to use the actuarial assumptions referred to in
         Section 4.01(h)(iv) for purposes of determining the funding obligations of the Company with respect to the Benefit Plans), (B) amendments to existing Benefit Plans to release the Stockholder or any of its Affiliates from its obligations thereunder effective upon the Closing and (C) adoption or amendment of any Benefit Plan, the obligation for which will be included in Company Severance and Incentive Liabilities or otherwise will be solely that of the Stockholder or where an amendment will not result in increased liability to the Company or a Company Subsidiary);

                  (l) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims; PROVIDED, HOWEVER, that the Company and the Company Subsidiaries may terminate any tax sharing agreements between the Stockholder or any of its Affiliates (other than the Company and the Company Subsidiaries), on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, so that the Stockholder, the Company and the Company Subsidiaries shall thereafter have no obligation thereunder;

                  (m) make any payments to the Stockholder or any of its Affiliates (other than to the Company or any Company Subsidiary), pursuant to any management agreement, Tax sharing agreement or similar contract, except pursuant to agreements and arrangements described in Section 5.01(m) of the Disclosure Schedule;

                  (n) fail to use commercially reasonable efforts to renew on commercially reasonable terms any Company Franchise that will terminate after the date hereof and prior to the Closing Date in accordance with its terms (it being understood that the Company or any Company Subsidiary shall, to the extent reasonably practicable, permit Parent to participate in the process of renewals of any such Company Franchise);

                  (o) without the prior written consent of Parent (which consent shall not be unreasonably withheld) purchase or lease any real property (other than easements or similar rights); or

                  (p) authorize any of, or commit or agree to take any of, the foregoing actions.

                  SECTION 5.02. CONDUCT OF THE BUSINESS OF PARAGON. Until the Closing Date, Parent shall and shall cause its Subsidiaries to carry on the business of Paragon in the ordinary course consistent with past practices and in accordance with the terms and conditions of the TWE Management Agreement and the partnership agreement of Paragon, including acting in good faith with respect to any matter that would materially impact the Paragon Working Capital Balance or the Paragon Working Capital Deficit, as applicable.

                  SECTION 5.03. NO TRANSFER. The Stockholder shall not sell, transfer or otherwise dispose of the Company Common Stock to any Person, nor shall it subject such Company Common Stock to any Lien, in either case at any time during the term of this Agreement, except as contemplated hereby. Neither the Company nor Parent shall, directly or indirectly, sell, transfer or otherwise dispose of the equity interest in Paragon owned by it to any Person, nor shall it subject such equity interest to any Lien, in either case at any time during the term of this Agreement, except as contemplated hereby.

                  SECTION 5.04. OTHER ACTIONS. The parties hereto shall not, and shall not permit any of their respective
Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VII not being satisfied.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                  SECTION 6.01. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) The Company shall, and shall cause each of the Company Subsidiaries to, and the Stockholder shall cause the Company and each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, and the Stockholder shall cause the Company and each of the Company Subsidiaries to, identify and make available promptly to Parent (i) a copy of each report, schedule and other document filed by it during such period pursuant to the requirements of Federal securities laws or in respect of any action or request for information from the FCC or any franchising authority,
(ii) monthly balance sheets and statements of income of the Company and the Company Subsidiaries on a consolidated basis and copies of any other financial statements and other information provided to any lenders by the Company or a Company Subsidiary, (iii) the Periodic Financial Statements, as soon as practicable following the end of the relevant fiscal period, but in any event no later than (x) 105 days following the end of any fiscal year and (y) 60 days following the end of any fiscal quarter, (iv) Federal, state and local Tax returns and related working papers of the Company and the Company Subsidiaries and all tax sharing agreements of the Company or any of the Company Subsidiaries, on the one hand, and the Stockholder or any of the Company Subsidiaries, on the other hand, and (v) all other information concerning its business, properties and personnel as Parent may reasonably request, SUBJECT HOWEVER, to the terms of any written confidentiality agreements that are binding upon the Company or the Company Subsidiaries (it being understood that the Company and the Company Subsidiaries shall consult with Parent concerning the nature and scope of all such confidentiality obligations, provide a copy of all such confidentiality
                                       41

agreements to Parent and shall, to the extent possible, identify all matters that are subject to such obligations).

                  (b) Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any confidential information in accordance with the Confidentiality Agreement dated as of September 22, 1994, between Parent and the Stockholder (the "Confidentiality Agreement"), and each of Parent, the Stockholder, the Company and each Company Subsidiary will, and will cause their respective representatives to comply with the terms of the Confidentiality Agreement.

                  (c) Parent will deliver or make available to the Stockholder copies of all proxy statements and reports on Forms 10-K, 10-Q and 8-K filed by Parent with the SEC between the date hereof and the Closing Date.

                  SECTION 6.02. COMMERCIALLY REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement (including Sections 6.02(b)-(e), Section 6.07 and Section 7.02(e)), each of the parties agrees to use commercially reasonable efforts (x) to cause all of the conditions in Article VII to be satisfied on or prior to the Closing Date and (y) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the
                                       42

transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Without limiting the generality of anything in Section 6.02(a), in order to secure any necessary consents relating to any Company Franchises or Paragon Franchises from Governmental Entities, the Stockholder, the Company, Parent and Sub shall proceed timely and in good faith, each using commercially reasonable efforts, to prepare, file and prosecute each such consent or approval, including by filing FCC Form 394 and the information required thereby. The Company (in the case of the Company Franchises) shall and Parent, with the cooperation of the Stockholder, shall cause Paragon (in the case of the Paragon Franchises) to submit to each Governmental Entity whose consent is required a form of ordinance, resolution or other required document, as appropriate, relating to the transfer of control of the applicable Company Franchise or Paragon Franchise, as the case may be, which ordinance, resolution or other document shall be in form and substance reasonably satisfactory to the Stockholder, the Company, Parent and Sub. The Company and Parent shall consult with each other and promptly and regularly notify each other with respect to all material developments in each such consent process. The Company shall give Parent and Sub reasonable prior notice of all meetings and hearings scheduled with the relevant Governmental Entity relating to the Company Franchises, and Parent and Sub shall have the right to participate therein. Parent, with the cooperation of the Stockholder, shall cause Paragon to give the parties hereto reasonable prior notice of all such meetings and hearings relating to the Paragon Franchises, and the parties shall have the right to participate therein. Each of Parent and the Stockholder shall use its commercially reasonable efforts promptly to assist the party requesting the Franchise transfer approval and shall take such actions as may be necessary and commercially reasonable in obtaining such approvals, including using commercially reasonable efforts to furnish information as is reasonably required by and customarily furnished to the applicable Governmental Entity, and preparing, filing and prosecuting any joint applications required to be filed with any Governmental Entity. If requested by the Company or any Company Subsidiary upon reasonable notice, Parent or Sub, as applicable, shall be represented at any meeting or hearing as may be scheduled to consider any such applications; and if requested by Parent, Parent or one of its Subsidiaries shall be entitled to be present at any such meeting. Parent shall pay or reimburse

                                       43

the Stockholder for all reasonable out-of-pocket costs incurred by the Stockholder in connection with seeking or obtaining any approval for the transfer of a Paragon Franchise.

                  (c) If in connection with the process of obtaining such consents from any Governmental Entity, such Governmental Entity imposes any conditions applicable to any Person, the parties hereto shall negotiate jointly with such Governmental Entity with respect to such condition, with such condition to be accepted only if consented to by the Stockholder, the Company, Parent and Sub. The Company, the Company Subsidiaries, Parent and Sub shall each act in a commercially reasonable manner in granting or withholding such consents (taking into account the parties' respective interests with respect thereto). Each of Parent and Sub agrees that prior to the Closing Date, it will not without the prior written consent of the Company or the applicable Company Subsidiary, seek amendment, modification or other changes to any Company Franchise, nor will it institute or participate in any discussions with Governmental Entities relating to the Company Franchises without offering a representative of the Company an opportunity to participate therein.

                  (d) Notwithstanding anything herein to the contrary, nothing in this Section 6.02 shall be deemed (i) to require any party to take any action that would be reasonably likely to have a Company Material Adverse Effect, Paragon Material Adverse Effect or Parent Material Adverse Effect; (ii) to require Parent or Sub to fulfill any obligations, that should have been fulfilled by the Company or the Stockholder prior to the Closing Date; or (iii) to require the Company or the Stockholder to fulfill any obligations that should have been fulfilled by Parent or Sub.

                  (e) The parties agree that to the extent that Parent and Sub request that the Company or any Company Subsidiary seek to obtain any waiver, consent or approval from a Governmental Entity or make any registration or filing with a Governmental Entity in the name of TWE, TWE-Advance/Newhouse or any other Subsidiary of Parent, rather than in the name of Parent or Sub, any such actions taken in the name of TWE, TWE-Advance/Newhouse or such other Subsidiary shall be deemed to satisfy the obligations of Parent or Sub, as applicable, to take such actions pursuant to this Section (it being understood that TWE, TWE-Advance/
                                       44

Newhouse and any other applicable Subsidiary of Parent shall be required to comply with Section 6.02(a), (b) and (c), as applicable). Parent and Sub shall promptly notify the Company of any such request. Each of the Company and the Company Subsidiaries agrees that it will use its commercially reasonable efforts to seek any Company Permit or Company Franchise that is to specifically reference or is to be obtained in the name of (i) the acquirer, (ii) the control person of the Company or any of the Company Subsidiaries or the owner or operator of a Company System or any other property of the Company or a Company Subsidiary, in either case, by reference to or in the name of Parent and its Subsidiaries (or TWE or TWE-Advance Newhouse or another Subsidiary of Parent if so requested by Parent), rather than in the name of Parent or Sub. Parent shall use commercially reasonable efforts to assist the Company or such Company Subsidiary to obtain such Company Permit or Company Franchise; PROVIDED, HOWEVER, that in the event that, notwithstanding the use of commercially reasonable efforts and consulting with Parent, the Company or any Company Subsidiary shall be unable to obtain any such Company Permit or Company Franchise in the name of Parent and its Subsidiaries (or such other entity), or shall be unable to do so without unreasonable delay or the creation of undue burdens, the Company or the applicable Company Subsidiary shall be deemed to have complied with the requirements of this Agreement if it shall have sought to obtain such Company Permit or Company Franchise in the name of Parent. Notwithstanding the foregoing, no substitution of any Person other than Parent shall relieve either Parent or Sub in any respect from its obligations hereunder.

                  SECTION 6.03. INCENTIVE COMPENSATION PLANS. Insofar as they cover employees of the Company and the Company Subsidiaries, all Benefit Plans that are deferred compensation, incentive compensation, stock option or phantom stock plans, arrangements or agreements which provide for the payment of benefits solely in the form of or in relation to common stock of the Company shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no party to or participant in any such plan, arrangement or agreement shall have any right thereunder to acquire any capital stock of Parent, the Company or the Surviving Corporation.

                  SECTION 6.04.  BENEFIT PLANS AND EMPLOYEE MATTERS.
(a) Except as provided in Section 6.03, Parent will, for at least three years after the Effective Time, either

                                       45

(i) maintain the Benefit Plans of the Company and the Company Subsidiaries in effect on the date of this Agreement, (ii) include employees of the Company and the Company Subsidiaries in new plans of the Company or the Company Subsidiaries providing generally comparable benefits or (iii) include employees of the Company and the Company Subsidiaries in one or more of the employee benefit plans of the Parent and its Subsidiaries in which similarly situated employees participate. In the case of (ii) or (iii), Parent will give credit for prior service with the Company and the Company Subsidiaries (and, to the extent credit is given by the Company and Company Subsidiaries for prior service with the Stockholder, its Subsidiaries or Paragon, such entities) for eligibility and vesting (but not benefit accrual) purposes. Effective as of the Effective Time, the Stockholder and the Company agree to amend the Houston Industries Incorporated Savings Plan (the "Savings Plan") to provide for full vesting for all employees of the Company and the Company Subsidiaries participating therein. The Stockholder and Parent agree that the Company and the Company Subsidiaries shall terminate their participation in the Savings Plan effective as of the Effective Time. The Stockholder will cause the Savings Plan to permit participants who are employees of the Company and the Company Subsidiaries as of the Effective Time to elect to receive a distribution of their account balances in the Savings Plan as soon as practicable after the Effective Time. If Parent shall establish and maintain for its cable television employees a similar defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, Parent shall provide in such plan that the plan shall accept rollovers of the accounts of any employee of the Company or any Company Subsidiary from the Savings Plan if the employee elects to rollover his or her Savings Plan accounts to Parent's 401(k) plan subject to the requirements of the Code.

                  (b) This Section 6.04 shall inure to the benefit of the persons entitled to the benefit, or party to agreements described therein or herein as third-party beneficiaries, and Parent shall pay all reasonable legal fees and disbursements (if any) incurred by or on behalf of such person in successfully enforcing its rights under this Section 6.04. No provision of the Agreement shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any employee of the Company Subsidiaries with respect to continued employment or resumed employment.
                                       46

                  SECTION 6.05. FEES AND EXPENSES. (a) Except as provided in
Section 6.05(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid (i) in the case of Parent and Sub, by Parent, whether or not the Merger is consummated,
(ii) in the case of the Company, by the Stockholder if the Merger is consummated (unless such expense has been paid by the Company prior to the Closing Date or an adjustment therefor is made in determining the Adjustment Amount) or, by the Company or the Stockholder if the Merger is not consummated and (iii) in the case of the Stockholder, by the Stockholder, whether or not the Merger is consummated; PROVIDED that any expenses to be paid by Stockholder pursuant to this Section 6.05, whether paid before or after the Closing Date, may at the Stockholder's option, but without limiting the liability of the Stockholder, be paid by the Company if taken into account in determining the Company Working Capital Deficit or Company Working Capital Balance, as applicable.

                  (b) All recordation, stamp, transfer and documentary taxes and fees, and Federal, state or local excise, sales or use taxes, and any filing or grant fees imposed by any Governmental Entity (collectively, "Section 6.05(b) Fees"), that are incurred in connection with the transactions contemplated by this Agreement, shall be paid as follows: (i) all Section 6.05(b) Fees with respect to Paragon Franchises or Paragon Permits shall be borne by Parent, (ii) all Section 6.05(b) Fees with respect to the Company Franchises or Company Permits shall be borne by the Stockholder, (iii) all Section 6.05(b) Fees with respect to Parent Common Stock and Parent Preferred Stock shall be borne by Parent, (iv) all Section 6.05(b) Fees with respect to Company Common Stock shall be borne by the Stockholder and (v) all other Section 6.05(b) Fees (including SEC and HSR Act fees) shall be borne by the party that incurs such fees.

                  SECTION 6.06. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company and the Stockholder, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (or relevant portions thereof) relating to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations
                                       47

pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.07. HSR ACT. The Company, the Stockholder, Parent and Sub shall use their commercially reasonable efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and reasonable requests received therefrom in connection with antitrust matters. The Company, the Stockholder, Parent and Sub shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC or Antitrust Division; PROVIDED, HOWEVER, that in no event shall any party be required to take any actions pursuant to this sentence that would:

                  (i) (A) prohibit or limit in any material respect the ability of (1) the Company, the Stockholder and their Subsidiaries or Affiliates (taken as a group), in the case of the Company and the Stockholder or (2) Parent, its Subsidiaries and Affiliates and Paragon (taken as a group), in the case of Parent, Sub and their Subsidiaries, to be the owner or the operator of any Company System or (B) compel the Company, the Stockholder, Parent, Sub or any of their respective Subsidiaries to dispose of or hold separate from (x) the Company, the Stockholder or their Subsidiaries or Affiliates (taken as a group), in the case of the Company and the Stockholder, or (y) Parent, its Subsidiaries or Affiliates or Paragon (taken as a group), in the case of Parent, Sub and their Subsidiaries, any Company System, in either case as a result of the Merger or any or the other transactions contemplated by this Agreement, or

                  (ii) be reasonably likely to have a Company Material Adverse Effect, a Paragon Material Adverse Effect or a Parent Material Adverse Effect.

The specification above of actions which a party shall not be required to take shall not be used in interpreting or determining whether any other matter, whether of like or different kind, is or is not commercially reasonable.

                  SECTION 6.08. COMPANY SYSTEMS CERTIFICATE. Not later than five days prior to the Effective Time and not earlier than 25 days prior to the Effective Time, the Company shall deliver a certificate, signed by a duly authorized officer of the Company, setting forth each of the Company Systems and the information in respect thereof described in Section 4.01(q) as of a date not earlier than five days prior to the date of such certificate.

                  SECTION 6.09. CERTIFICATE OF DESIGNATIONS. Prior to the Effective Time, Parent shall file with the Secretary of State of the State of Delaware, and shall cause to become effective in accordance with Section 103 of DGCL, the Certificate of Designations.

                  SECTION 6.10. OTHER AGREEMENTS. At the Closing, Parent and the Stockholder shall enter into the Transaction Documents and shall cause one or more of their respective Subsidiaries to enter into the Joint Venture Agreement.

                  SECTION 6.11. CERTAIN EMPLOYEE MATTERS. (a) Prior to the Effective Time, the Company shall, or shall cause the applicable Company Subsidiary to, give to each of the Corporate Employees designated by Parent (such designation to be made not later than 60 days prior to the Closing Date) ("Specified Corporate Employees") a notice of termination specifying a date not later than the Closing Date as the "Notice Date" under the KBLCOM Incorporated Special Severance Benefits Plan. The Stockholder shall attempt to obtain a release from each such employee in the form of the release attached to the KBLCOM Incorporated Special Severance Benefit Plan and shall require receipt of a release that cannot be withdrawn pursuant to its terms from any such employee prior to making any payments to such employee under such plan.

                  (b) In the event that the termination of any Specified Corporate Employee results in a Loss to the Stockholder, the Surviving Corporation or Parent (other than a Loss constituting or resulting from the payment of a Company Severance and Incentive Liability), such Loss shall be borne in equal amounts by the Stockholder and Parent.

                  (c) Upon request made by the Stockholder not earlier than nine
(9) months after the final determination of the Adjustment Amount, Parent will provide an officer's certificate setting forth (i) the total amount of the Company Severance and Incentive Liabilities and (ii) the total amount paid by the Stockholder in respect thereof, either through the Adjustment Amount or the indemnity set forth in Section 8.01(b)(vi). Parent will promptly pay to the Stockholder the excess, if any, of the amount referred to in clause (ii) over the amount referred to in clause (i).

                  SECTION 6.12. TWE-RELATED CONSENTS. Prior to the Closing Date, Parent shall obtain all consents and approvals from the other partners in TWE to the extent that such consents and approvals are necessary to consummate the transactions contemplated hereby, including consent, if so necessary, to the continued ownership by Parent of the capital stock of the Surviving Corporation and by the Surviving Corporation of the capital stock of the Company Subsidiaries.

                  SECTION 6.13. TAX CONSISTENCY. (a) The Stockholder and Parent agree to report the Merger as a tax-free reorganization within the meaning of Sections 368(a) of the Code for Federal, state and local income tax purposes. The Stockholder and Parent agree to file, and to cause the Company and the Company Subsidiaries and all Affiliates of the Stockholder and Parent to file, all income tax returns affected by, or required or permitted to include, the transactions contemplated by this Agreement in a manner consistent with the treatment described in the preceding sentence.

                  (b) Neither Parent nor any of its Affiliates shall take, or permit the Surviving Corporation to take, any action after the Closing that would itself (without regard to any action taken by the Company or the Stockholder prior to the Effective Time or by the Stockholder after the Effective Time) disqualify the Merger as a reorganization within the meaning of
Section 368(a) of the Code (it being understood that the merger of Sub into the Company, the conversion of the Company Common Stock into Parent Common Stock and Parent Preferred Stock and compliance by Parent with the other provisions of this Agreement (other than an assignment pursuant to Section 11.07), the Parent Common Stock, the Parent Preferred Stock or the Transaction Documents shall not constitute a breach of this Section 6.13(b)). If the Stockholder shall waive the condition set forth in Section 7.01(d), Parent and Sub shall be released from their obligations under this Section 6.13.

                  SECTION 6.14. FRANCHISE GUARANTEES. Parent shall use its commercially reasonable efforts to assist the

Stockholder in securing the release of the guarantees set forth in Section 4.01(p) of the Disclosure Schedule. If any guarantee of the Stockholder that guaranties obligations with respect to Company Franchises or Paragon Franchises is not released as of the Closing Date, Parent agrees to provide an indemnity of the Stockholder with respect to such guarantee in the form of Exhibit B.

                  SECTION 6.15. RATE LAWS AND RATE PROCEEDINGS. (a) The parties hereto acknowledge and agree that notwithstanding anything in this Agreement to the contrary or covenants of the Stockholder and the Company made herein (other than in Section 6.15(b)), any matters relating to, in connection with or resulting or arising from, Rate Laws or Rate Proceedings, or (subject to paragraph (b) of this Section 6.15) any actions taken prior to or after the date hereof by the Stockholder, the Company or any Company Subsidiary in a good faith attempt to comply with Rate Laws or Rate Proceedings, (including (x) any rate reduction, refund, penalty or similar action which action has the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted by or imposed on the Stockholder, the Company or any Company Subsidiary and, (y) subject to paragraph (b) of this Section 6.15, changes to Rate Practices instituted or implemented by the Stockholder, the Company or any Company Subsidiary thereof), shall not:

                  (i) cause or constitute, directly or indirectly, a breach by the Stockholder or the Company of any of their respective representations, warranties, covenants or agreements set forth in this Agreement (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Laws or Rate Proceedings, and, subject to paragraph (b) of this Section 6.15, to permit any action by the Stockholder, the Company or any Company Subsidiary to comply with or attempt in good faith to comply with such Rate Laws or Rate Proceedings);

                (ii) otherwise cause or constitute, directly or indirectly a default or breach by the Stockholder or the Company under this Agreement;

              (iii) result in the failure of any condition precedent to the obligations of Parent and Sub under this Agreement to be satisfied;

                (iv) otherwise excuse Parent's or Sub's performance of its obligations under this Agreement; or

                  (v) give rise to any claim for indemnification or other compensation by Parent or any adjustment of the Merger Consideration in respect of the shares of Company Common Stock;

PROVIDED, HOWEVER, that clauses (i) through (v) shall not apply (x) to any breach by the Stockholder or the Company of any of their respective representations and warranties in Section 4.01(s) or (y) to any breach by the Company or a Company Subsidiary of the covenants set forth in Section 6.15(b) which, in each case shall be governed by other applicable provisions of this Agreement.

                  (b) Notwithstanding anything in paragraph (a) of this Section
6.15 to the contrary, the Company and each Company Subsidiary shall obtain the prior written consent of Parent before instituting or implementing any changes to any Rate Practices in effect on the date hereof. In connection with any such changes to the Rate Practices of the Company or any Company Subsidiaries, (i) the Company or such Company Subsidiary, as applicable, shall use its commercially reasonable efforts to notify Parent promptly of any planned changes to its Rate Practices and of any hearings or meetings with Governmental Entities with respect thereto and (ii) the Parent shall use its commercially reasonable efforts to respond as promptly as practicable (which shall include, subject to clause (i) above, response in time to permit the Company and the Company Subsidiaries to respond to mandatory deadlines) to any requests for consent to any changes to Rate Practices and shall not unreasonably withhold consent. Notwithstanding anything in this Section 6.15(b) to the contrary, (A) to the extent that the Company or any Company Subsidiary is required by law to implement changes to Rate Practices, it may do so without the prior consent of Parent; and (B) if Parent fails to respond in a reasonably timely fashion as provided in clause (ii) above, the Company or such Company Subsidiary, as applicable, shall be permitted to take such actions as it deems appropriate in its discretion, provided that such actions shall be commercially reasonable and shall be consistent with actions that would be taken by the Company or such Company Subsidiary, as applicable, if it were expecting to continue to be the long-term operator of the relevant Company System or Company Systems.

                  SECTION 6.16. PARENT STOCK. (a) As of the Effective Time, Parent shall have authorized a sufficient number of shares of Parent Common Stock and Parent Preferred Stock to enable Parent to issue such shares hereunder and, in the case of the Parent Common Stock, upon conversion of the Parent Preferred Stock in accordance with the terms and conditions of this Agreement and the Certificate of Designations.

                  (b) After the date hereof and prior to the Effective Time, Parent shall not issue shares of any class or series of capital stock that would be "Senior Stock", as such term is defined in the Certificate of Designation, without the consent of the Stockholder.

                  SECTION 6.17. REQUESTED AUDITS. If reasonably requested by Parent, the Company shall cause to be audited by the Company's independent accountants the Financial Statements of the Company for the year ended December 31, 1994. The cost of such audit will be borne by Parent.

                  SECTION 6.18. PARAGON SAVINGS PLAN. Parent and the Stockholder agree that the Paragon Communications Employees Stock Savings Plan shall be amended on or prior to the Effective Time to cease the ongoing purchase of the common stock of the Stockholder after the Effective Time.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  SECTION 7.01. CONDITIONS TO OBLIGATION OF THE COMPANY AND THE STOCKHOLDER TO EFFECT THE MERGER. The obligation of the Company and the Stockholder to effect closing of the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by the Stockholder:

                  (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed at or prior to the Effective Time and the Company shall have received a certificate executed by the President or any Vice President of Parent and by the senior financial officer of Parent to that effect.

                  (b) The representations and warranties of Parent and Sub set forth in the first sentence of Section 4.03(a) (with respect to Parent and Sub only), the first two sentences and clause (i) of the fifth sentence of Section 4.03(c) and Section 4.03(f) shall be true and correct as of the Effective Time. All other representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the Effective Time, (i) except to the extent such representations and warranties relate expressly to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to any Parent Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Parent Material Adverse Effect. The Company shall have received a certificate executed by the President or a Vice President of Parent and by the senior financial officer of Parent to the effect set forth in this paragraph.

                  (c) The Stockholder shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore, counsel to Parent and Sub, substantially in the form of Exhibit C.

                  (d) The Stockholder shall have received, as of the Effective Time, an opinion of its counsel, Baker & Botts, L.L.P., substantially in the form of Exhibit D, to the effect that the Merger will constitute a "reorganization" for Federal income tax purposes within the meaning of Section 368(a) of the Code.

                  (e) Each of (i) the Parent Common Stock issued in connection with the Merger and (ii) the Parent Common Stock into which the Parent Preferred Stock issued in connection with the Merger is convertible shall have been authorized for listing on the New York Stock Exchange (the "NYSE") upon official notice of issuance.

                  (f) Parent shall have delivered to the Stockholder an executed counterpart of each of the Transaction Documents and the Joint Venture Agreement.

                  (g) There shall not be pending or overtly threatened any suit, action or proceeding brought by any state or Federal Governmental Entity (or any suit, action or proceeding brought by any local Governmental Entity or other Person which has a reasonable likelihood or success), nor shall any statute, rule, regulation, executive order, decree, temporary restraining order, or preliminary or permanent injunction or order of any Governmental Entity have been issued, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Stockholder or any of its Subsidiaries any damages that are material in relation to the Stockholder and its Subsidiaries taken as a whole or (ii) seeking to prohibit or limit the ownership by the Stockholder of the Parent Common Stock and Parent Preferred Stock to be issued pursuant hereto; PROVIDED, HOWEVER, that this condition shall be deemed to be waived by the Stockholder and the Company as to any suit, action or proceeding (except for any suit, action or proceeding by any state or Federal Governmental Entity) if Parent provides to the Stockholder indemnification in form and substance satisfactory to the Stockholder and its counsel with respect to any such suit, action or proceeding.

                           (h) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                           (i) Each of Parent and Sub shall have delivered to the Stockholder certified copies of resolutions duly adopted by its Board of Directors evidencing the authorization of the execution, delivery and performance of this Agreement, the Transaction Documents and the Joint Venture Agreement and the consummation of the transactions contemplated hereby and thereby.

                           (j) Not later than five Business Days prior to the Closing Date, Parent shall have delivered to the Company the certificate of Parent required by Section 3.02(a), substantially in the form of Exhibit E hereto. If requested by the Stockholder, the Stockholder shall have a reasonable opportunity to review and comment upon work papers and other records of Paragon pertaining to Parent's calculation of the Estimated Paragon Adjustment Factors.

                           (k) Parent shall have delivered to the Stockholder a certificate signed by a duly authorized officer of Parent setting forth the aggregate number of Individual Subscribers in the Paragon Designated Franchise Areas that are Transferable Franchise Areas.

                           (l) Subsequent to the date hereof, there shall not have occurred a Parent Change of Control.

                           (m) Parent shall have delivered to the Stockholder a certificate signed by a duly authorized officer of Parent setting forth the Paragon Franchises in the Paragon Designated Franchise Areas and the number of Individual Subscribers in such Franchise Areas as of the end of the most recent month that is more than 10 days prior to the Closing Date.

                  SECTION 7.02. CONDITIONS TO OBLIGATION OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the closing of the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Parent:

                  (a) The Company and the Stockholder shall have performed in all material respects their respective agreements contained in this Agreement required to be performed at or prior to the Effective Time and Parent shall have received a certificate executed by the president of the Company and by the chief financial officer of the Company to that effect.

                  (b) The representations and warranties of the Company and the Stockholder set forth in the first sentence of Section 4.01(a) and in Sections 4.01(c), the first three sentences of Section 4.01(d) (i),
         Section 4.01(f) (other than clauses (ii) and (iv)), Section 4.02(a) and
         Section 4.02(b) shall be true and correct as of the Effective Time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). All other representations and warranties of the Company and the Stockholder set forth in this Agreement shall be true and correct as of the Effective Time, (i) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such
                                       56

         earlier date) and (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to any Company Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Company Material Adverse Effect. Parent shall have received a certificate executed by the President of the Company and the Chief Financial Officer of the Company to the effect set forth in this paragraph and further specifying each matter arising after the date hereof of which it shall have advised Parent in writing pursuant to Sections 4.01(b)(i), 4.01(h), 4.01(j) (ii) and (iv), 4.01(m)(i), 4.01(o)(i) and
         (iii), 4.01(p)(ii), 4.01(r) and 4.01(s)(ii) hereof.

                  (c) Each of the Company and the Stockholder shall have delivered to Parent certified copies of resolutions duly adopted by the Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Transaction Documents, the Joint Venture and the consummation of the transactions contemplated hereby, all in such detail as Parent and its counsel shall reasonably request.

                  (d) Parent and Sub shall have received, as of the Effective Time, an opinion of Baker & Botts, L.L.P., counsel to the Stockholder and the Company, substantially in the form of Exhibit F.

                  (e) There shall not be pending or overtly threatened any suit, action or proceeding brought by any state or Federal Governmental Entity (or any suit, action or proceeding brought by any local Governmental Entity or other Person which has a reasonable likelihood of success), nor shall any statute, rule, regulation, executive order, decree, temporary restraining order, or preliminary or permanent injunction or order of any Governmental Entity have been issued, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages that are material in relation to Parent and its Subsidiaries taken as a whole, or (ii) which otherwise is reasonably likely to have a Company Material Adverse Effect; PROVIDED, HOWEVER,

                                       57

         that this condition shall be deemed to be waived by Parent and Sub as to any suit, action or proceeding (except for any suit, action or proceeding by any state or Federal Governmental Entity) if the Stockholder provides to Parent indemnification in form and substance satisfactory to Parent and its counsel with respect to any such suit, action or proceeding.

                  (f) The number of shares of Company Common Stock outstanding shall be 1,000 as of the Effective Time and Parent shall have received a certificate executed by the chief financial officer of the Company to such effect.

                  (g) The Stockholder shall have delivered to Parent an executed counterpart of each of the Transaction Documents and the Joint Venture Agreement.

                  (h) (i) The Company shall have delivered to Parent a certificate signed by a duly authorized officer of the Company setting forth each of the Company Franchises and the number of Individual Subscribers in the Franchise Area of each such Company Franchise as of the end of the most recent month that is more than 10 days prior to the Closing Date, (ii) the aggregate number of Individual Subscribers in the Franchise Areas of the Company that are Transferable Franchise Areas shall be at least 90% of the aggregate number of Individual Subscribers in all Franchise Areas of the Company, (iii) each of the Company Designated Franchise Areas shall be a Transferable Franchise Area and (iv) the aggregate number of Individual Subscribers in the Paragon Designated Franchise Areas that are Transferable Franchise Areas shall at least equal the Paragon Franchise Number.

                  (i) The FCC shall have consented, to the extent such consent is legally required, to the transfer to the Parent of all FCC licenses set forth in Section 7.02(i) of the Disclosure Schedule, and all other FCC licenses possessed by the Company, the Company Subsidiaries or Paragon shall be such that the business and operations currently conducted by such companies or any of the Company Subsidiaries under such FCC license could continue without FCC approval pursuant to sharing agreements; and all other approvals

                                       58

         of Governmental Entities listed in Section 7.02(i) of the Disclosure Schedule shall have been obtained.

                  (j) The aggregate number of Individual Subscribers in respect of the Company Systems shall be 650,000 or greater.

                  (k) The Stockholder shall have caused the provisions of any agreement, arrangement or practice between the Stockholder or any of its Affiliates (other than the Company and the Company Subsidiaries), on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, to be terminated, including any arrangements with respect to Taxes (including any Tax sharing agreements), lending or investment of funds or providing of services, so that neither the Company nor any Company Subsidiary shall thereafter have any obligation thereunder.

                  (l) Not later than five Business Days prior to the Closing Date, the Company shall have delivered to Parent the certificate of the Company required by Section 3.02(a), substantially in the form of Exhibit G hereto. If requested by Parent, Parent shall have had a reasonable opportunity to review and comment upon work papers and other records of the Company pertaining to the Company's calculation of the Estimated Company Adjustment Factors.

                  (m) The Stockholder shall have made the capital contribution to the Company contemplated by Section 3.02(b).

                  (n) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (o) The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in
         Section 4.01(d)(iii) (other than those referred to in clauses
         (I)-(III), (V) and (VI) thereof) have been obtained or made.

                                       59

                                  ARTICLE VIII

                                INDEMNIFICATION

                  SECTION 8.01. INDEMNIFICATION. (a) INDEMNIFICATION BY PARENT. Subject to the limitations specified in this Section 8.01, Parent shall indemnify, defend and hold harmless the Stockholder from, against and with respect to any and all Losses arising out of or in connection with any of the following:

                  (i) any breach of any of the representations and warranties of Parent or Sub contained in this Agreement or in any certificate delivered pursuant hereto;

                (ii) any failure by Parent or Sub to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement, which failure is not waived or permitted in writing by the Stockholder, unless such failure is due to a breach by the Company or the Stockholder of any representation, warranty or covenant contained in this Agreement;

              (iii) Parent's operation of the Surviving
         Corporation, Paragon and the Company Systems on and after the Effective Time; or

                (iv) Taxes of the Surviving Corporation or any of the Company Subsidiaries with respect to any taxable period or portion thereof after the Closing Date determined pursuant to Article X; or

                  (v) subject to the accuracy in all material respects of the representations and warranties set forth in Section 4.01(s) that are relevant to such Loss and compliance with Section 6.15(b) to the extent relevant to such Loss, amounts owed by the Stockholder or any of its Subsidiaries relating to, arising from or under or in connection with, any Rate Laws, Rate Practices or Rate Proceedings, whether arising before or after the Closing.

                  (b) INDEMNIFICATION BY THE STOCKHOLDER. Subject to the limitations specified in this Section 8.01, the Stockholder shall indemnify, defend and hold harmless Parent
                                       60

from, against and with respect to any and all Losses arising out of or in connection with any of the following:

                  (i) any breach of any of the representations and warranties of the Company or the Stockholder contained in this Agreement or in any certificate delivered pursuant hereto, other than a breach of a representation or warranty set forth in Section 4.01(j)(i) or the first sentence of Section 4.01(j)(ii);

                (ii) any failure by the Company or the Stockholder to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement, which failure is not waived or permitted in writing by Parent, unless such failure is due to a breach by Parent or Sub of any representation, warranty or covenant contained in this Agreement;

              (iii) all liability for Taxes required to be paid or caused to be paid by the Stockholder pursuant to Article X, as well as all liability for Taxes of, or payable by or with respect to, the Company and the Company Subsidiaries for all Pre-Closing Tax Periods not covered by
         Article X; PROVIDED that the Stockholder shall only be required to indemnify Parent for such Taxes in excess of any such Taxes accrued in the computation of the Company Working Capital Deficit or the Company Working Capital Balance, as applicable, for purposes of Section 3.02(a);

                (iv) any liability of the Company or the Company Subsidiaries for the unpaid Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise;

                  (v) any liability or obligation of the Company or any of the Company Subsidiaries for any Loss arising out of the agreements described in Section 4.01(l) hereof including any indemnification obligations thereunder and any failure of any of the parties thereto to make payments thereunder; or

                (vi) any claim against Parent, the Surviving Corporation or any Affiliate of either of them in respect of Company Severance and Incentive Liabilities,
                                       61

         to the extent that is not reflected in the calculation of the Adjustment Amount.

                  (c) NOTICE OF CLAIM. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 30 days following discovery of the matters giving rise to a Loss, promptly notify the party from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnity Obligor shall have been actually prejudiced as a result of such failure (except that the Indemnity Obligor shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor with respect to such Loss.

                  (d) DEFENSE. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 30 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; PROVIDED, HOWEVER, that (i) during the interim the Indemnified Party shall use commercially reasonable efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss and the Indemnity Obligor shall have the right to participate in the defense and (ii) the Indemnity Obligor may not assume the defense of any claim related to purchase rights asserted by or on behalf of a local Governmental Entity pursuant to (A) a Company Franchise that is not identified in Section 4.01(p) of the Disclosure Schedule pursuant to clause
(i)(E) of Section 4.01(p) of this Agreement or (B) a Company Franchise in respect of which the Company has breached the representation in clause (ii)(B) of Section 4.01(p), in which case the Indemnified Party shall consult with the Indemnity Obligor. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate
                                       62

therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any claim by the Indemnified Party without the prior written consent of the Indemnity Obligor, which shall not be unreasonably withheld; and the Indemnity Obligor shall not enter into any settlement of any such claim without the consent of the Indemnified Party unless such settlement does not have any material continuing effect on the conduct by the Parent of the operation of the Company Systems. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a third-party claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. With respect to a claim for Taxes, to the extent that the provisions of Article X are inconsistent with this Section 8.01(d), the provisions of Article X shall govern, and to the extent that the provisions of Article X and Section 8.01(d) are not inconsistent, both provisions shall govern.

                  (e) TIME FOR CLAIMS. The obligation to indemnify and hold harmless a party hereto under this Article VIII shall expire unless a claim is made pursuant to Section 8.01(c) as follows:

                  (i) claims must be made pursuant to Sections 8.01(a)(iv), 8.01(a)(v), 8.01(b)(iii), 8.01(b)(iv), 8.01(b)(v) and 8.01(b)(vi) no
         later than 30 days after the expiration of the statute of limitations giving rise to the obligation with respect to which the claim is made;

                  (ii) claims may be made in perpetuity for indemnity under
         Section 8.01(a)(iii) and under Section 8.01(a) or 8.01(b) for a breach of any of the representations, warranties or agreements set forth in the following Sections: the first sentence of 4.01(a), 4.01(c),

                                       63

         4.02(a), the first sentence of 4.03(a), 4.03(b), 4.03(f) and 6.13;

              (iii) claims must be made pursuant to Section 8.01(a)(ii) or 8.01(b)(ii) no later than 30 days after the termination of the obligation required to be performed (and its performance in full);

                (iv) claims must be made pursuant to Section 8.01(b)(i) not later than the fifth anniversary of the Closing Date for a breach of any of the representations or warranties set forth in Section 4.01(o)(iii); and

                  (v) all other claims for indemnity must be made not later than May 31, 1997.

                  (f) LIMITATION. Notwithstanding the provisions of Section 8.01(a) or (b), the Indemnity Obligor shall not have any indemnification obligation under this Agreement unless and until the aggregate amount of the Losses of the Indemnified Party exceed, and only for the amount exceeding, $7,500,000 (the "Deductible") in the aggregate; PROVIDED that (i) any liability of the Stockholder with respect to income taxes, with respect to Sections 8.01(b)(vi) or as a result of a breach of the first sentence of Section 4.01(a), or Sections 4.01(c), 4.01(j)(iv) and 4.02(a) shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of the Stockholder with respect to income taxes, Section 8.01(b)(v) or 8.01(b)(vi) or as a result of a breach of the first sentence of Section 4.01(a), or Sections 4.01(c), 4.01(j)(iv), or 4.02(a) be subject to the Deductible and (ii) any liability of Parent with respect to Sections 8.01(a)(iii) and 8.01(a)(iv) or as a result of a breach of Section 4.03(f) or Section 6.13 shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of Parent with respect to such Sections or as a result of a breach of Section 4.03(f) or Section 6.13 be subject to the Deductible in the aggregate.

                  (g) ADJUSTMENTS TO INDEMNITY PAYMENTS. (i) The amount payable by an Indemnity Obligor to an Indemnified Party under Section 8.01(a) or Section 8.01(b) shall be increased by the amount of any Tax payable by the Indemnified Party on or by virtue of the receipt of such

                                       64

amount and such increase, so that the net after-Tax amount realized by the Indemnified Party is equal to the amount of its Loss sustained, taking into account clause (ii) of this Section. The amount payable by an Indemnity Obligor to an Indemnified Party under Section 8.01(a) or Section 8.01(b) shall be reduced by the amount of any Tax benefit actually received by (including by refund or by reduction of or offset against Taxes otherwise payable) the recipient (or by the affiliated group of which the recipient is a member) by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such Tax benefits.

                (ii) The amount payable by the Indemnity Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use its best efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss. Any amount payable by Parent as an Indemnity Obligor shall, at the option of Parent, be paid either in cash or by delivering Parent Common Stock of equal value calculated on the basis of the Current Market Price as of the date such payment is made. If reasonably required by Stockholder, any such payment by Parent shall be made in shares of Parent Common Stock, valued as provided in the preceding sentence.

                  (h) REPRESENTATIONS AND WARRANTIES. Notwith- standing the provisions of Article VII regarding the time as of which certain representations and warranties are made (or deemed to be made) for purposes of the conditions to Closing set forth in such Article, in determining the accuracy of the representations and warranties for purposes of this Article VIII, all representations and warranties set forth in Article IV shall be deemed to be made solely on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties that expressly relate to an earlier date shall, for purposes of this Article VIII, be deemed to be made on and as of such earlier date.

                  (i) INDEMNITY AS SOLE REMEDY. After the Closing Date, indemnification pursuant to this Article VIII shall be the sole and exclusive remedy of any party to this Agreement for any breach of a representation, warranty or covenant
                                       65

made or obligation undertaken by any other party, or for any Loss arising out of or relating to the items listed in paragraphs (a) and (b) of Section 8.01 or otherwise related to the Merger, whether such claim may be asserted as a breach of contract, tort or otherwise. Except for claims made pursuant to this Article VIII, no party shall have any liability after the Closing Date based on any representation or warranty made herein or pursuant hereto. Parent shall not be entitled to offset any amounts due under this Article VIII against any payments due under the Parent Preferred Stock or the Parent Common Stock.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01.  TERMINATION.   This  Agreement  may
be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of Parent and the Stockholder;

                  (b) by either Parent or the Stockholder if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

                  (c) by either Parent or the Stockholder if the Closing has not occurred by February 29, 1996, unless the failure of the Closing to occur is the result of a breach by the Person seeking to terminate the Agreement.

                  SECTION 9.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Stockholder as provided in
Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub, the Company or the Stockholder, other than Section 6.01(b), Section 6.05, this Section 9.02 and
Article X, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                       66

                  SECTION 9.03. AMENDMENT. This Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of each of the parties.

                  SECTION 9.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE X

                                  TAX MATTERS

                  SECTION 10.01. PRE-CLOSING TAXES. (a) The Company and the Company Subsidiaries shall continue to be included for all taxable periods (or portions thereof) ending on or before the Closing Date in the Stockholder's consolidated Federal income tax return and any required state or local consolidated or combined income or franchise tax returns that include the Company and the Company Subsidiaries (all such Tax returns including taxable periods (or portions thereof) of the Company and the Company Subsidiaries ending on or before the Closing Date are hereinafter referred to, collectively, as "Pre-Closing Consolidated Returns"). The Stockholder shall timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns and shall timely pay all Taxes shown as due and payable on Pre-Closing Consolidated Returns.

                  (b) The Stockholder shall timely prepare (or cause the Company or the Company Subsidiaries to prepare) all other Tax returns of the Company and the Company Subsidiaries required by law for all Taxable periods ending on or before the Closing Date ("Pre-Closing Non-Consolidated Returns"). All Pre-Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities,
                                       67

operations and transactions of the Company and the Company Subsidiaries. The Stockholder shall timely file all Pre- Closing Non-Consolidated Returns which are due on or before the Closing Date and shall pay (or cause the Company and the Company Subsidiaries to pay) all Taxes due thereon. The Stockholder shall also pay (or cause the Company and the Company Subsidiaries to pay) the full amount of any Tax which is payable by the Company and the Company Subsidiaries without the filing of a Tax return ("Non-Return Taxes"), payment of which is due on or before the Closing Date. With respect to each Pre-Closing Non-Consolidated Return due after the Closing Date, the Stockholder shall deliver each such Pre-Closing Non-Consolidated Return to the Company and the Company Subsidiaries at least 15 days prior to the due date of such Tax return. The difference between the amount of Tax shown as due and payable on such Pre-Closing Non-Consolidated Return (after giving effect to any credits for the amount of Tax, if any, paid on or prior to the Closing Date as shown on such Tax return) and the portion of the Estimated Pre-Closing Separate Tax Amounts (as defined below) attributable to such Pre-Closing Non-Consolidated Return shall be accounted for as part of the post-closing adjustments described in Section 3.02. Together with such delivery, the Stockholder shall provide Parent with copies of workpapers which will permit Parent to review and substantiate the accuracy of such Tax return and such payment. Subject to the foregoing, Parent shall cause the Company and the Company Subsidiaries to file all such Pre- Closing Non-Consolidated Returns that are due after the Closing Date and to pay the amount of Tax shown as due and payable thereon (after giving effect to any credits for the amount of Tax, if any, previously paid as shown on such Tax return). Any disputes with respect to the preparation or calculation of Taxes with respect to such Pre-Closing Non- Consolidated Returns shall be resolved by the Arbitrator.

                  (c)  For purposes of this Article X,

                  (i) "Estimated Pre-Closing Separate Tax Amounts" means, with respect to each Tax included in the Pre- Closing Separate Tax Amounts (as defined below), the amount thereof as estimated reasonably and in good faith by the Stockholder as of the Closing Date that is used to compute the Company's Working Capital Liabilities and that gives effect to an appropriate credit, if applicable, for the amount of any such Tax included in the Pre-Closing Separate Tax Amounts that has actually been paid on or prior to the Closing Date.

                                       68

                (ii) "Pre-Closing Separate Tax Amounts" means any Tax liability with respect to any Pre-Closing Non- Consolidated Return and with respect to any Tax liability for the Pre-Closing Tax Period on a Post-Closing Return (determined by treating the close of business on the Closing Date as the last date of the taxable period) and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the close of business on the Closing Date (determined on a pro rata basis based upon the number of days covered by such payment which are on or before the Closing Date and the total number of days covered by such payment).

                  SECTION 10.02. POST-CLOSING TAXES. Parent shall timely prepare and file (or cause to be so prepared and filed) all Tax returns required by law for all Taxes of the Company and the Company Subsidiaries for taxable periods that include and end after the Closing Date ("Post-Closing Returns"). Parent shall timely pay or cause to be paid all Taxes relating to Post-Closing Returns ("Post-Closing Taxes"). The Stockholder shall reimburse Parent for (i) the amount of Post-Closing Taxes reported as payable on each Post-Closing Return that is attributable to the portion of the period covered by such Tax return ending on the close of business on the Closing Date (the "Pre-Closing Tax Period"), determined by treating the close of business on the Closing Date as the last date of the taxable period, and (ii) the amount of any Non-Return Tax payable after the Closing Date that is attributable to the portion of the period covered by such payment which ends on or before the close of business on the Closing Date (pro rata based upon the number of days covered by such payment), in each case after giving effect to any credits for the amount of such Post-Closing Tax or such Non-Return Tax, if any, paid on or prior to the Closing Date by the Stockholder, the Company and the Company Subsidiaries or any of their predecessors or Affiliates, and in each case reduced by the portion of the Estimated Pre- Closing Separate Tax Amounts attributable to such specific Post-Closing Tax or Non-Return Tax. Such reimbursements shall be made on or before the later of the date on which such return is filed or 15 days after receipt of a copy of such return or evidence of such payment and Parent shall provide the Stockholder with copies of workpapers which will permit the Stockholder to review and substantiate the accuracy of such return or such payment. Any disputes with
                                       69

respect to such calculations shall be resolved by the Arbitrator.

                  Section 10.03. TAX COOPERATION. After the Closing Date, the Stockholder shall submit to Parent blank Tax return workpaper packages to be used in preparing Pre- Closing Consolidated Returns. Parent shall cause the Company and the Company Subsidiaries to prepare completely and accurately all information that the Stockholder shall reasonably request in such workpaper packages and shall submit to the Stockholder such packages within the later of 90 calendar days after Parent's receipt thereof or 90 calendar days after the close of the taxable period to which a workpaper package relates. The Company and the Company Subsidiaries, on the one hand, and the, Stockholder, on the other hand, shall each cooperate with the other in connection with any Tax investigation, audit or other proceeding. Parent and the Stockholder shall preserve all information, returns, books, records, and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof or a final determination with respect to Taxes for such period. Each of Parent and the Stockholder shall have the right to control any audit or examination by any taxing authority, to cause any amended return or claim for refund to be filed and to contest and resolve any adjustment or proposed adjustment, notice of deficiency or other claim relating to Taxes for which such party or its Affiliates is responsible under Article VIII. If both parties are responsible for any Taxes, both shall jointly have the rights specified in the preceding sentence with respect to such Taxes.

                  SECTION 10.04. NOTIFICATION OF PROCEEDINGS; REFUNDS. (a) In the event that Parent or the Company and the Company Subsidiaries receive notice, whether orally or in writing, or any pending or threatened Federal, state, local, municipal or foreign Tax examinations, claims, settlements, proposed adjustments, assessments, reassessments or related matters with respect to Taxes that could affect the Stockholder or any of its Affiliates, or if the Stockholder or any of its Affiliates receives notice of any Tax matter that could affect Parent or the Company or any of the Company Subsidiaries, the party receiving notice shall notify in writing the potentially affected party within 15 calendar days thereof. The failure of any party to give the notice required by this Section 10.05(a) shall not impair that party's rights under this Agreement except
                                       70

to the extent that the other party demonstrates that it has been damaged thereby.

                  (b) The Stockholder shall be entitled to, and to the extent received by Parent or its Affiliates after the Effective Time shall be promptly paid or caused to be paid by Parent, all refunds with respect to any Taxes of or related to the Company or a Company Subsidiary (i) paid by the Stockholder or by Persons who are Affiliates of the Stockholder before the Effective Time or (ii) which are taken into account in determining Working Capital Liabilities. Parent shall be entitled to, and to the extent received by the Stockholder and by Persons who are Affiliates of the Stockholder after the Effective Time shall be promptly paid or caused to be paid by the Stockholder, all refunds with respect to Taxes of or related to the Company or a Company Subsidiary (x) paid by Parent or by Persons who are Affiliates of Parent after the Effective Time or (y) which are taken into account in determining Working Capital Assets.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to

                           Time Warner Inc.
                              75 Rockefeller Plaza
                           New York, NY 10019
                           Facsimile: (212) 333-3987

                           Attention:  Peter R. Haje, Esq.

                                       71

                           with a copy (which shall not constitute
                           notice) to:

                            Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Facsimile: (212) 474-3700

                           Attention:  William P. Rogers, Jr., Esq.

(b) if to the Company, to

                           KBLCOM Incorporated
                           Two Allen Center, Suite 1800
                           1200 Smith Street
                           Houston, TX 77002
                           Facsimile: (713) 651-2719

                           Attention:  Mr. John R. Bickham

                           with a copy (which shall not constitute
                           notice) to:

                           Houston Industries Incorporated
                             611 Walker, 25th Floor
                           Houston, TX 77002
                           Facsimile: (713) 220-5503

                           Attention: Hugh Rice Kelly, Esq.

                           with a copy (which shall not constitute
                           notice) to:

                             Baker & Botts, L.L.P.
                           One Shell Plaza
                              910 Louisiana Street
                           Houston, TX 77002
                           Facsimile: (713) 229-1522

                           Attention: J. Patrick Garrett, Esq.

                                       72

                           with a copy (which shall not constitute
                           notice) to:

                            Dow, Lohnes & Albertson
                             1255 23rd Street N.W.
                           Washington, DC 20037-1194
                           Facsimile: (202) 857-2900

                           Attention: Leonard J. Baxt, Esq.

                  (c) if to the Stockholder, to

                           Houston Industries Incorporated
                           Five Post Oak Park
                             4400 Post Oak Parkway
                           Houston, TX 77027
                           Facsimile: (713) 629-3065

                           Attention:  Mr. Stephen W. Naeve

                           with a copy (which shall not constitute
                           notice) to:

                           Houston Industries Incorporated
                             611 Walker, 25th Floor
                           Houston, TX 77002
                           Facsimile: (713) 220-5503

                           Attention: Hugh Rice Kelly, Esq.

                           with a copy (which shall not constitute
                           notice) to:

                              Baker & Botts L.L.P.
                           One Shell Plaza
                              910 Louisiana Street
                           Houston, TX 77002
                           Facsimile: (713) 229-1522

                           Attention: J. Patrick Garrett, Esq.

                                       73

                           with a copy (which shall not constitute
                           notice) to:

                            Dow, Lohnes & Albertson
                             1255 23rd Street N.W.
                           Washington, DC 20037-1194
                           Facsimile: (202) 857-2900

                           Attention: Leonard J. Baxt, Esq.

                  SECTION 11.02. DEFINITIONS. The following terms shall have the meaning set forth below:

                  "Additional Parent Preferred Stock" has the meaning set forth in Section 4.03(b).

                  "Adjustment Amount" means the sum of the Company Adjustment Amount and the Paragon Adjustment Amount.

                  "Adjustment Factor" has the meaning set forth in
         Section 3.02.

                  "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; PROVIDED, HOWEVER, that Paragon shall not be deemed to be an Affiliate of the Stockholder, the Company, any Company Subsidiary or Parent.

                  "Antitrust Division" has the meaning set forth in
         Section 6.07.

                  "Arbitrator" has the meaning set forth in
         Section 3.04(b).

                  "Balance Sheets" has the meaning set forth in
         Section 4.01(e).

                  "Basic Subscriber Rate" means, with respect to any System as of any date, the monthly fees and charges charged by such System as of such date for the provision of basic services to a single family household. The Basic Subscriber Rate for each Company System as of the date of this Agreement is set forth in Section 4.01(q) of the Disclosure Schedule.
                                       74

                  "Benefit Plans" has the meaning set forth in
         Section 4.01(h).

                  "Business Day" means a day, other than a Saturday or Sunday, on which banking institutions in New York, New York and Houston, Texas are required to be open.

                  "Capital Expenditure" of any Person means any amount that would be included, in accordance with GAAP applied consistently with the basis used in preparing the Financial Statements, as an addition to property, plant and equipment on a consolidated statement of cash flows of such Person.

                  "Capital Expenditure Deficiency" of any Person means the excess as of the Closing Date, if any, of such Person's Cumulative Projected Capital Expenditure Amount as of such date over such Person's Cumulative Capital Expenditure Amount as of such date.

                  "Capital Expenditure Excess" of any Person means the excess as of the Closing Date, if any, of such Person's Cumulative Capital Expenditure Amount as of such date over such Person's Cumulative Projected Capital Expenditure Amount as of such date.

                  "Certificate of Designations" means the Certificate of the Voting Powers, Designations Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of the Parent Preferred Stock, in the form attached hereto as Exhibit H.

                  "Certificate of Merger" has the meaning set forth in Section 1.03.

                  "Closing" and "Closing Date" have the respective meanings set forth in Section 1.02.

                  "Closing Indebtedness and Other Liabilities" of any Person as of the Closing Date means (i) all Indebtedness of such Person and its Subsidiaries as of such date, on a consolidated basis (exclusive of current portion) and (ii) other miscellaneous liabilities of such Person and its Subsidiaries (exclusive of deferred Taxes) of the type required to be disclosed on a balance sheet in accordance with GAAP.

                                       75

                  "Code" has the meaning set forth in the recitals hereof.

                  "Commonly Controlled Entity" has the meaning set forth in Section 4.01(i).

                  "Common Share Number" has the meaning set forth in
         Section 3.01(b).

                  "Communications Act" means the Communications Act of 1934, as amended, including the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992.

                  "Company Adjustment Amount" and "Company Adjustment Factor" have the respective meanings set forth in Section 3.02(a)(ii).

                  "Company Closing Indebtedness and Other Liabilities" means Closing Indebtedness and Other Liabilities of the Company, including all amounts outstanding (exclusive of current portion) under (i) the Revolving Credit and Letter of Credit Facility Agreement dated as of March 14, 1989, among KBL Cable, Inc. as borrower, Morgan Guaranty Trust Company of New York, The First National Bank of Chicago and Chemical Bank, as agents, and the several banks party thereto as lenders, as amended by the Consent, Waiver and First Amendment to Revolving Credit and Letter of Credit Facility Agreement dated as of October 6, 1989, and (ii) the Note Agreements, but excluding all Intercompany Indebtedness.

                  "Company Common Stock" has the meaning set forth in the recitals hereof.

                  "Company Designated Franchise Areas" means those Franchise Areas as may be identified by written agreement by Parent and the Stockholder from time to time.

                  "Company Franchise" means any Franchise of the Company or any Company Subsidiary.

                  "Company Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the
                                       76

         business, properties, condition (financial or other) or results of operations of the Company and the Company Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, as applicable; PROVIDED, HOWEVER, that (i) a change or effect with respect to Paragon shall not be considered in determining whether a Company Material Adverse Change or a Company Material Adverse Effect has occurred and (ii) a change or effect (or development) shall not be deemed to be a Company Material Adverse Change or a Company Material Adverse Effect if such change or effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of such legislation, regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at the Company or any Company Subsidiary (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of the Company or any Company Subsidiary or the Stockholder, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

                  "Company Permit" means any Permit applicable to the Company or any Company Subsidiary, whether or not obtained by the Company or such Company Subsidiary.

                  "Company Preferred Stock" means the Preferred
         Stock, without par value, of the Company.

                  "Company Severance and Incentive Liabilities" means all liabilities under (i) the KBLCOM Incorporated Incentive Bonus Plan and related agreements, (ii) (A) the KBLCOM Incorporated Executive Incentive Compensation Plan and (B) the KBLCOM Incorporated Additional Incentive Compensation Program, in each case required to be accrued as of the Closing Date, (iii) the Retention Agreements entered into between the Company and certain of its Corporate Employees with regard to retention payments upon occurrence of a change in control and (iv) the Scheduled Plans (with respect to Corporate Employees), other than, in the
                                       77

         case of clause (iv), with respect to Corporate Employees who accept employment with Parent, its Subsidiaries or Affiliates or Paragon (other than employment that is intended to be transitional in nature). To the extent applicable, the liabilities referred to in the preceding sentence shall be determined on the basis of compensation and time of service as of the Closing Date.

                  "Company Subsidiary" means any Subsidiary of the Company; PROVIDED, HOWEVER, that Paragon shall not be deemed to be a Company Subsidiary.

                  "Company System" means the Company's cluster of cable television operations in each of the following areas: (i) the San Antonio, Texas, metropolitan area (ii) the state of Minnesota, (iii) the Portland, Oregon, metropolitan area (iv) Orange County, California and (v) the Laredo, Texas, metropolitan area (it being understood that all of the cable television operations of the Company or a Company Subsidiary are included in the foregoing five areas).

                  "Confidentiality Agreement" has the meaning set forth in Section 6.01.

                  "Contracts" has the meaning set forth in
         Section 4.01(m)(i).

                  "Corporate Change" has the meaning set forth in
         Section 5.01(e).

                  "Corporate Employees" means each of the employees of the Company or any Company Subsidiary employed in the Company's offices in Houston, the Denver advertising sales office, the MIS office in San Antonio and any other employees on the payroll of the corporate office of the Company or the corporate office of KBL-TV Incorporated.

                  "Cumulative Capital Expenditure Amount" of the Company or Paragon, as the case may be, with respect to the Closing Date, means
         (i) the aggregate amount of all Capital Expenditures made by such Person and its Subsidiaries after the date of this Agreement and on or prior to the Closing Date (the "Measurement Period"), plus (ii) the aggregate of the Monthly Interest Amounts for each month or portion thereof after the date of
                                       78

         this Agreement and prior to the Closing Date. For purposes of determining the amount of Capital Expenditures made during the portion of a month that is only partially included in the Measurement Period, the aggregate amount of Capital Expenditures made during such month shall be allocated pro rata between the included and excluded portions of such month. The "Monthly Interest Amount" in respect of any month or portion thereof equals the product of (i) one-twelfth times (or a smaller percentage representing the ratio of the actual number of days in the period divided by the actual number of days in the year in question) (A) the rate of interest per annum (expressed as a decimal) publicly announced from time to time by the Texas Commerce Bank as its prime rate in effect at its principal office on the last day of the month in question or the Closing Date, as applicable, less (B) one percent, for such month or portion thereof and (ii) the excess (or deficiency) of (A) the sum of all Capital Expenditures made by the Company and the Company Subsidiaries or Paragon and its Subsidiaries, as applicable, from the date of this Agreement to the last day of such month or the Closing Date, as applicable, over (B) $5,000,000 times the total number of months and portions thereof (each such portion to be expressed as a decimal) between the date of this Agreement and the last day of such month or the Closing Date, as applicable (it being understood that if the amount in this clause (ii) is a deficiency, the Monthly Interest Amount in respect of such month shall be a negative number). For purposes of this definition, a Capital Expenditure shall be deemed to be "made" on the last day of the month for which it would be required to be included on a consolidated statement of cash flows prepared in accordance with GAAP.

                  "Cumulative Projected Capital Expenditure Amount" of the Company or Paragon, as the case may be, with respect to the Closing Date, means $5,000,000 times the number of calendar months (or portions thereof) from the date of this Agreement to the Closing Date.

                  "Current Market Price" means, with respect to the Parent Common Stock as of any date, the average of the closing prices of such stock on the NYSE composite tape (as reported by THE WALL STREET JOURNAL (National Edition) or, if not reported thereby, by any other authoritative source) for all trading days beginning on

                                       79

         the thirtieth trading day before such date and ending on and including the fifth trading day before such date.

                  "Debt Prepayment Penalty" means, the amount of the premium or other penalty payable at the option of the holder of a note in respect of the early retirement of the amounts payable pursuant to paragraph 4F(i) of the Note Agreement as a result of the transactions contemplated hereby, which for purposes of this Agreement shall be deemed to be $8,150,000.

                  "Deductible" has the meaning set forth in
         Section 8.01(f).

                  "DGCL" has the meaning set forth in Section 1.01.

                  "Disclosure Schedule" has the meaning set forth in
         Section 4.01(b).

                  "Distribution" has the meaning set forth in
         Section 3.03(b).

                  "Effective Time" has the meaning set forth in
         Section 1.03.

                  "Environmental Law" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, the management, Release (as hereinafter defined) or threatened Release of, or exposure to, Hazardous Substances or noxious odor, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ. ("CERCLA"), the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 ET SEQ., the Clean Air Act, 42 U.S.C. ss.ss. 7401 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 ET SEQ., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.
                                       80

                  "Environmental Permit" means any permit, license, or authorization from any Governmental Entity required for the Company and the Company Subsidiaries to conduct their respective business operations under Environmental Laws.

                  "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

                  "Estimated Adjustment Amount" and "Estimated Adjustment Factor" have the respective meanings set forth in Section 3.02(a)(iv).

                  "Estimated Company Adjustment Factor" has the meaning set forth in Section 3.02(a)(ii).

                  "Estimated Paragon Adjustment Factor" has the meaning set forth in Section 3.02(a)(iii).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "FTC" means the Federal Trade Commission.

                  "Financial Statements" has the meaning set forth in section 4.01(e).

                  "Franchise" means any Federal, state, county or municipal franchise (including any contracts with the Federal government with respect to service on military bases) for the construction, operation, maintenance or ownership of a System or portion thereof.

                  "Franchise Area" of a Person means any of the geographic areas in which such Person or its Subsidiaries is authorized to provide cable television service pursuant to a Franchise or otherwise permitted to provide cable television service.

                  "GAAP" means United States generally accepted
         accounting principles.
                                       81

                  "Governmental Entity" means any Federal, state or local government or any court, administrative or regulatory agency, whether domestic or foreign.

                  "Hazardous Substance" means all materials or substances, regulated as "hazardous" or "toxic", including petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos-containing materials regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. ss. 172.101 and materials defined as "hazardous substances" pursuant to Section 101(14) of CERCLA.

                  "Homes Passed" means, with respect to any System, the total of
         (a) the number of single family residences capable of being serviced in such System without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced in such System without further line construction, and (c) the number of business locations capable of being serviced in such System without further line construction.

                  "HSR Act" means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "Indebtedness" means with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (other than subscribers' prepayments and deposits received in the ordinary course of such Person's business), (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid (other than trade payables and operating leases of such Person incurred in the ordinary course of such Person's business), (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding deferred employee compensation pursuant to existing plans and obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (F) all lease obligations of such
                                       82

         Person capitalized on the books and records of such Person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such Person (other than mechanics' liens and liens of similar nature incurred in the ordinary course of such Person's business), whether or not the obligations secured thereby have been assumed, (H) all letters of credit issued for the account of such Person (other than letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business and letters of credit issued in respect of franchise, pole attachment and insurance agreements) and (I) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; PROVIDED, HOWEVER, that (i) Indebtedness shall not include any amounts in respect of performance or other similar bonds issued by such Person in the ordinary course of business and (ii) the face amount due upon maturity of any Indebtedness shall be deemed to be the principal amount of such Indebtedness.

                  "Indemnified Party" and "Indemnity Obligor" have the respective meanings set forth in Section 8.01(c).

                  "Individual Subscriber" means, with respect to any System as of any date, each subscriber to such System (i)(A) who has paid for at least one month service without discount or (B) who has become a subscriber only pursuant to ordinary and customary marketing promotions in accordance with past practices, and in either case (ii)(A) whose payment for service is not more than 60 days past due from the first day of the period to which any outstanding bill relates and (B) who has not given notice of termination. Each residential customer, whether residing in a single-family dwelling or a multiple-family dwelling, is counted as one Individual Subscriber. Each commercial location (business, hotel, motel, bar, restaurant etc.) is counted as one Individual Subscriber.

                  "Intellectual Property" means all trademarks, trade names, assumed names, service names, service marks, copyrights, corporate names, patents and patent applications, invention disclosures, registered copyrights, and applications for registration of the foregoing, and all licenses, know-how and trade secrets

         (excluding advertising materials and customer and supplier lists) and unregistered marks.

                  "Intercompany Indebtedness" means, as of the Closing Date, all Indebtedness (including any accrued and unpaid interest thereon) owed by the Company or any Company Subsidiary to the Stockholder or any of its Subsidiaries (other than the Company or any Company Subsidiary), including the Subordinated Promissory Notes of the Company payable to the Stockholder, each dated October 5, 1993, in the respective principal amounts of $350,000,000, $250,000,000 and $94,097,220.

                  "Inventory Deficiency" shall mean the excess, if any, of (i) $7,700,000 over (ii) the amount of the Company's inventory not held for sale in the ordinary course of business existing as of the Closing Date.

                  "Inventory Excess" shall mean the excess, if any, of (i) the amount of the Company's inventory not held for sale in the ordinary course of business existing as of the Closing Date over (ii) $7,700,000.

                  "Joint Venture Agreement" means the agreement contemplated by the summary of terms set forth in Exhibit I.

                  "KBL" means KBL Cable, Inc., a Delaware
         corporation.

                  "KBL Minneapolis" has the meaning set forth in
         Section 4.01(m)(iv).

                  "Lien" means any pledge, claim, lien, charge, encumbrance, restriction on transfer or security interest of any kind or nature whatsoever.

                  "Loan Instrument" has the meaning set forth in clause (i) of the definition of Third Party Contract.

                  "Losses" means any losses, damages, claims, obligations, liabilities, costs, expenses, interest and penalties (including reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand) of any kind or character.

                  "MMDS" means microwave multichannel distribution services.

                  "Merger" has the meaning set forth in the recitals hereof.

                  "Merger Consideration" has the meaning set forth in Section 3.01.

                  "Minneapolis Partnership Agreement" has the meaning set forth in Section 4.01(m)(iv).

                  "Multiemployer Pension Plans" has the meaning set forth in Section 4.01(i).

                  "Non-Return Taxes" has the meaning set forth in
         Section 10.01.

                  "Non-Subsidiary Equity Investment" means, with respect to any Person, any corporation, partnership or other entity (other than a Subsidiary of such Person) whose voting securities, partnership interests or other equity interests are owned by such Person.

                  "Note Agreement" means any Note Agreement dated as of March 14, 1989, between KBL and a purchaser of any of the 10.95% Senior Notes due 1999 or the 11.30% Senior Subordinated Notes due 1999 of KBL Cable, Inc., as amended by the Consent, Waiver and First Amendment to the Note Agreement dated as of October 6, 1989.

                  "Notice of Disagreement" has the meaning set forth in Section 3.04.

                  "NYSE" has the meaning set forth in
         Section 7.01(e).

                  "Other Contracts" has the meaning set forth in
         Section 4.01(m).

                  "Paragon" means Paragon Communications, a Colorado general partnership.

                  "Paragon Adjustment Amount" and "Paragon Adjustment Factor" have the respective meanings given such terms in Section 3.02(a)(iii).

                  "Paragon Closing Indebtedness and Other Liabilities" means Closing Indebtedness and Other Liabilities of Paragon and its Subsidiaries.

                  "Paragon Designated Franchise Areas" shall mean such Franchise Areas as may be identified by written agreement by Parent and the Stockholder from time to time.

                  "Paragon Franchise" means any Franchise of Paragon or any of its Subsidiaries.

                  "Paragon Franchise Number" means a percentage of Individual Subscribers of Paragon in all of the Paragon Designated Franchise Areas, which percentage shall be identified by written agreement by Parent and the Stockholder from time to time.

                  "Paragon Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to
         (i) the business, properties, condition (financial or other) or results of operations of Paragon and its Subsidiaries, taken as a whole, or
         (ii) the ability of the Stockholder to transfer its interest in Paragon to Parent in accordance with the transactions contemplated hereby; PROVIDED, HOWEVER, that a change or effect (or development) shall not be deemed to be a Paragon Material Adverse Change or a Paragon Material Adverse Effect if such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of any legislation, regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at Paragon (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of Parent or any Subsidiary of Parent, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

                  "Paragon Permit" means any Permit applicable to Paragon or any of its Subsidiaries, whether or not obtained by Paragon or such Subsidiary.

                  "Paragon System" means any cable television system owned by Paragon or any Subsidiary thereof.

                  "Parent Change of Control" shall mean the occurrence of one or both of the following events: (a) individuals who would constitute a majority of the members of the Parent's board of directors elected at any meeting of stockholders or by written consent (without regard to any members of Parent's board of directors elected pursuant to the terms of any series of preferred stock of Parent) shall be elected to Parent's board of directors and the election or the nomination for election by Parent's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election or (b) a person or entity or group or persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, or redemptions or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
         Act) of 40% or more of the outstanding shares of Parent Common Stock.

                  "Parent Common Stock" means the Common Stock, par value $1.00 per share, of Parent.

                  "Parent Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that a change or effect (or development) shall not be deemed to be a Parent Material Adverse Change or a Parent Material Adverse Effect if such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions applicable to the cable industry generally, including legislative, regulatory and competitive conditions, on a national, state or regional basis (unless, in the case of any legislation,
                                       87

         regulation or competitive activity, such legislation, regulation or competitive activity is directed primarily at Parent or any of its Subsidiaries (even if such action is on its face applicable to the cable industry generally) or is attributable primarily to the actions or inactions of one or more of Parent or any Subsidiary of Parent, which actions or inactions are not consistent with what a prudent long-term cable operator would do or fail to do in the circumstances).

                  "Parent Preferred Stock" means the Series D Convertible Preferred Stock, par value $1.00 per share, of Parent, with rights, preferences and terms as set forth in the Certificate of Designations attached as Exhibit H hereto.

                  "Parent SEC Documents" has the meaning set forth in Section 4.03(d).

                  "Pension Plans" has the meaning set forth in
         Section 4.01(i).

                  "Periodic Financial Statements" means the consolidated financial statements of (i) the Company and (ii) KBL, covering in each case each fiscal quarter and fiscal year ending after the date hereof, identified as such by the Company and consisting of (x) consolidated balance sheets as of the relevant period end and (y) statements of consolidated operations and consolidated cash flows for the relevant quarter and year-to-date period. The KBL consolidated financial statements for any fiscal year shall be audited and all other consolidated financial statements shall be unaudited (subject to Section 6.17).

                  "Permit" means any permit (including any FAA or FCC permit), license, franchise, variance, exemption, authorization, concession, lease, instrument, order or approval of any Governmental Entity; PROVIDED, HOWEVER, that a Franchise shall not be deemed to be a Permit.

                  "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  "Post-Closing Returns" and "Post-Closing Taxes" have the respective meanings set forth in Section 10.02.

                                       88

                  "Pre-Closing Consolidated Returns" and "Pre- Closing Taxes" have the respective meanings set forth in Section 10.01.

                  "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date (determined in accordance with Treasury Regulation s. 1.1502-76(b), as amended by Treasury Decision 8560), including the portion up to the Closing Date of a period that begins before and ends after the Closing Date.

                  "Rate Laws" means (i) (A) the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 (the "92 Act"), (B) any rules, regulations, orders or other actions promulgated, enacted or taken on or prior to the date of this Agreement or at any time thereafter by the FCC or by any state or local Governmental Entity under or pursuant to the rate regulation provisions of the 92 Act; and (ii) any other Federal law, statute, rule or regulation promulgated, enacted or taken after the date of this Agreement that directly regulates the rates of any System.

                  "Rate Practices" means any activity that is or can reasonably be expected to be subject to Rate Laws.

                  "Rate Proceeding" means any claim, investigation, certification, inquiry, suit, action or similar proceeding made, instituted or threatened by any Person, (including any Governmental Entity) or before any Governmental Entity, arising from, relating to or in connection with Rate Laws, whether existing on the date of this Agreement or arising thereafter.

                  "Registration Rights Agreement" means the agreement between Parent and the Stockholder, to be entered into on the Closing Date, in the form attached as Exhibit J hereto.

                  "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, groundwater, soils, land surface or subsurface strata).

                                       89

                  "SMATV" means satellite master antenna television distribution systems.

                  "Savings Plan" has the meaning set forth in
         Section 6.04.

                  "Scheduled Plans" means (i) the 1-Year Parachute Agreements entered into between the Company and certain of its employees with regard to severance benefits and identified on Attachment A to Section 4.01(h) of the Disclosure Schedule, (ii) the 3-Year Parachute Agreements entered into between the Company and certain of its employees with regard to severance benefits and identified on Attachment A to Section 4.01(h) of the Disclosure Schedule, (iii) the KBLCOM Incorporated Special Severance Benefits Plan, effective September 1, 1994 and (iv) the general severance obligations set forth in Section A, Subsection 160 of the Company's Personnel Policies and Procedures.

                  "SEC" means the Securities and Exchange
         Commission.

                  "Section 6.05(b) Fees" has the meaning set forth in Section 6.05(b).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Specified Corporate Employees" has the meaning set forth in Section 6.11(a).

                  "Specified Long-Term Assets" means (i) the shares of capital stock or other equity interests owned by the Company or Paragon, as applicable, as of the date hereof in the following Persons: QVC, Inc., Linkatel Pacific, L.P., Starsight Telecast, Inc., International Cablecasting Technologies, Inc., Upper Midwest Cable Partners, CAT Partnership, ARP Partnership and Cable Advertising Partners and (ii) any assets into which any such assets are converted, or for which any such assets are exchanged, in any transaction or series of transactions (including subsequent conversions or exchanges).

                  "Statement" has the meaning set forth in
         Section 3.04(a).
                                       90

                  "Stockholder's Agreement" means the agreement between Parent and the Stockholder, to be entered into on the Closing Date, in the form attached as Exhibit K hereto.

                  "Subsidiary" means, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned (beneficially or otherwise) directly or indirectly by such first Person or any Subsidiary thereof; PROVIDED, HOWEVER, that Paragon shall not be deemed to be a Subsidiary of Parent, the Stockholder, the Company or any Company Subsidiary.

                  "Surviving Corporation" has the meaning set forth in Section 1.01.

                  "Surviving Corporation Common Stock" means the Common Stock, par value $1.00 per share, of the Surviving Corporation.

                  "Swap Termination Amount" means the termination value of the interest rate, currency or commodity swap or hedging contracts of the Company, which for purposes of this Agreement shall be deemed to be $350,000.

                  "System" means any Company System or Paragon
         System, as applicable.

                  "Tax" or "Taxes" includes all Federal, state, local or foreign income, gross receipts, franchise, capital, property, sales, use, excise, transfer, license, payroll, withholding and other taxes, governmental charges and assessments, together with any interest or penalties on underpayments of tax, any additions to tax and any penalties for late filing of or failure to file tax returns or reports.

                  "Taxing Authority" means any domestic, foreign, Federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or

                                       91

         any other authority exercising Tax regulatory authority.

                  "Third-Party Contract" of any Person means (i) any loan or credit agreement, note, bond, mortgage, indenture, financing lease or other debt instrument or agreement (collectively "Loan Instruments"), or (ii) any other contract, agreement or other understanding, in each case applicable to such Person, any of its Subsidiaries or any of their respective properties and assets, and to which a Governmental Entity is not a party.

                  "Transaction Documents" means the Stockholder's
         Agreement and the Registration Rights Agreement, collectively.

                  "Transferable Franchise Area" means any Franchise Area with respect to which (A) any authorization, consent, order or approval of any Governmental Entity necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained; (B) no authorization, consent, order or approval of any Governmental Entity is necessary for the transfer of control of the Franchise for such Franchise Area in connection with the consummation of the transactions contemplated by this Agreement; or (C) no Franchise is required for the provision of cable television service in the Franchise Area.

                  "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

                  "TWE-Advance/Newhouse" means Time Warner
         Entertainment-Advance/Newhouse Partnership, a New York general partnership.

                  "TWE Management Agreement" means the Agreement dated as of August 31, 1988, among Paragon, American Television and Communications Corporation, a Delaware corporation, and the Company.

                  "Working Capital Assets" of any Person as of the Closing Date consist of current assets, as determined in accordance with GAAP, which include, but are not limited to, the following: (i) cash and cash

                                       92

         equivalents, marketable securities (valued at fair market value), prepaid pole attachment rentals, prepaid insurance premiums and other prepaid items of such Person and its Subsidiaries, in each case as of such date; (ii) receivables from subscribers to the Systems owned by such Person and its Subsidiaries and other receivables (valued in each case at Book Value) and deposits as of such date (but only to the extent that such receivables and deposits are incurred in the ordinary course and are available to the Surviving Corporation after the Closing
         Date); and (iv) inventories held for sale in the ordinary course of business; PROVIDED, HOWEVER, that Working Capital Assets shall not include (A) accounts receivable from, or Indebtedness owed by, the Stockholder or any of its Subsidiaries (other than the Company and the Company Subsidiaries), (B) Specified Long-Term Assets, (C) loans to employees that are not in the ordinary course of business or (D) inventories not held for sale in the ordinary course of business. The "Book Value" of any receivable shall be the amount of such receivable less a reasonable reserve for collectibility determined in accordance with past practice on a basis consistent with the Company's experience.

                  "Working Capital Balance" of any Person means the excess of Working Capital Assets of such Person over Working Capital Liabilities of such Person, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements in the case of the Company, or such Person's most recent audited financial statements in any other case, except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities; PROVIDED, HOWEVER, that the Company Working Capital Balance shall be determined without giving effect to the Company's interest in the assets and liabilities of Paragon.

                  "Working Capital Deficit" of any Person means the excess of the Working Capital Liabilities of such Person over the Working Capital Assets of such Person, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the Financial Statements in the case of the Company, or in Paragon's most recent audited financial statements in the case of Paragon,
                                       93

         except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities; PROVIDED, HOWEVER, that the Company Working Capital Deficit shall be determined without giving effect to the Company's interest in the assets and liabilities of Paragon.

                  "Working Capital Liabilities" of any Person as of the Closing Date consist of current liabilities as determined in accordance with GAAP, which include, but are not limited to, the following: (i) trade accounts payable, notes payable and the current portion of long-term debt liabilities of such Person and its Subsidiaries, (ii) expenses of such Person and its Subsidiaries relating to the consummation of the Merger, including fees and expenses such as attorneys', accountants, financial advisors and brokers fees, if such fees and expenses are paid after the Closing Date, (iii) other accrued and unpaid expenses of such Person and its Subsidiaries (including amounts due and payable in respect of unpaid Taxes) as of such date, (iv) subscribers' prepayments and deposits as of such date; PROVIDED, HOWEVER, that Working Capital Liabilities shall not include (w) deferred Taxes of such Person (x) any Intercompany Indebtedness, (y) any of the Company Severance and Incentive Liabilities or (z) the Debt Prepayment Penalty.

                  SECTION 11.03. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  SECTION 11.04. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 11.05. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Transaction Documents, the Joint Venture Agreement and the Confidentiality
                                       94

Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for Sections 6.03 and 6.04, are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

                  SECTION 11.06. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger.

                  SECTION 11.07. ASSIGNMENT. Subject to the limitations in
Section 6.02(e), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent or Sub may assign all of its rights, interest or obligations hereunder to (i) any wholly owned Subsidiary of Parent (ii) TWE or (iii) TWE-Advance/Newhouse. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 11.08. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by notion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the

                                       95

transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

                  SECTION 11.09. DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 11.10. COOPERATION. (a) In the event that the Merger is consummated without the requisite approval of all franchising authorities, the Stockholder agrees to use commercially reasonable efforts to (i) enter into such agreements, including any trust or management agreement, as the parties mutually determine are appropriate to enable Parent to conduct its operations, subject to applicable laws, as if all the transactions contemplated hereby had been consummated and (ii) take actions contemplated by this Agreement (including
Section 6.02) to be taken by the Stockholder to cause any Franchise Area that is not a Transferable Franchise Area as of the Effective Time to become a Transferable Franchise Area; PROVIDED, HOWEVER, that Parent shall pay any fees and expenses, including reasonable attorney's fees, of the Stockholder resulting from or in connection with compliance with this Section.

                  (b) After the Closing, upon reasonable written notice, the Stockholder and Parent shall furnish or cause to be furnished to each other and to their employees, counsel, auditors and representatives reasonable access, during normal business hours, to such information and assistance relating to the Company (or the Surviving Corporation) and the Company Subsidiaries as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment, in order to respond to inquiries from Governmental Entities or relevant to a particular claim for indemnification that has been made pursuant to Article VIII hereof. At the reasonable request and expense of any party, the other parties shall deliver copies of any such information to the requesting party. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 11.10(b). No party hereto shall be required by this Section 11.10(b) to take any action that
                                       96

would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

                  SECTION 11.11. NO OTHER REPRESENTATIONS. Except as otherwise expressly set forth in this Agreement, the Disclosure Schedule, the Schedules, Exhibits and certificates delivered hereto or the Transaction Documents, none of the parties hereto have made or shall be deemed to have made any representations, warranties or agreements with or to each other or to any other Person regarding the subject matter of this Agreement and the Transaction Documents. Each expressly disclaims liability and responsibility for any oral information communicated to any other party (including any opinion, information or advice that may have been provided by any officer, stockholder,

                                       97

director, employee, agent, consultant or representative of such party including, in the case of the Stockholder and the Company, CS First Boston Corporation.



                  IN WITNESS WHEREOF, the Company, the Stockholder, Parent and Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      KBLCOM INCORPORATED,

                                      by

                                      /S/ DON D. JORDAN
                                    Name: Don D. Jordan
                                   Title: Chairman and Chief Executive Officer


                                       HOUSTON INDUSTRIES INCORPORATED,

                                       by

                                       /S/ DON D. JORDAN
                                     Name: Don D. Jordan
                                    Title: Chairman and Chief Executive Officer

                                       TIME WARNER INC.,

                                       by

                                      /S/ PETER R. HAJE
                                    Name: Peter R. Haje
                                   Title: Executive Vice President
                                            and General Counsel

                                       TW KBLCOM ACQUISITION CORP.,

                                       by

                                      /S/ SPENCER B. HAYS
                                    Name: Spencer B. Hays
                                   Title: Vice President

                                       98
                                                                       EXHIBIT H

          CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
               SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                 RESTRICTIONS THEREOF, OF SERIES D CONVERTIBLE
                                PREFERRED STOCK

                                       OF

                                TIME WARNER INC.

                              --------------------


             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                              --------------------


                  TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (as defined below, the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation at a meeting duly held on [ ].

                  RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of
Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware, such Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

                  The series of Preferred Stock hereby established shall consist of 11,000,000 shares designated as Series D Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

                                       1

                     1. DEFINITIONS. As used herein, the following terms shall have the indicated meanings:

                           1.1  "Accrued Dividend Amount" shall mean the
aggregate amount of accrued and unpaid dividends on a share of Series D Stock to and including the Conversion Date, except that if the Conversion Date shall occur after a Record Date and prior to a related Dividend Payment Date, the Accrued Dividend Amount shall not include any accrued and unpaid dividends for the period from and after the most recent Dividend Payment Date.

                           1.2  "Board of Directors" shall mean the
Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                           1.3  "Capital Stock" shall mean any and all
shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

                           1.4  "Certificate" shall mean the certificate
of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series D Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware.

                           1.5  "Change of Control" and "Change of
Control Date" shall have the following meanings: "Change of Control" shall mean the occurrence of one or both of the following events: (a) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election (in which event "Change of Control

                                       2

Date" shall mean the date of such election) or (b) a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group within the meaning of Rule 13d-3 under the Exchange Act (the "Acquiring Person") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, share repurchases or redemptions or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the outstanding shares of Common Stock (in which event "Change of Control Date" shall mean the date of the event resulting in such 40% ownership).

                           1.6  "Closing Price" of the Common Stock
shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

                           1.7  "Common Dividend Deficiency" shall be
applicable in the event that a Conversion Date shall fall after a record date and prior to the related payment date for a regularly scheduled cash dividend on the Common Stock (the "Common Dividend Payment Date"), and in such event shall mean the product of (i) the Conversion Rate, (ii) the amount per share of Common Stock of the regularly scheduled cash dividend for which the record date has been set but a payment date has not yet occurred and (ii) a fraction (A) the numerator of which is the number of calendar days from and excluding the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, from and excluding the Dividend Payment Date) to and including the Common Dividend Payment Date and (B) the denominator of which is 91 (provided that such fraction shall not be greater than one (1)).

                           1.8  "Common Dividend Excess" shall be
applicable in all circumstances where a Common Dividend Deficiency is not applicable, and in such event shall mean the product of (i) the Conversion Rate,
(ii) the regular
                                       3

quarterly cash dividend per share, if any, paid by the Corporation on the Common Stock (the "Historical Dividend") on the most recent dividend payment date for the Common Stock (the "Prior Dividend Payment Date") occurring during the four months immediately preceding the Conversion Date and (iii) a fraction (A) the numerator of which is the number of calendar days from and excluding (1) the Prior Dividend Payment Date to and including (2) the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, to and including the Dividend Payment Date) and (B) the denominator of which is 91 days (provided that in no event shall the fraction be greater than one (1)).

                           1.9  "Common Stock" shall mean the class of
Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value, (y) a subdivision or combination or (z) any other changes for which an adjustment is made under
Section 3.6(a), and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares of Common Stock.

                           1.10  "Conversion Date" shall have the
meaning set forth in Section 3.5 hereof.

                           1.11  "Conversion Price" at any time shall
mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent).

                           1.12  "Conversion Rate" shall have the
meaning set forth in Section 3.1 hereof.

                           1.13  "Converting Holder" shall have the
meaning set forth in Section 3.5 hereof.

                           1.14  "Corporation" shall mean Time Warner
Inc., a Delaware corporation, and any of its successors by operation of law, including by merger, consolidation or sale or conveyance of all or substantially all of its property and assets.
                                       4

                           1.15  "Current Market Price" of the Common
Stock on any date shall mean the average of the daily Closing Prices per share of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the applicable record date, conversion date, redemption date or exchange date referred to in
Section 3 or Section 4.

                           1.16 "Dividend Payment Date" shall have the meaning
set forth in Section 2.1 hereof.

                           1.17  "Effective Time" shall mean the time of
filing (or if later the time of effectiveness specified therein) of a certificate of merger with the Secretary of State of the State of Delaware pursuant to Section 1.03 of the Agreement and Plan of Merger dated as of January 26, 1995, among KBLCOM Incorporated, Houston Industries Incorporated, the Corporation and TW KBLCOM Acquisition Corp., as the same may be amended from time to time.

                           1.18 "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

                           1.19 "Exchange Price" shall have the meaning set
forth in Section 4.1 hereof.

                           1.20  "Junior Stock" shall mean the Common
Stock, the Series A Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                           1.21 "Liquidation Value" shall have the meaning set
forth in Section 7.1 hereof.

                           1.22 "NASDAQ" shall mean the National Association of
Securities Dealers Automated Quotation System.

                           1.23 "Net Dividend Amount" shall have the meaning set
forth in Section 3.1 hereof.
                                       5

                           1.24 "NYSE" shall mean the New York Stock
Exchange, Inc.

                           1.25  "Parity Stock" shall mean the Series B
Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series D Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series D Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (i) in Section 2.2 hereof, to any stock which is Parity Stock in respect of dividend rights; (ii) in Section 7 hereof, to any stock which is Parity Stock in respect of the distribution of assets; and (iii) in Sections 6.2 and 6.3 hereof, to any stock which is Parity Stock in respect of either dividend rights or the distribution of assets and which, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series D Stock.

                           1.26 "Person" shall mean an individual, corporation,
partnership, joint venture, association, trust, unincorporated organization or other entity.

                           1.27 "Preferred Stock" shall mean the class of
Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

                           1.28 "Pro Rata Portion" shall have the meaning set
forth in Section 5.6 hereof.

                           1.29 "Pro Rata Repurchase" shall mean the purchase of
shares of Common Stock by the Corporation or by any of its subsidiaries, whether for cash or other property or securities of the Corporation, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock, but excluding any purchase made in open market transactions that satisfies the conditions of clause (b) of Rule 10b-18 under the Exchange Act or has been designed (as reasonably determined by the Board of Directors or a committee thereof) to prevent such purchase from having a material effect on the trading market of the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase which is not a tender or exchange offer.

                           1.30  "Record Date" shall have the meaning
set forth in Section 2.1 hereof.

                           1.31  "Redemption Price" shall have the
meaning set forth in Section 4.1 hereof.

                           1.32  "Redemption Rescission Event" shall
mean the occurrence of (a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock are registered and listed for trading (or, if shares of Common Stock are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the Trading Day preceding the day notice of any redemption of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the earlier of (x) the time and date fixed for redemption in such notice and (y) the time and date at which the Corporation shall have irrevocably deposited funds with a designated bank or trust company pursuant to Section 4.4 or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption is more than 15 days following the date on which notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the earlier of the dates specified in clauses (x) and (y) above, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Common Stock.

                           1.33  "Rescission Date" shall have the
meaning set forth in Section 4.5 hereof.

                           1.34  "Senior Stock" shall mean the shares of
any class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series D Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

                           1.35  "Series A Stock" shall mean the series
of Preferred Stock authorized and designated as Series A Participating Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                           1.36  "Series B Stock" shall mean the series
of Preferred Stock authorized and designated as Series B 6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

                           1.37  "Series D Stock" and "this Series"
shall mean the series of Preferred Stock authorized and designated as the Series D Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

                           1.38  "Surrendered Shares" shall have the
meaning set forth in Section 3.5 hereof.

                           1.39  "Trading Day" shall mean, so long as
the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.

                  2.  CASH DIVIDENDS.

                           2.1  The holders of the outstanding Series D
Stock shall be entitled to receive quarter-annual dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each quarter-annual dividend shall be an amount per share equal to (i) in the case of each Dividend Payment Date (as defined below) occurring after the Effective Time through the Dividend Payment Date coinciding with the fourth anniversary of the Effective Time, the greater of (A) $.9375 per $100 of Liquidation Value of Series D Stock (which is equivalent to $3.75 per annum), and (B) an amount per $100 of Liquidation Value of Series D Stock equal to the product of (1) the Conversion Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date and (ii) in the case of each Dividend Payment Date occurring thereafter, an amount per $100 of Liquidation Value of Series D Stock equal to the product of (1) the Conversion Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date. All dividends shall be payable in cash on or about the first day of [January, April, July and October] (FN1) in each year, beginning on the first such date that is more than 15 days after the Effective Time, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (provided that the fourth

(FN1) To be revised so that the first Dividend Payment Date will be approximately 3 months following the Effective Time.

anniversary of the Effective Time shall be a Dividend Payment Date) (each a "Dividend Payment Date"), to the holders of record of Series D Stock at the close of business on or about the Trading Day next preceding such first day of [January, April, July or October] (or fourth anniversary of the Effective Time) as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). In the case of dividends payable in respect of periods prior to the fourth anniversary of the Effective Time, (i) such dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, from and after the day immediately succeeding the Effective Time and (ii) any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. From and after the fourth anniversary of the Effective Time, dividends on the Series D Stock (determined as to amount as provided herein) shall accrue to the extent, but only to the extent, that regularly scheduled cash dividends are declared by the Board of Directors on the Common Stock with a payment date after the fourth anniversary of the Effective Time (or, in the case of Series D Stock originally issued after the fourth anniversary of the Effective Time, after the Dividend Payment Date next preceding such date of original issuance). All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the Effective Time (or such date of issuance). The amount payable to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

                           2.2  Except as hereinafter provided in this
Section 2.2, unless all dividends on the outstanding shares of Series D Stock and any Parity Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series D Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series D Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon
                                       10

the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                           2.3  In case the Corporation shall at any
time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common Stock any assets or property, including debt or equity securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 3.6(a)) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock), or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock; PROVIDED, HOWEVER, that if such rights are subsequently redeemed by the Corporation, such redemption shall be treated for purposes of this
Section 2.3 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants pro rata to the holders of Series D Stock on the record date fixed for determining holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount equal to the amount that such holders of Series D Stock would have been entitled to receive had their shares of Series D Stock been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of Series D Stock
                                       11

pursuant to this Section 2.3, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of Series D Stock on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of Series D Stock on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

                           2.4  If a distribution is made in accordance
with the provisions of Section 2.3, anything in Section 3 to the contrary notwithstanding, no adjustment pursuant to Section 3 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.

                           2.5  In the event that the holders of Common
Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.3, the kind and amount of securities or other property that shall be distributable to the holders of the Series D Stock shall be based on
(i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series D Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of the Series D Stock shall be based on the kind or amount of securities or other property receivable by a plurality of shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series D Stock as of the date used for determining

                                       12

the holders of record of Common Stock entitled to such mailing.

                  3.  CONVERSION RIGHTS.

                           3.1  Each holder of a share of this Series
shall have the right at any time or as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for redemption or exchange (unless the Corporation defaults in the payment of the Redemption Price or fails to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or exercises its right to rescind such redemption pursuant to Section 4.5, in which case such right shall not terminate at the close of business on such date), to convert such share into (i) a number of shares of Common Stock equal to 2.08264 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate") plus (ii) a number of shares of Common Stock equal to

            (A)(1) the Accrued Dividend Amount MINUS (2) the Common Dividend Excess, if applicable, or PLUS (3) the Common Dividend Deficiency, if applicable (the "Net Dividend Amount"), DIVIDED BY

            (B) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date;

PROVIDED, HOWEVER, that in the event that the Net Dividend Amount is a negative number, the number of shares deliverable upon conversion of a share of Series D Stock shall be equal to

                  (I) the number of shares determined pursuant to clause (i) MINUS

                  (II) a number of shares equal to (x) the absolute value of the Net Dividend Amount DIVIDED BY (y) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date;

AND PROVIDED FURTHER THAT, in the event that the Net Dividend Amount is a positive number, the Corporation shall have the right to deliver cash equal to the Net Dividend Amount or any portion thereof, in which case its obligation to deliver shares of Common Stock pursuant to clause (ii)

                                       13

shall be reduced by a number of shares equal to (x) the aggregate amount of cash so delivered DIVIDED BY (y) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date, unless the Corporation shall deliver cash equal to the entire Net Dividend Amount, in which case its entire obligation under clause (ii) shall be discharged. The obligations of the Corporation to issue the Common Stock or make the cash payments provided by this
Section 3.1 shall be absolute whether or not any accrued dividend by which such issuance or payment is measured has been declared by the Board of Directors and whether or not the Corporation would have adequate surplus or net profits to pay such dividend if declared or is otherwise restricted from making such dividend.

                           3.2  Except as provided in this Section 3, no
adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of Series D Stock occurs after a Record Date and on or prior to a Dividend Payment Date, the holder of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

                           3.3  The Corporation may, but shall not be
required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(c), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

                           3.4  Any holder of shares of this Series
electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as
                                       14

practicable (subject to Section 3.6(d)) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

                           3.5  Conversion shall be deemed to have been
made as of the date (the "Conversion Date") that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4 are received by the transfer agent or agents for this Series; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the subsequently rescinded redemption shall have been given but prior to the close of business on the later of (a) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the Trading Day on which the notice of rescission required by
Section 4.5 is deemed given pursuant to Section 8.2 (a "Converting Holder"), may rescind the conversion of such shares surrendered for conversion by (i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is ten (10) Trading Days following the date on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded

                                       15

by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Common Stock and shares of this Series to cancel any certificates representing Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall be deemed to have been outstanding at all times during the period following their surrender for conversion). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time or receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation
                                       16

shall not have exercised such right or (ii) the close of business on that day which is ten (10) Trading Days following the date on which notice of rescission pursuant to Section 4.4 is deemed given pursuant to Section 8.2 if the Corporation shall have exercised such right of rescission, but certificates for shares of Common Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

                           3.6  The Conversion Rate shall be adjusted
from time to time as follows for events occurring after January 26, 1995:

                           (a) In case the Corporation shall, at any time or from time to time while any of the Series D Stock is outstanding, (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares,
         (iii) subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger that is subject to Section 3.7) its shares of Common Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series D Stock shall be entitled to receive upon conversion or exchange thereof the kind and amount of shares of Capital Stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series D Stock had been converted or exchanged immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or of Capital Stock (other than Common Stock), including any distribution of Capital Stock (other than Common Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section 2.3 rather than this Section 3.6(a)). An adjustment made pursuant to this Section 3.6(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 3.6(a) (including any election that would result in all or a portion of the transaction becoming subject to Section 2.3), the kind and amount of securities that shall be distributable to the holders of the Series D Stock shall be based on (i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series D Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series D Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing.

                           (b) In case a Change of Control shall occur, the Conversion Rate in effect immediately prior to the Change of Control Date shall be increased (but not decreased) by multiplying such rate by a fraction as follows: (i) in the case of a Change of Control specified in Section 1.5(a), a fraction in which the numerator is the Conversion Price prior to adjustment pursuant hereto and the denominator is the Current Market Price of the Common Stock at the Change of Control Date,
         (ii) in the case of a Change of Control specified in Section 1.5(b), the greater of the following fractions: (x) a fraction the numerator of which is the highest price per share of Common Stock paid by the Acquiring Person in connection with the transaction giving rise to the Change of Control or in any transaction within six months prior to or after the Change of Control Date (the "Highest Price"), and the denominator of which is the Current Market Price of the Common Stock as of the date (but not earlier than six months prior to the Change of Control Date) on which the first public announcement is made by the Acquiring Person that it intends to acquire or that it has acquired 40% or more of the outstanding shares of

         Common Stock (the "Announcement Date") or (y) a fraction the numerator of which is the Conversion Price prior to adjustment pursuant hereto and the denominator of which is the Current Market Price of the Common Stock on the Announcement Date and (iii) in the case where there co-exists a Change of Control specified in both Section 1.5(a) and
         Section 1.5(b), the greatest of the fractions determined pursuant to clauses (i) and (ii). Such adjustment shall become effective immediately after the Change of Control Date and shall be made, in the case of clauses (ii) and (iii) above, successively for six months thereafter in the event and at the time of any increase in the Highest Price after the Change of Control Date; PROVIDED, HOWEVER, that no such successive adjustment shall be made with respect to the Conversion Rate of the shares of this Series in respect of any event occurring after the Conversion Date.

                           (c) The Corporation shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by subsections 3.6(a) and 3.6(b), as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common Stock referred to above, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes so long as such additional adjustments pursuant to this Section 3.6(c) do not decrease the Conversion Rate.

                           (d) In any case in which this Section 3.6 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the filing of the statement referred to in
         Section 3.6(f)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                           (e) All calculations under this Section 3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

                           (f) Whenever an adjustment in the Conversion Rate is required, the Corporation shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

                           (g) In the event that at any time as a result of an adjustment made pursuant to this Section 3, the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of this Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (f) and (h) of this
         Section 3.6, and the provisions of Section 3.1 through 3.5 and 3.7 through 3.10 shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                           (h) No adjustment shall be made pursuant to this
         Section 3.6 (i) if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) subject to
         Section 3.6(c) hereof, with respect to any share of Series D Stock that is converted, prior to the time such adjustment otherwise would be made.

                           3.7  In case after January 26, 1995 (a) any
consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series D Stock shall have the right thereafter, during the period such share shall be convertible or exchangeable, to convert such share into or have such share exchanged for the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted or exchanged immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 (based on (i) the election, if any, made in writing to the Corporation by the record holder (as of the date used for determining holders of Common Stock entitled to make such election) of the largest number of shares of Series D Stock on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or
(ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clauses (a) or (b) involves the distribution of cash (or property other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the terms of the transaction whereby the holder of each share of Series D Stock on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of Series D Stock into Common Stock immediately prior to such record date (or effective date) (based on the election or nonelection made by the record holder of the largest number of shares of Series D Stock, as provided above). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of the Series D Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the preceding sentence unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this Section 3.7. The provisions of this
Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.7 the term "Corporation" shall refer to the Corporation (as defined in Section 1.14) as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section.

                           3.8  The Corporation shall at all times
reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to
                                       22

effect the conversion of all outstanding shares of this Series into such Common Stock (or such other shares of Capital Stock) at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock (or such other shares of Capital Stock) would be held by a single holder); PROVIDED, HOWEVER, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Common Stock (or such other shares of Capital Stock of the Corporation) which shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                           3.9  If any shares of Common Stock or other
shares of Capital Stock of the Corporation which would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock or other shares of Capital Stock of the Corporation required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock or such other shares of Capital Stock is listed at the time of such delivery.

                           3.10  The Corporation shall pay any and all
issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other shares of Capital Stock of the Corporation on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock or such other shares of Capital Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or
                                       23

has established, to the satisfaction of the Corporation, that such tax has been paid.

                           3.11  In case of (i) the voluntary or
involuntary dissolution, liquidation or winding up of the Corporation, (ii) any Pro Rata Repurchase or (iii) any action triggering an adjustment to the Conversion Rate pursuant to this Section 3, then, in each case, the Corporation shall cause to be filed with the transfer agent or agents for the Series D Stock, and shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series D Stock, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating
(x) the date, if any, on which a record is to be taken for the purpose of any such transaction (or, if no record date will be established, the date as of which holders of record of Common Stock entitled to participate in such transaction are determined), and (y) the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 3.11.

                  4.  REDEMPTION OR EXCHANGE.

                           4.1  (a) The Corporation may, at its sole
option, subject to Section 2.2 hereof, from time to time on and after the fifth anniversary of the Effective Time in the case of clause (i) or (iii) of Section 4.1(b), and on and after the fourth anniversary, in the case of clause (ii) of
Section 4.1(b), redeem, out of funds legally available therefor, or, as provided below, exchange shares of Common Stock for, all or (in the case of Section 4.1(b)(i), any part) of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption pursuant to clause (i) of Section 4.1(b) shall be the Liquidation Value together with an amount equal to the accrued and unpaid dividends to the date fixed for redemption (hereinafter collectively referred to as the "Redemption Price"). The exchange price for each share of this Series called for exchange pursuant to clause (ii) of Section 4.1(b) shall be a number of shares of Common Stock equal to the Conversion Rate, together with, at the option of the Corporation, either (x) cash or (y) a number of shares of Common Stock, valued at the Closing Price on the Trading Day immediately preceding the date fixed for exchange, equal, in either case, to the aggregate amount of
                                       24

accrued and unpaid dividends on the Series D Stock to the date fixed for exchange (provided that any dividends which are in arrears must be paid in cash) (hereinafter collectively referred to as the "Exchange Price").

                  (b) On the date fixed for redemption or exchange the Corporation shall, at its option, effect either

                           (i) a redemption of the shares of this Series to be redeemed by way of payment, out of funds legally available therefor, of cash equal to the aggregate Redemption Price for the shares of this Series then being redeemed;

                           (ii) an exchange of the shares of this Series for the Exchange Price in shares of Common Stock (PROVIDED that the Corporation
         (A) shall be entitled to deliver cash (1) in lieu of any fractional share of Common Stock (determined in a manner consistent with Section 3.3) and (2) equal to accrued and unpaid dividends to the date fixed for exchange in lieu of shares of Common Stock and (B) shall be required to deliver cash in respect of any dividends that are in arrears); or

                           (iii) any combination thereof with respect to each share of this Series called for redemption or exchange.

                  (c) Notwithstanding clauses (ii) and (iii) of Section 4.1(b), the Corporation shall be entitled to effect an exchange of shares of Series D Stock for Common Stock or other shares of Capital Stock of the Corporation only to the extent that duly and validly issued, fully paid and nonassessable shares of Common Stock (or such other shares of Capital Stock) shall be available for issuance (including delivery of previously issued shares of Common Stock held in the Corporation's treasury on the date fixed for exchange). The Corporation shall comply with Section 3.9 and 3.10 with respect to shares of Common Stock or other shares of Capital Stock of the Corporation which would be issuable upon exchange of shares of this Series. Certificates for shares of Common Stock issued in exchange for surrendered shares of this Series pursuant to this
Section 4.1 shall be made available by the Corporation not later than the fifth Trading Day following the date for exchange.

                                       25

                           4.2  In the event that fewer than all the
outstanding shares of this Series are to be redeemed pursuant to Section 4.1(b)(i), the number of shares to be redeemed from each holder of shares of this Series shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

                           4.3  In the event the Corporation shall
redeem or exchange shares of this Series pursuant to Section 4.1, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for redemption or exchange, as the case may be, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the shares of this Series are to be redeemed or exchanged; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of this Series to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the Redemption Price or the Exchange Price, as the case may be; (v) that shares of this Series called for redemption or exchange may be converted at any time prior to the time and date fixed for redemption or exchange (unless the Corporation shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or shall exercise its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi) the applicable Conversion Price and Conversion Rate; (vii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, in the case of redemption, or for delivery of certificates representing the shares of Common Stock and the payment of any cash portion of the Exchange Price, in the case of exchange; and (viii) that dividends on the shares of this Series to be redeemed or exchanged will cease to accrue on such redemption or exchange date.
                                       26

                           4.4  If notice of redemption or exchange
shall have been given by the Corporation as provided in Section 4.3, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption or exchange (except (i) in the case of redemption, the right to receive from the Corporation the Redemption Price without interest and in the case of exchange, the right to receive from the Corporation the Exchange Price without interest and (ii) the right to convert such shares in accordance with Section 3) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) in the case of a redemption or exchange pursuant to Section 4.1, from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall (x) in the case of a redemption, default in the payment of the Redemption Price, (y) in the case of an exchange, fail to exchange the applicable number of shares of Common Stock and any cash portion of the Exchange Price or (z) exercise its right to rescind such redemption pursuant to Section 4.5, in which case such rights shall not terminate at such time and date) or (ii) if the Corporation shall so elect and state in the notice of redemption or exchange, from and after the time and date (which date shall be the date fixed for redemption or exchange or an earlier date not less than fifteen (15) days after the date of mailing of the redemption or exchange notice) on which the Corporation shall irrevocably deposit with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the Redemption Price, in the case of redemption, or certificates representing the shares of Common Stock to be so exchanged and any cash portion of the Exchange Price, in the case of an exchange. Any money or certificates so deposited with any such paying agent which shall not be required for such redemption or exchange because of the exercise of any right of conversion or otherwise shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or

                                       27

exchange shall so state), such shares shall be redeemed or exchanged by the Corporation at the Redemption Price or the Exchange Price, as applicable, as set forth in Section 4.1 (unless the Corporation shall have exercised its right to rescind such redemption pursuant to Section 4.5). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 8.4), without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares other than those issuable in accordance with Section 8.4. Subject to applicable escheat laws, any moneys so set aside by the Corporation in the case of redemption and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the general funds of the Corporation for the payment of the Redemption Price or the Exchange Price, as applicable, without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                           4.5  In the event that a Redemption
Rescission Event shall occur following any day on which a notice of redemption shall have been given pursuant to Section 4.3 but at or prior to the earlier of
(a) the time and date fixed for redemption as set forth in such notice of redemption and (b) the time and date at which the Corporation shall have irrevocably deposited funds or certificates with a designated bank or trust company pursuant to Section 4.4, the Corporation may, at its sole option, at any time prior to the earliest of (i) the close of business on that day which is two
(2) Trading Days following such Redemption Rescission Event, (ii) the time and date fixed for redemption as set forth in such notice and (iii) the time and date on which the Corporation shall have irrevocably deposited such funds with a designated bank or trust company, rescind the redemption under Section 4.1(b)(i) to which such notice of redemption shall have related by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service, Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation
                                       28

to redeem shares of this Series called for redemption pursuant to such notice of redemption or to pay the redemption price therefor and all rights of holders of shares of this Series shall be restored as if such notice of redemption had not been given. The Corporation shall give notice of any such rescission by one of the means specified in Section 8.2 as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption. Each notice of rescission shall (w) state that the redemption described in the notice of redemption has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of redemption was given but prior to the close of business on the later of (1) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (2) the Trading Day on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery shall be in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be ten (10) Trading Days following the date of the mailing of such notice of rescission is deemed given pursuant to Section 8.2.

                           4.6  The shares of this Series shall not be
subject to the provisions of Section 5 of Article IV of the Certificate of Incorporation.

                  5.  PRO RATA REPURCHASE.

                           5.1  Upon a Pro Rata Repurchase, each holder
of shares of this Series shall have the right to require that the Corporation repurchase, out of funds legally available therefor, a Pro Rata Portion (as defined below) of
                                       29

the shares of such holder, or any lesser number requested by the holder, at a price per share equal to the highest price per share of Common Stock paid in the Pro Rata Repurchase multiplied by the Conversion Rate then in effect plus an amount equal to the accrued but unpaid dividends on such shares to the date of repurchase.

                           5.2  At any time prior to or within thirty
(30) days following any Pro Rata Repurchase, the Corporation shall mail a notice to each holder of shares of this Series stating:

                  (a) that a Pro Rata Repurchase will occur or has occurred and that such holder will have (upon such Pro Rata Repurchase) or has the right to require the Corporation to repurchase such holder's shares in an amount not in excess of the Pro Rata Portion at a repurchase price in cash determined as set forth above plus an amount equal to accrued and unpaid dividends, if any, to the date of repurchase;

                  (b) the repurchase date for the Series D Stock (which shall be no earlier than fifteen (15) days nor later than sixty (60) days from the date such notice is mailed); and

                  (c) the instructions determined by the Corporation, consistent with this Section, that a holder must follow in order to have its shares repurchased.

                           5.3  Holders electing to have any shares
repurchased will be required to surrender such shares, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least five (5) days prior to the repurchase date. Holders will be entitled to withdraw their election if the Corporation receives, not later than three (3) days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the certificate numbers of the shares delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such shares repurchased. Holders will have such additional withdrawal and other rights as may be required pursuant to applicable law.

                           5.4  On the repurchase date, the Corporation
shall (i) pay the repurchase price plus an amount equal to accrued and unpaid dividends as provided in Section 5.1, if any, to the holders entitled thereto and (ii) issue to such holders any equity securities of the Corporation (other than Common Stock) that would at the time be issuable upon conversion of the shares of Series D Stock which are then being repurchased pursuant hereto.

                           5.5  The Board of Directors will not approve
any tender or exchange offer by the Corporation or a third party for shares of Common Stock or recommend that the holders of Common Stock accept any offer or tender their shares into any offer unless a Pro Rata Portion of the shares of this Series of all holders are entitled to be tendered into such offer at a price not less than the price per share for shares of Common Stock pursuant to such offer multiplied by the Conversion Rate then in effect plus an amount equal to accrued but unpaid dividends on such shares to the date of payment for such shares in such tender or exchange offer.

                           5.6  For purposes hereof, "Pro Rata Portion"
with respect to the shares of this Series held by any holder shall mean all the shares of this Series then owned by such holder times a fraction, the numerator of which is the number of outstanding shares of Common Stock (a) purchased in the applicable Pro Rata Repurchase or (b) for which a tender or exchange offer referred to in Section 5.5 is made, as the case may be, and the denominator of which is the number of outstanding shares of Common Stock immediately prior to such Pro Rata Repurchase or the commencement of such tender or exchange offer, as the case may be.

                  6. VOTING. The shares of this Series shall have no voting rights except as required by law or as set forth below.

                           6.1 Each share of this Series shall be entitled to
vote together with holders of the shares of Common Stock (and any other class or series which may similarly be entitled to vote with the shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote. In any such vote, the holders of this Series shall be entitled to two (2) votes per $100 of Liquidation Value of Series D Stock, subject to adjustment at the same time and in the same manner as each adjustment of the Conversion Rate pursuant to Section 3, so that the holders of this Series shall be entitled following such adjustment to the number of votes equal to the number of votes such holders were entitled to under this Section 6.1 immediately prior to such adjustment multiplied by a fraction (x) the numerator of which is the Conversion Rate as adjusted pursuant to Section 3 and (y) the denominator of which is the Conversion Rate immediately prior to such adjustment.

                           6.2(a)  So long as any shares of this Series
remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding (i) authorize any Senior Stock or reclassify (by merger, consolidation or otherwise) any Junior Stock or Parity Stock as Senior Stock, (ii) merge into or consolidate with any Person where the surviving or continuing corporation will have any authorized Senior Stock other than capital stock corresponding to shares of Senior Stock of the Corporation existing immediately before such merger or consolidation) or (iii) amend, alter or repeal (by operation of law or otherwise) any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series.

                           (b)  No consent of holders of shares of this
Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock or Parity Stock, (iii) the authorization, designation or issuance of additional shares of Series D Stock or (iv) subject to Section 6.2(a), the authorization or issuance of any other shares of Preferred Stock.

                           6.3(a)  If and whenever at any time or times
dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

                           (b)  Such voting right may be exercised
initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 6.3(a) shall terminate.

                           (c)  At any time when such voting right shall
have vested in holders of shares of such series of Preferred Stock described in
Section 6.3(a), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing ten percent (10%) of the voting power of the shares then outstanding of such Preferred Stock having such voting right, shall call, a special meeting of the holders of such Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this
Section 6.3(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                           (d)  At any meeting held for the purpose of
electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in Person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                           (e)  Any director elected by holders of
Preferred Stock pursuant to the voting right created under this Section 6.3 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 6.3(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 6.3(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to applicable law, the term of office of all directors elected by holders of such Preferred Stock voting separately as a class pursuant to this Section 6.3 shall terminate.

                           (f)  In exercising the voting rights set
forth in this Section 6.3, each share of this Series shall have a number of votes equal to its Liquidation Value.

                  7.  LIQUIDATION RIGHTS.

                           7.1  Upon the dissolution, liquidation or
winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $100 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

                           7.2  Neither the sale, exchange or other con-
veyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 7.

                           7.3  After the payment to the holders of the
shares of this Series of full preferential amounts provided for in this Section 7, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                           7.4  In the event the assets of the Corpora-
tion available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

                  8.  OTHER PROVISIONS.

                           8.1  All notices from the Corporation to the
holders shall be given by one of the methods specified in Section 8.2. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

                           8.2  All notices and other communications
hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii) on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the Series D Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section): Time Warner Inc., 75
Rockefeller Plaza, New York, New York 10019, Attention:  General Counsel.

                           8.3  Any shares of this Series which have
been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to Series D Stock shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series D Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                           8.4  The shares of this Series shall be issu-
able in whole shares or, if authorized by the Board of Directors (or any authorized committee thereof), in any fraction of a whole share so authorized or any integral multiple of such fraction.

                           8.5  The Corporation shall be entitled to
recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

                           8.6  All notice periods referred to in the
Certificate shall commence on the date of the mailing of the applicable notice.

                           8.7  Certificates for shares of this Series shall
bear such legends as the Corporation shall from time to time deem appropriate.



                           IN WITNESS WHEREOF, Time Warner Inc. has caused this
certificate to be signed and attested this [  ] day of [            ], 1995.

TIME WARNER INC.,

by

  Name:
  Title:


Attest: ______________________
Name:
Title:
                                       37
                                                                       EXHIBIT J

                  REGISTRATION RIGHTS AGREEMENT dated as of [ ], 1995, between TIME WARNER INC., a Delaware corporation (the "Company"), and HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Stockholder").



                  This Agreement is made pursuant to Sections 7.01(f) and 7.02(g) of the Agreement and Plan of Merger dated as of January 26, 1995 (as such agreement may be amended from time to time, the "Merger Agreement"), among KBLCOM Incorporated, a Delaware corporation ("KBLCOM"), the Stockholder, the Company and TW KBLCOM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company. In order to induce the Stockholder to consummate the transactions contemplated by the Merger Agreement, and in further consideration therefor, the Company has agreed to execute and deliver this Agreement and provide the registration rights set forth in this Agreement.

                  Accordingly, it is hereby agreed as follows:

                  1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                  "BLACKOUT PERIOD" means any Section 6(a) Period and any Section 6(b) Period.

                  "COUNSEL TO THE HOLDERS" means the single law firm from time to time representing the Holders, as appointed by the Holders of a majority in number of the Registrable Securities.

                  "DESIGNATED SHELF REGISTRATION" has the meaning specified in Section 4(b).

                  "EFFECTIVE PERIOD" means a period commencing on the date of this Agreement and ending on the earliest of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and no Holder holds any shares of Parent Preferred Stock, (ii) the tenth anniversary of the Closing Date (subject to extension as provided in Section 4(b), 6 or 7 hereof) and (iii) the later of (A) the date on which the Stockholder's Agreement shall terminate

                                       1

and (B) the third anniversary of the date of the last issuance of Registrable Securities, other than the issuance of shares of Parent Common Stock upon conversion or exchange of Parent Preferred Stock; PROVIDED, HOWEVER, that the Effective Period shall not terminate pursuant to clause (i) or (iii) so long as the Company may in the future issue Registrable Securities pursuant to the Merger Agreement.

                  "HOLDER" means (i) the Stockholder or any Affiliate of the Stockholder that is a holder of Registrable Securities or Parent Preferred Stock and (ii) each Person that is a registered holder of Registrable Securities or Parent Preferred Stock that (A) acquired such Registrable Securities or Parent Preferred Stock in accordance with Section 2.02 of the Stockholder's Agreement and (B) received or will receive certificates for Registrable Securities bearing a legend pursuant to Section 3.01(b) of the Stockholder's Agreement; PROVIDED, HOWEVER, that, if such Person is not the Stockholder, such Person has agreed in writing to become a Holder hereunder and to be bound by the terms and conditions of this Agreement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "REGISTRABLE SECURITIES" means, collectively, (i) the shares of Parent Common Stock issued pursuant to the Merger, (ii) the shares of Parent Common Stock or other securities of Parent issued pursuant to the conversion or exchange provisions of the Parent Preferred Stock issued pursuant to the Merger,
(iii) any shares of Parent Common Stock issued pursuant to Section 8.01(g)(ii) of the Merger Agreement (the securities referred to in (i), (ii) and (iii) are, collectively, the "Shares") and (iv) any securities paid, issued or distributed in respect of any Shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.
                                       2

Securities will cease to be Registrable Securities in accordance with Section 2 hereof.

                  "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation,
(i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to
Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained in connection with the requested registration and (vii) the reasonable fees and expenses of Counsel to the Holders, but excluding (x) underwriting discounts and commissions and transfer taxes, if any, and (y) any fees or disbursements of counsel to the Holders or any Holder (other than Counsel to the Holders).

                  "REGISTRATION STATEMENT" means any registration statement (including a Shelf Registration) of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

                  "RELATED SECURITIES" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Parent Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Parent Common Stock.

                  "SALE PERIOD" has the meaning specified in
Section 4(b).

                  "SECTION 6(A) PERIOD" has the meaning specified in
Section 6(a).

                  "SECTION 6(B) PERIOD" has the meaning specified in
Section 6(b).
                                       3

                  "SHELF REGISTRATION" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

                  "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

                  2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a Registration Statement covering Registrable Securities has been declared effective under the Securities Act and Registerable Securities have been disposed of pursuant to such effective Registration Statement, (ii) Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) Registrable Securities have been otherwise transferred to a party that is not an Affiliate of the Stockholder and new certificates for such Registrable Securities not bearing the legend specified in Section 3.01(b) of the Stockholder's Agreement shall have been delivered by the Company, (iv) the Effective Period ends or (v) Registrable Securities have ceased to be outstanding.

                  3. PIGGY-BACK REGISTRATION RIGHTS. (a) Whenever during the Effective Period the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Parent Common Stock for cash pursuant to a firm commitment underwritten offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company), for sale for its own account, the Company shall (i) give written notice at least seven Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of his right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to the Company at

                                       4

least two Business Days prior to the proposed filing date, include among the securities covered by such registration statement the number of Registrable Securities which such Holder shall have requested be so included (subject, however, to reduction in accordance with paragraph (b) of this Section). The Company shall use its commercially reasonable efforts to cause the managing underwriter of the proposed underwritten offering to permit the Holders of Registrable Securities requested to be included in the Registration Statement for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein.

                  (b) Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3(a) may include shares of Parent Common Stock in any Registration Statement relating to such offering to the extent that the inclusion of such shares of Parent Common Stock shall not reduce the number of shares of Parent Common Stock to be offered and sold by the Company pursuant thereto. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to Section 3(a) determines that marketing factors require a limitation on the number of shares of Parent Common Stock to be offered and sold by the stockholders of the Company in such offering, there shall be included in the offering only that number of shares of Parent Common Stock, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Parent Common Stock that the Company desires to sell for its own account. In such event and provided the managing underwriter has so notified the Company in writing, the number of shares of Parent Common Stock to be offered and sold by stockholders of the Company, including Holders of Registrable Securities, desiring to participate in such offering shall be allocated among such stockholders of the Company on a pro rata basis based on their holdings of Parent Common Stock (subject to any written agreements requiring a different priority).

                  (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result
                                       5

of the issuance by the Company of any notice hereunder or otherwise.

                  (d) A request by Holders to include Registrable Securities in a proposed underwritten offering pursuant to Section 3(a) shall not be deemed to be a request for a demand registration pursuant to Section 4.

                  4. DEMAND REGISTRATION RIGHT. (a) Upon the written request of Holders of at least 25% of the Registrable Securities that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of such Holder's or Holders' Registrable Securities and specifying the aggregate number of shares of Registrable Securities requested to be registered and the name or names of the proposed managing underwriter or underwriters (or in the case of a Designated Shelf Registration or a transaction covered by Section 2.02(iv) of the Stockholder's Agreement, the intended method of distribution and the name or names of any managing underwriters or agents), the Company will use all commercially reasonable efforts to file a Registration Statement covering such Holder's or Holders' Registrable Securities requested to be registered within 20 Business Days after receipt of such request for disposition pursuant to an underwritten offering (or, in the case of a Designated Shelf Registration or a transaction covered by Section 2.02(iv) of the Stockholder's Agreement, the intended method of distribution) (the terms of such underwritten offering or other distribution to be determined by the Holders of a majority of the Registrable Securities so requested to be registered); PROVIDED, HOWEVER, that, subject to Section 4(c), the Company shall not be required to take any action pursuant to this Section 4:

                  (1) if prior to the date of such request the Company shall have effected four (4) registrations pursuant to this Section 4;

                  (2) if the Company has effected a registration (other than a Designated Shelf Registration) pursuant to this Section 4 within the 120-day period next preceding such request which permitted Holders of Registrable Securities to register Registrable
         Securities;

                  (3) if the Company shall at the time have effective a Shelf Registration pursuant to which the

         Holder or Holders that requested registration could effect the disposition of such Holder's or Holders' Registrable Securities in the manner requested;

                  (4) if the Registrable Securities which the Company shall have been requested to register shall have a then current market value of less than $50,000,000, unless such registration request is for all remaining Registrable Securities; PROVIDED, HOWEVER, that this restriction shall not apply to the 1,000,000 (as such number may be adjusted pursuant to Section 3.01(c) of the Merger Agreement) shares of Parent Common Stock issued at the Effective Time so long as the request to register such shares covers all of such shares;

                  (5) during the pendency of any Blackout Period; or


                  (6) if the intended method of distribution is not permitted under Section 2.02(i) or 2.02(iv) of the Stockholder's Agreement or, in the case of a Designated Shelf Registration, Section 2.02(ii) or (iii) of the Stockholder's Agreement;

PROVIDED FURTHER, HOWEVER, that the Company shall be permitted to satisfy its obligations under this Section 4(a) by amending (to the extent permitted by applicable law) any registration statement (including any Shelf Registration) previously filed by the Company under the Securities Act so that such registration statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 4(a). If the Company shall so amend a previously filed registration statement, it shall be deemed to have effected a registration for purposes of this Section 4.

                  (b) The holders of a majority in number of the Registrable Securities shall be entitled to specify in a request that one registration that is effected pursuant to this Section 4 shall be for a Shelf Registration (a "Designated Shelf Registration"). Subject to any Blackout Period, a Designated Shelf Registration shall be available for transactions described in Section 2.02(ii) or (iii) of the Stockholder's Agreement during the 15 Business Day period beginning on the third Business Day after the

Company's public announcement of its quarterly or year-end financial results (each a "Sale Period"); PROVIDED, HOWEVER, that dispositions pursuant to this
Section 4(b), together with all other sales pursuant to Section 2.02(ii) of the Stockholder's Agreement within the same three month period, shall not exceed 1% of the outstanding shares of Parent Common Stock as reported on the Company's most recent Form 10-K or 10-Q, as applicable. Notwithstanding the foregoing, if a Blackout Period or a suspension by the Company of the use by the Holders of the Designated Shelf Registration or any related Prospectus pursuant to Section 7(e), eliminates more than seven Business Days in any Sale Period, then (i) the length of the next Sale Period shall be thirty Business Days and (ii) the volume restriction specified in the preceding sentence shall be 2% of the outstanding shares of Parent Common Stock for the three month period which includes such extended Sale Period. Notwithstanding the provisions of Section 7(b), the Company shall be required to maintain the effectiveness of the Designated Shelf Registration for at least 36 calendar months (which period shall be extended if necessary to cover any and all extended Sale Periods provided for under the immediately preceding sentence), or, if earlier, until all Registrable Securities covered thereby have ceased to be Registrable Securities.

                  (c) Upon the written request of a Holder that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all of the then outstanding (x) shares of Parent Common Stock issued pursuant to Section 8.01(g)(ii) of the Merger Agreement or (y) shares of Parent Common Stock issued pursuant to Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock and specifying the aggregate number of shares of Registrable Securities requested to be registered and the intended method of distribution and the name or names of any managing underwriters or agents, the Company will use commercially reasonable efforts to file a Registration Statement covering such Holder's Registrable Securities requested to be registered within 20 Business Days after receipt of such request. Notwithstanding anything to the contrary in Section 4(a) or 6(b), (A) the registration of Registrable Securities pursuant to this Section 4(c) shall not be subject to the provisions of Section 4(a) or 6(b) and (B) the number of registration requests pursuant to this Section 4(c) shall be unlimited.

                  (d) A registration requested pursuant to this Section 4 shall not be deemed to be effected for purposes of this Section 4 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

                  (e) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 4 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Securities who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; PROVIDED, HOWEVER, that, if such revocation was based on (x) the Company's failure to comply in all material respects with its obligations hereunder or (y) the occurrence of a Blackout Period, such reimbursement shall not be required and the remaining provisions of this Section 4(d) shall not apply. If such reimbursement is made within 10 Business Days following a request therefor, such registration shall not be deemed to have been effected for purposes of this Section 4. If such reimbursement is not so received within such time (i) such registration shall be deemed to have been effected for purposes of this Section 4 and (ii) the Company shall have no further obligations to such Holders with respect to piggy-back registrations pursuant to Section 3 or demand registrations pursuant to this Section 4 until such reimbursement is made.

                (f) The Company will not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 4 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement.

                  5. SELECTION OF UNDERWRITERS. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a demand made pursuant to Section 4, Holders of a majority in number of the Registrable Securities to be included in the Registration Statement shall have the right to select a managing underwriter or underwriters to administer the offering, so long as such managing underwriter or underwriters shall be reasonably satisfactory to the Company; PROVIDED, HOWEVER, that the Company shall have the right to select one co-managing underwriter, so long as such co-managing underwriter shall be reasonably satisfactory to the Holders of a majority in number of the Registrable Securities to be included in such offering. The managing underwriter or underwriters selected by the Holders of a majority in number of the Registrable Securities to be registered shall be deemed satisfactory to the Company unless the Company sends a written notice of objection to the Holders of a majority in number of such Registrable Securities within 10 days of receipt of notice from such Holders of the appointment of a managing underwriter or underwriters and the co-managing underwriter selected by the Company shall be deemed to be satisfactory to such Holders unless such Holders send a written notice of objection to the Company within 10 days of receipt of notice from the Company of the appointment of a co-managing underwriter.

                  6. BLACKOUT PERIODS FOR HOLDERS. (a) Subject to Section 4(c), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, the Company shall be entitled to (i) postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3 or 4 or (ii) elect that the Registration Statement not be used, in either case, for a reasonable period of time, but not to exceed 90 days (a "Section 6(a) Period"). Any such written notice shall be signed by an officer of the Company and contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify each Holder of the expiration or earlier termination of a Section 6(a) Period.


                  (b) Subject to Section 4(c), if (i) during the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Securities Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger,
                                       10

exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to any Related Securities and (ii) with reasonable prior notice, (A) the Company (in the case of a non-underwritten offering pursuant to such registration statement) advises the Holders in writing that a sale or distribution of Registrable Securities would adversely affect such offering or (B) the managing underwriter or underwriters (in the case of an underwritten offering) advise the Company in writing (in which case the Company shall notify the Holders), that a sale or distribution of Registrable Securities would adversely affect such offering, then each Holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during (x) the 60-day period, in the case of sales or distributions pursuant to a Designated Shelf Registration or pursuant to Rule 144 under the Securities Act, and (y) the 90-day period, in all other cases, in each case beginning on the effective date of such registration statement (a "Section 6(b) Period").

                  (c) The Effective Period and (in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) is prohibited under Section 6(a)) the period for which a Registration Statement shall be kept effective pursuant to Section 7(b), as the case may be, shall be extended by a number of days equal to the number of days of any Blackout Period occurring during such period (except that, in the case of the occurrence of a Blackout Period during the effectiveness of a Designated Shelf Registration, the Effective Period will only be extended to the extent, if any, necessary to comply with Section 4(b)). Except as provided below, the beginning of any Blackout Period shall be at least 120 days after the end of the prior Blackout Period and the aggregate number of days included in all Blackout Periods during any consecutive 12 month period during the Effective Period shall not exceed 180 days; PROVIDED, HOWEVER, that once during any consecutive 12 month period during the Effective Period a Section 6(b) Period may begin on or within five days of the last day of a Section 6(a) Period.

                  (d) Without limiting the rights of the Company under Section 6(a), unless the Company shall exercise its right to declare a Section 6(b) Period prior to the 10th day preceding the effectiveness of a Registration Statement
                                       11

effected pursuant to Section 4 (other than a Designated Shelf Registration), it shall not, during the period beginning on such 10th day and continuing during the period of the offering covered by such Registration Statement (other than a Designated Shelf Registration) file or effect a registration statement of the type for which it would be entitled to declare a Section 6(b) Period.

                  7. REGISTRATION PROCEDURES. If and whenever the Company is required to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective;

                  (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep such Registration Statement effective for up to 90 days (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th day (except to the extent otherwise provided in Section 4(b) with respect to a Designated Shelf Registration) and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (it being
                                       12

         understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); PROVIDED that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents (other than as aforesaid) to which any of them reasonably object prior to the filing thereof;

                  (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at

                                       13

         any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in
         Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

                           (1) when the Prospectus or any Prospectus supplement
                  or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                           (2) of any request by the SEC for amendments
                  or supplements to the Registration Statement or the Prospectus or for additional information;

                           (3) of the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any overt threats of any proceedings for such purposes;

                           (4) of the receipt by the Company of any written
                  notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any overt threats of any proceeding for that purpose; and
                                       14

                           (5) if at any time the representations and
                  warranties of the Company contemplated by paragraph (i)(1) below cease to be true and correct;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

                  (h) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Parent Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                  (i) enter into agreements (including underwriting agreements) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (1) make such representations and warranties to the
                  Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in firm commitment underwritten offerings;

                           (2) obtain opinions of counsel to the Company and
                  updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in number of the Registrable Securities being sold) addressed to such Holders and the underwriters covering the matters customarily covered in opinions requested in firm commitment underwritten offerings and such other matters as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                           (3) obtain "cold comfort" letters and updates thereof
                  from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with firm commitment underwritten offerings on such date or dates as may be reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriter, if any;

                           (4) if requested, provide indemnification in
                  accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to said Section; and

                           (5) deliver such documents and certificates as may be
                  reasonably requested by the Holders of a majority in number of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder.

                  (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

                  (k) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment promptly upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (l) make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, HOWEVER, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; PROVIDED FURTHER, HOWEVER, that any decision regarding the disclosure of information pursuant to subclause
         (i) shall be made only after consultation with counsel for the applicable Inspectors. Each Holder of Registrable Securities agrees that it will, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records; and

                  (m) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain its withdrawal.

                  The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effective Period and (in the case where the use of an effective Registration Statement (other than a Designated Shelf Registration) or any related Prospectus is prohibited under Section 7(e)) the period mentioned in
Section 7(b), as the case may be, shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 7(e) and through the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7(e) (except that, in the case of such a prohibition during the effectiveness of a Designated Shelf Registration, the Effective Period will only be extended to the extent necessary to comply with Section 4(b)).

                  8. REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Sections 3 and 4 upon the written request of any of the Holders, and each Holder shall pay (x) any fees or disbursements of counsel to such Holder (other than Counsel to the Holders) and (y) all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

                  9. REPORTS UNDER THE EXCHANGE ACT. The Company agrees to:

                  (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (b) furnish to any Holder, during the Effective Period, forthwith upon request (A) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

                  10. INDEMNIFICATION; CONTRIBUTION. (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 10(a), the Company will not be liable to any Holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's or other Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other Person in accordance with this Agreement.

                  (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with the Registration Statement, each Holder will furnish to the Company in writing such information, including the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) the Company, all other Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 10 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in
                                       21

connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this
Section 10. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party.

                  (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.
                                       22

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering, and not joint.

                  If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

                  (e) LIMITATION ON LIABILITY AND CONTRIBUTION OF A HOLDER. In no event shall any Holder of Registrable Securities be liable or required to contribute any amount under this Section 10 or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission.

                  (f) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

                  11. PARTICIPATION IN UNDERWRITTEN OFFERINGS. No Holder of Registrable Securities may participate in any

                                       23

underwritten offering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                  12. MISCELLANEOUS. (a) REMEDIES. Each Holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                  (b) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding.

                  (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for any party as shall be specified by like notice).

                  (i)(A) if to the Stockholder to:

                         Houston Industries Incorporated
                         Five Post Oak Park
                         4400 Post Oak Parkway
                         Houston, TX 77027
                         Facsimile: (713) 629-3065

                         Attention: Mr. Stephen W. Naeve

                  with a copy (which shall not constitute notice) to:

                         Houston Industries Incorporated
                         611 Walker, 25th Floor
                         Houston, TX 77002
                         Facsimile: (713) 220-5503

                                       24

                         Attention: Hugh Rice Kelly, Esq.

                  with a copy (which shall not constitute notice) to:

                         Baker & Botts, L.L.P.
                         One Shell Plaza
                         910 Louisiana
                         Houston, TX 77002
                         Facsimile: (713) 229-1522

                         Attention: J. Patrick Garrett, Esq.

                  (B) if to a Holder of Registrable Securities, other than the Stockholder, at the address of such Holder as such Holder may designate to the Company in writing; and

                (ii) if to the Company to:

                         Time Warner Inc.
                         75 Rockefeller Plaza
                         New York, NY 10019
                         Facsimile: (212) 333-3987

                         Attention: Peter R. Haje, Esq.

                  with a copy (which shall not constitute notice) to:

                         Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, NY 10019
                         Facsimile: (212) 474-3700

                         Attention: William P. Rogers, JR., Esq.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, any Holder other than the Stockholder and any successors thereof; PROVIDED, HOWEVER, that (i) any Holder (other than the Stockholder) shall have agreed in writing to become a Holder under this Agreement and to be bound by the terms and conditions hereof and (ii) subject to clause (i), this Agreement and the provisions of this Agreement that are for the benefit of the Holders shall not be assignable by any Holder to any Person that is not so permitted to be a

                                       25

Holder, and any such purported assignment shall be null and void.

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  (f) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby and that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

                  (i) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and
                                       26

understandings between the parties with respect to such subject matter.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



TIME WARNER INC.,

  by

     Name:
    Title:


HOUSTON INDUSTRIES INCORPORATED,

  by

     Name:
    Title:

                                       27
                                                                      EXHIBIT K

                  STOCKHOLDER'S AGREEMENT dated as of [ ], 1995 by and between TIME WARNER INC., a Delaware corporation ("Parent"), and HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Stockholder").


                  This Agreement is made pursuant to Sections 7.01(f) and 7.02(g) of the Agreement and Plan of Merger dated as of January 26, 1995 (as such agreement may be amended from time to time, the "Merger Agreement") among KBLCOM Incorporated, a Delaware corporation (the "Company"), the Stockholder, Parent and TW KBLCOM Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"). Pursuant to the Merger Agreement, Sub will be merged with and into the Company (the "Merger"), whereby all of the shares of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger will be converted into the right to receive (i) 1,000,000 (as such number may be adjusted pursuant to Section 3.01(c) of the Merger Agreement) fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") and (ii) 11,000,000 fully paid and nonassessable shares of Series D Preferred Stock, par value $1.00 per share, of Parent ("Parent Preferred Stock" and, together with the Parent Common Stock, the "Parent Stock"), each of which is convertible into shares of Parent Common Stock. As a condition to their willingness to enter into the Merger Agreement, Parent and Sub have required that the Stockholder enter into, and the Stockholder has agreed to enter into, this Agreement.

                  Accordingly, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this

                                       1

Agreement, the following terms shall have the indicated meanings:

                  "AFFILIATE" and "ASSOCIATE", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement.

                  The Stockholder shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of:

                  (i) any securities which the Stockholder or any of its Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                (ii) any securities (the "underlying securities") which the Stockholder or any of its Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that the Stockholder shall also be deemed to be the Beneficial Owner of the securities convertible into or exchangeable for the underlying securities).

                  Any Person other than the Stockholder shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN", and shall be deemed to have "BENEFICIAL OWNERSHIP" of any securities which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement.

                  "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events: (a) individuals who would constitute a majority of the members of Parent's board of directors elected at any meeting of stockholders or by written consent (without regard to any members of Parent's board of directors elected pursuant to the terms of any series of preferred stock of Parent) shall be elected to Parent's board of directors and the election or the nomination for election by Parent's stockholders of such

                                       2

directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election, (b) a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, share repurchases, or redemptions or otherwise, have become the Beneficial Owner of 40% or more of the outstanding shares of Parent Common Stock or (c) a merger, consolidation or reclassification of the capital stock of Parent such that the holders of capital stock of Parent immediately prior to such transaction fail to hold, immediately after such transaction, a majority of the aggregate Voting Power represented by all outstanding capital stock of Parent (or the survivor or successor corporation, in the case of a merger or consolidation).

                  "RELEASE EVENT" shall mean the occurrence of any of the following events:

                  (i) a Change of Control; PROVIDED, HOWEVER, that the Stockholder shall at the time be in compliance in all material respects with its obligations under Section 2.01 hereof and the Change of Control shall not have involved any violation of such section by the Stockholder;

                (ii) Parent defaults in the timely payment of dividends on the Parent Preferred Stock; or

              (iii) on or after the fifth anniversary of the Closing, the Stockholder no longer beneficially owns a number of shares of Parent Common Stock and Parent Preferred Stock which represents (in the case of the Parent Preferred Stock, on an as-converted basis) at least 50% of the total number of shares of Parent Common Stock represented by the Merger Consideration (treating the Parent Preferred Stock on an as-converted basis), after giving retroactive effect to any stock splits, stock dividends, combinations or other similar changes in Parent Common Stock or Parent Preferred Stock occurring subsequent to the date hereof; PROVIDED, HOWEVER, that the Stockholder shall at the time be in compliance in all material respects with its obligations under Section 2.02 hereof and no disposition by the Stockholder of shares of Parent
                                       3

         Stock shall have involved any violation of such section by the Stockholder.

                  "VOTING POWER", when used with reference to any class or series of securities of Parent, or any classes or series of securities of Parent entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any Person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by the Stockholder, or in the case of any Person other than the Stockholder, any such securities which are exercisable, exchangeable or convertible within sixty days, shall be deemed to be outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other Person.

                  "VOTING SECURITIES", when used with reference to any Person, shall mean any securities of such Person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.


                                   ARTICLE II

                 STANDSTILL AGREEMENT AND TRANSFER RESTRICTIONS

                  SECTION 2.01. STANDSTILL RESTRICTIONS. The Stockholder agrees that it shall not (and shall use commercially reasonable efforts to cause its Affiliates and Associates not to), without the prior written consent of the board of directors of Parent, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities of Parent, or any rights or options to acquire any such securities, if after giving effect to such acquisition, the Stockholder would beneficially own more than five percent of the Voting Securities of any class or series of Parent, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving Parent or propose to purchase, directly or indirectly, a material portion of the assets of Parent, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies"

                                       4

(as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent, or knowingly advise or influence any Person with respect to the voting of, or granting of a consent with respect to, any Voting Securities of Parent in opposition to the recommendation of the majority of Parent's board of directors, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of Parent, (v) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of Parent, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other Person in connection with any of the foregoing; PROVIDED, HOWEVER, that clause (v) shall not prohibit actions by the Stockholder (A) through its representative on the TWE Partners Operating Committee with respect to matters before such committee or (B) alone, and not in concert with others, to express its views privately to Parent concerning the management or polices of Parent and its subsidiaries. Notwithstanding anything to the contrary in this Section 2.01, the Stockholder may continue to beneficially own directly or indirectly (i) the Merger Consideration, (ii) any Parent Common Stock into which the Parent Preferred Stock issued in the Merger may be converted or for which it is exchanged pursuant to the terms thereof, including any shares of Parent Common Stock issued to the Stockholder pursuant to Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock, (iii) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 8.01(g)(ii) of the Merger Agreement, (iv) any shares of Parent Common Stock held by one or more employee benefit plans (or trusts for such plans) of the Stockholder and its Subsidiaries, PROVIDED that all decisions whether to purchase or sell such shares are made by Persons independent of the Stockholder and its Affiliates,
(v) any shares of capital stock of Parent issued pursuant to Section 3.03(b) of the Merger Agreement, (vi) any shares of capital stock distributed by Parent to the Stockholder, including pursuant to Section 2.3 or 3.7 of the Certificate of Designations and, in addition to the foregoing, (vii) any shares of Parent Common Stock representing in the aggregate not more than two-tenths of one percent (.2%) of the outstanding shares of Parent Common Stock (calculated on the basis of the number of such shares reported in Parent's most recent annual report on Form 10-K or quarterly report on Form 10-Q,

                                       5

as applicable), which shares are held directly or indirectly by individuals that are Affiliates and Associates of the Stockholder.

                  SECTION 2.02. RESTRICTIONS ON TRANSFER. The Stockholder agrees that it shall not (and shall use commercially reasonable efforts to cause its Affiliates and Associates not to), without the prior written consent of the board of directors of Parent, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any securities of Parent, or any rights or options to acquire such securities, except that such consent shall not be necessary if any such disposition is (i) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that will effect a broad distribution, (ii) to a third party in a transaction that complies with the volume and manner of sale provisions contained in Rule 144(e) and (f) as in effect on the date hereof under the Securities Act, (iii) to a third party in a transaction or series of related transactions whenever occurring (provided that this clause (iii) will be unavailable where the senior executives of the Stockholder know or, after reasonable inquiry should have known, that such third party directly or indirectly beneficially owns or, after giving effect to such sale will beneficially own, more than five percent of the aggregate Voting Power of any class or series of Voting Securities of Parent or, if such class or series votes together with any other classes or series as a single class or series, more than five percent of the aggregate Voting Power of such classes or series), (iv) to holders of the Stockholder's outstanding equity securities in a spin-off or exchange transaction, PROVIDED that such spin-off or exchange is intended in good faith by the Stockholder to be reasonably available to all holders of the Stockholder's outstanding equity securities, (v) to a financial institution as a bona fide pledge as security for money borrowed, (vi) pursuant to the terms of any tender or exchange offer for Voting Securities of Parent approved by the board of directors of Parent and (vii) to an Affiliate of the Stockholder; PROVIDED, HOWEVER, that the restrictions set forth in this Section 2.02 shall not apply to (A) the transfer of any Voting Securities of Parent to Parent, (B) Voting Securities of Parent held by one or more employee benefit plans (or trusts for such plans) of the Stockholder and its Subsidiaries, provided that all decisions whether to
                                       6

purchase or sell such shares are made by Persons independent of the Stockholder and its Affiliates, (C) shares of Parent Common Stock held by individuals that are Affiliates and Associates of the Stockholder within the limits set forth in clause (vii) of the last sentence of Section 2.01, (D) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 8.01(g)(ii) of the Merger Agreement and (E) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock. Notwithstanding anything in the first sentence of this Section 2.02 to the contrary, any transfer pursuant to clause (v) or (vii) of this Section 2.02, and any transfer or series of related transfers to any Person pursuant to clause
(iii) of this Section 2.02 of Voting Securities representing (on an as-converted basis) one percent (1%) or more of the outstanding shares of Parent Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable), shall include the written agreement of the transferee in a form reasonably satisfactory to Parent to be bound by the terms of this Section 2.02. Except as set forth in the immediately preceding sentence, no transferee will be required to be bound by this Section 2.02.

                  SECTION 2.03. RESTRICTIONS ON CERTAIN ACTIONS. The Stockholder agrees not to (and to use commercially reasonable efforts to cause its Affiliates and Associates not to) (i) request Parent or any of its agents, directly or indirectly, to amend or waive any provision of Section 2.01 or this
Section 2.03 or (ii) take any action which might require Parent to make a public announcement regarding the possibility of a transaction with the Stockholder; PROVIDED, HOWEVER, that this Section 2.03 shall not be deemed to prohibit the Stockholder from communicating with the board of directors of Parent, so long as such communication is not intended to elicit a public response by such board of directors.
                                       7

                                  ARTICLE III

                           TRANSFERS OF PARENT STOCK;
                        APPOINTMENT OF COMMITTEE MEMBER

                  SECTION 3.01. TRANSFERS OF PARENT STOCK; LEGENDS ON CERTIFICATES FOR PARENT STOCK. (a) The Stockholder agrees that it will not offer, sell, assign, pledge, encumber, transfer, or otherwise dispose of any shares of Parent Stock acquired pursuant to the Merger Agreement, or any interest therein, except pursuant to a registration of such securities under the Securities Act and applicable state securities laws or in a transaction that, in the opinion of counsel reasonably satisfactory to Parent, is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

                  (b) The Stockholder agrees that each certificate for shares of Parent Stock issued pursuant to the Merger Agreement (and shares of Parent Common Stock issued upon conversion or exchange of Parent Preferred Stock) shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                  (c) The Stockholder agrees that each certificate for shares of Parent Stock (other than shares of Parent Common Stock issued to the Stockholder pursuant to (i) Section 8.01(g)(ii) of the Merger Agreement or (ii) Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock) issued to or held (directly or indirectly, including through a nominee) by a Person that is subject to the provisions of this Agreement shall bear the following legend:

                                       8

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER'S AGREEMENT DATED AS OF [THE CLOSING DATE] (THE "STOCKHOLDER'S AGREEMENT"), BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE STOCKHOLDER'S AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE STOCKHOLDER'S AGREEMENT.

                  (d) Parent shall deliver new certificates for the shares of Parent Preferred Stock and Parent Common Stock issued pursuant to the Merger Agreement and the Certificate of Designations, without the legends specified in paragraphs (b) and (c) of this Section 3.01, (w) in connection with any underwritten public offering as referred to in Section 2.02(i), (x) upon any sale meeting the requirements of Rule 144(e) and (f) under the Securities Act,
(y) in connection with any transaction referred to in Section 2.02(iii), the securities of which are registered under the Securities Act and represent (on an as-converted basis) less than one percent of the outstanding shares of Parent Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable) and (z) in connection with any transaction referred to in Section 2.02(iv), in exchange for (i) in the case of clause (w), (x), (y) or (z), surrender of existing certificates representing such shares and (ii) in the case of clause (x) evidence reasonably satisfactory to Parent (consisting of an officer's certificate or an opinion of counsel, as reasonably determined by Parent) that the applicable requirements of Rule 144
(e) and (f) under the Securities Act have been satisfied.

                  (e) Parent shall deliver new certificates for the shares of Parent Preferred Stock and Parent Common Stock issued pursuant to the Merger Agreement and the Certificate of Designations, without the legend specified in paragraph (b) of this Section 3.01, (x) in connection with any transaction referred to in Section 2.02(iii), the securities of which are registered under the Securities Act and represent (on an as-converted basis) one percent or more of the outstanding shares of Parent Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable), (y) after the expiration of three years from the Closing Date and

                                       9

(z) in connection with the registration under the Securities Act of (i) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 8.01(g)(ii) of the Merger Agreement or (ii) any shares of Parent Common Stock issued to the Stockholder pursuant to Section 3.1 or 4.1 of the Certificate of Designations in payment of accrued and unpaid dividends on the Parent Preferred Stock pursuant to Section 4(c) of the Registration Rights Agreement, in exchange for (A) in the case of clause (x), (y) and (z), surrender of existing certificates representing such shares and (B) in the case of clause (y) evidence reasonably satisfactory to Parent (consisting of an officer's certificate or an opinion of counsel, as reasonably determined by Parent) that the requirements of Rule 144(k) under the Securities Act have been satisfied.

                  (f) Parent shall deliver new certificates for the Parent Preferred Stock and shares of Parent Common Stock without the legend specified by paragraph (c) of this Section 3.01, (x) after the termination of this Agreement (other than the covenants and agreements of this Article III), (y) in connection with any transaction referred to in Section 2.02(vi) and (z) in connection with any transaction referred to in Section 2.02(iii), the securities of which are not registered under the Securities Act and represent (on an as-converted basis) less than one percent of the outstanding shares of Parent Common Stock (determined on the basis of the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable), in each case in exchange for surrender of existing certificates representing such shares.

                  SECTION 3.02. APPOINTMENT OF COMMITTEE MEMBER. Promptly following the Effective Time, Parent agrees to cause a senior executive of the Stockholder to be appointed a member of the TWE Partners Operating Committee for a term of three years, which period shall be subject to early termination (i) at any time for cause and (ii) upon termination of the joint venture contemplated by the Joint Venture Agreement.
                                       10

                                   ARTICLE IV

                                 MISCELLANEOUS

                  SECTION 4.01. TERMINATION. The covenants and agreements contained herein shall terminate on the first to occur of (i) the tenth anniversary of the Closing Date and (ii) the first to occur of any of the Release Events; PROVIDED, HOWEVER, that the provisions of Article III shall survive any termination of this Agreement.

                  SECTION 4.02. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  SECTION 4.03. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  SECTION 4.04. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Stockholder to:

                           Houston Industries Incorporated
                               Five Post Oak Park
                             4400 Post Oak Parkway
                               Houston, TX 77027
                           Facsimile: (713) 629-3065

                           Attention:  Mr. Stephen W. Naeve

                                       11

                           with a copy (which shall not constitute
                           notice) to:

                           Houston Industries Incorporated
                             611 Walker, 25th Floor
                               Houston, TX 77002
                           Facsimile: (713) 220-5503

                           Attention:  Hugh Rice Kelly, Esq.

                           with a copy (which shall not constitute
                           notice) to:

                             Baker & Botts, L.L.P.
                           One Shell Plaza
                              910 Louisiana Street
                               Houston, TX 77002
                           Facsimile: (713) 229-1522

                           Attention:  J. Patrick Garrett, Esq.

                  If to Parent to:

                           Time Warner Inc.
                              75 Rockefeller Plaza
                               New York, NY 10019
                           Facsimile: (212) 333-3987

                           Attention:  Peter R. Haje, Esq.

                           with a copy (which shall not constitute
                           notice) to:

                            Cravath, Swaine & Moore
                           Worldwide Plaza
                               825 Eighth Avenue
                               New York, NY 10019
                           Facsimile: (212) 474-3700

                           Attention:  William P. Rogers, Jr., Esq.

                  SECTION 4.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
                                       12

                  SECTION 4.06. SPECIFIC PERFORMANCE. The Stockholder recognizes and acknowledges that a breach by it of Article II hereto will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the Stockholder agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such
Article II and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  SECTION 4.07. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 4.08. DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 4.09. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  SECTION 4.10. OTHER PROVISIONS. (a) ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which he or it may be entitled.
                                       13

                  (b) WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                  IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

TIME WARNER INC.,

  by

    Name:
    Title:

HOUSTON INDUSTRIES INCORPORATED,

 by

    Name:
    Title:
                                       14

                         SCHEDULES OMITTED PURSUANT TO
                      SECTION 601(B)(2) OF REGULATION S-K

EXHIBITS:

Exhibit A:              KBLCOM Capital
Exhibit B:              Form of Guarantee Indemnity
Exhibit C:              Opinion of Cravath, Swaine & Moore
Exhibit D:              Opinion of Baker & Botts, L.L.P. Regarding Tax Matters
Exhibit E:              Form of Parent Certificate Pursuant to Section 3.02(a)
Exhibit F:              Opinion of Baker & Botts, L.L.P.
Exhibit G:              Form of Company Certificate Pursuant to Section 3.02(a)
Exhibit I:              Joint Venture Term Sheet

DISCLOSURE SCHEDULE

            Upon request, the registrant agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.